As filed with the Securities and Exchange Commission on October 9, 2007
                                                         Reg. No. 333-__________
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         WORLD WASTE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


             CALIFORNIA                                         4953
(State or jurisdiction of incorporation            (Primary Standard Industrial
          or organization)                          Classification Code Number)

                                    95-397750
                                (I.R.S. Employer
                               Identification No.)


                         WORLD WASTE TECHNOLOGIES, INC.
                            13500 EVENING CREEK DRIVE
                                    SUITE 440
                           SAN DIEGO, CALIFORNIA 92128
                                 (858) 391-3400
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                  JOHN PIMENTEL
                             CHIEF EXECUTIVE OFFICER
                         WORLD WASTE TECHNOLOGIES, INC.
                            13500 EVENING CREEK DRIVE
                                    SUITE 440
                           SAN DIEGO, CALIFORNIA 92128
                                 (858) 391-3400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    COPY TO:
                             LAWRENCE SCHNAPP, ESQ.
                      TROY & GOULD PROFESSIONAL CORPORATION
                       1801 CENTURY PARK EAST, SUITE 1600
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 553-4441

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                                                   CALCULATION OF REGISTRATION FEE

=========================================== ================== ==================== ====================== ========================
                                                                 PROPOSED MAXIMUM      PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING           AMOUNT OF
      SECURITIES TO BE REGISTERED             REGISTERED (1)       PER SHARE (2)           PRICE (2)         REGISTRATION FEE (1)
------------------------------------------- ------------------ -------------------- ---------------------- ------------------------
Common Stock, $0.001 par value per share            28,077(3)         $0.23                $ 6,457.71                $0.20
------------------------------------------- ------------------ -------------------- ---------------------- ------------------------
Common Stock, $0.001 par value per share            68,040(4)         $0.23                $15,649.20                $0.50
------------------------------------------- ------------------ -------------------- ---------------------- ------------------------

Total                                               96,117              --                 $22,106.91                $0.70
=========================================== ================== ==================== ====================== ========================

      (1) In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the preferred stock, as such numbers may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.
      (2) The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the average of the high and the low prices of the Common Stock on October 4, 2007, as reported on the OTC Bulletin Board.
      (3) Represents common stock reserved for issuance by the registrant with respect to the potential conversion of up to 22,640 shares of Series A Convertible Preferred Stock at the election of the holder of such shares based on an assumed conversion date of May 31, 2008. Each share of Series A Preferred is convertible into approximately 1.18 shares of common stock, plus an additional number of shares to account for accrued but unpaid dividends at the time of conversion.
      (4) Represents common stock reserved for issuance by the registrant with respect to the potential conversion of up to 1,526 shares of Series B Convertible Preferred Stock at the election of the holders of such shares based on an assumed conversion date of May 31, 2008. Each share of Series B Preferred is convertible into 40 shares of common stock, plus an additional number of shares to account for accrued but unpaid dividends at the time of conversion.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                              EXPLANATORY STATEMENT

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus that also relates to the shares of common stock that were registered under Registration Statement No. 333-136062, which was filed by the Registrant on July 27, 2006 on Form SB-2, subsequently amended on Form S-1, and declared effective on December 4, 2006. This Registration Statement on Form S-1, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-136062, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

You should rely only on the information that is contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

PROSPECTUS

                         WORLD WASTE TECHNOLOGIES, INC.

                        32,015,151 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 8,510,867 shares of our currently outstanding shares of common stock that are owned by some of our stockholders, 5,645,145 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants and options held by some of our warrant holders and option holders , 6,254,155 shares of our common stock issuable upon conversion of our Series A preferred stock held by our Series A preferred stockholders and 11,604,984 shares of our common stock issuable upon conversion of our Series B preferred stock held by our Series B preferred stockholders. For a list of the selling stockholders, please see "selling stockholders." We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive the exercise price of the warrants if and when those warrants are exercised by the selling stockholders. None of the warrants has been exercised as of the date of this prospectus. We will pay the expenses of registering these shares.

Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol WDWT. On September 19, 2007, the closing price of our common stock was $0.36 per share.

The shares included in this prospectus may be offered and resold directly by the selling stockholders in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which a selling stockholder decides to resell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

YOU SHOULD UNDERSTAND THE RISKS ASSOCIATED WITH INVESTING IN OUR COMMON STOCK. BEFORE MAKING AN INVESTMENT, READ THE "RISK FACTORS," WHICH BEGIN ON PAGE 9 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is October ___, 2007.

                                TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................9
FORWARD-LOOKING STATEMENTS....................................................19
USE OF PROCEEDS...............................................................20
MARKET OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.......................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATION.......................................................21
BUSINESS......................................................................38
MANAGEMENT....................................................................48
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................63
SELLING STOCKHOLDERS..........................................................65
PLAN OF DISTRIBUTION..........................................................79
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..........................82
DESCRIPTION OF SECURITIES.....................................................83
EXPERTS.......................................................................88
LEGAL MATTERS.................................................................88
WHERE YOU CAN FIND MORE INFORMATION...........................................88
GLOSSARY OF SELECTED TERMS....................................................89
INDEX TO FINANCIAL STATEMENTS FOR WORLD WASTE TECHNOLOGIES, INC..............F-1

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision.

All information contained in this prospectus is adjusted to reflect a 1-for-60 reverse split of our common stock effected in March 2004.

Throughout this prospectus, the terms "we," "us," "our," "our company" and "WWT" refer to World Waste Technologies, Inc., a California corporation formerly known as Voice Powered Technologies International, Inc., and, unless the context indicates otherwise, also includes our wholly-owned subsidiaries.

                                COMPANY OVERVIEW

We are a development stage company formed to design, build, own and operate facilities which employ systems and technologies designed to profitably convert municipal solid waste (MSW) and other waste streams, such as green waste, into usable commodities and products. These products are expected to include renewable energy, recyclable commodities, fuel alcohols, specialty chemicals and paper pulp. We plan to concentrate our efforts on producing renewable electricity from MSW through the use of gasification technology in order to meet the rapidly growing demand for renewable power. We believe that this increased demand is being driven, to a large extent, by the adoption of Renewable Portfolio Standards by a number of states, which require or encourage utilities to have a specific percentage of their electricity sales come from renewable sources.

To accelerate implementation of our renewable energy platform, we plan to pursue the development of facilities in targeted markets where we believe we will be able to earn a "tipping" fee for accepting wastes and a premium for the sale of renewable energy products. In this regard, we were recently short-listed by a California utility on three projects totaling 60 megawatts. Also, we plan to work in parallel to install a small-scale gasifier in our Anaheim, California facility, and/or to acquire similar gasification demonstration facilities to gain operating experience with the unique aspects of gasifying biomass derived from municipal solid waste and other waste streams, to develop detailed design criteria for our larger scale systems, and to demonstrate our various gasification technologies and systems which we are developing, acquiring and licensing. In our Anaheim facility we are also evaluating the feasibility to design, build, own and operate additional systems and technologies related to the Company's provisional patent for the production of fuel alcohols, primarily ethanol, through the catalytic conversion of syngas.

We anticipate that the development of projects using our systems and technologies will position us to generate three distinct revenue streams: (a) "tipping" fees charged to the entities that supply us with MSW, (b) recycling revenue from the sale of commodity recyclables (such as beverage containers, aluminum, steel, plastics, and glass) that our process recovers and which otherwise would be interred in landfills, and (c) revenue from the sale of our end products, anticipated to be primarily renewable electricity, ethanol and other fuel alcohols. We believe that the ability to receive fees from waste generators or handlers provides us with a low cost fuel source which we believe is an important and beneficial characteristic of our business model.

MARKET OVERVIEW

We believe there is a large and growing market for the production and sale of renewable energy in the United States, driven by: (1) high costs of hydrocarbon based fuels ; (2) high political and economic costs to obtain energy from unstable foreign countries; (3) harder to reach (therefore more expensive) locations for exploration and development of new oil and gas reserves; (4) increasing competition from developing countries such as China and India for finite amounts of hydrocarbon based energy; and (5) a growing public awareness of the environmental damages brought on by increasing levels of greenhouse gasses in the atmosphere created by carbon-based energy fuels which may be contributing to global warming. These factors have led to state and federal legislation. For example, the California Renewable Portfolio Standard established in 2002 requires certain retail electricity sellers to have 20% of their retail sales come from renewable energy sources by the year 2010. Twenty-two other states have some form of Renewable Portfolio Standard and popular support for such requirements appears to be growing.

We believe that our existing and future technologies will potentially create value for various constituencies, including solid waste companies (by reducing transportation costs and increasing diversion of waste from landfills), communities and regulators (by increasing recycling rates, gaining a renewable energy source, lengthening landfill life, and reducing traffic), utilities and ethanol distributors (by increasing renewable content in energy production and diversifying ethanol supply away from corn-based production), and environmentally conscious consumers (by decreasing reliance on hydrocarbon-based power, reducing greenhouse gases from landfill methane and truck traffic, and creating ethanol from non-grain sources).

Furthermore, we plan to design our systems and processes to compliment the existing investment made by communities to create and expand curbside recycling programs by targeting the MSW that is still going to the landfill (the "residual MSW", or "RMSW"). RMSW may have already been processed by an MRF, and often contains material that has historically been the most difficult portion of MSW to recycle.

ELECTRICITY OPPORTUNITIES

We plan to focus our efforts on the development of various renewable energy products which can be produced from MSW and other waste streams. The process which we believe has the most potential for successful commercialization involves using gasification technologies to produce a synthetic gas (or "syngas") from the cellulose biomass fraction of MSW derived from our materials' separation and classification process. Green waste, sewage sludge and other commercial waste streams are also potential feedstocks. The resulting syngas can be used to fire either a boiler driving a steam turbine, or, after a gas clean-up process we believe it may be possible to put the syngas directly into a gas-fired turbine. In either case, we believe the process has the potential to produce sufficient energy to satisfy all the energy needs of our own facilities and leave a significant amount of renewable electricity for sale to utilities.

Consistent with this new direction, we recently were short-listed in the selection process to provide a total of 60 megawatts of renewable electric power to a major California utility. We made a good faith deposit to the utility of $60,000 for each of three sites in order to continue negotiations toward completing power purchase agreements (PPAs) with the utility. Each of the three projects is expected to process 1,000 tons per day of residual MSW destined for landfills resulting in the production of greater than 20 megawatts of electricity for sale to utilities. If selected for these projects, we would still need to raise significant additional financing and accomplish many other tasks, including: completion of contracts for the supply of municipal solid waste, establishment of site control, securing the necessary permits, and designing, financing and constructing the facilities.

STRATEGY

Our goal is to utilize a design, build, own and operate model to develop full-scale commercial facilities which profitably transform residual MSW, green waste and other waste streams into usable renewable energy including electricity and synthetic gas, transportation fuels such as ethanol, specialty chemicals and paper pulp.

Pursuit of this strategy entails work in the following areas: (i) developing, testing and piloting core process technologies at our Anaheim facility; (ii) seeking and securing competitive sites for new facilities; (iii) replicating and rolling out new facilities with technologies, products and financing tailored to the new location; and (iv) seeking out potential acquisitions which strengthen our efforts and accelerate implementation.

Our stock is quoted on the OTC Bulletin Board under the symbol WDWT.

We are a California corporation with our principal executive offices located at 13500 Evening Creek Drive, Suite 440, San Diego, California 92128. Our telephone number is 858-391-3400.

The auditors' report with respect to our financial statements for the fiscal years ended December 31, 2006 and 2005 includes an explanatory paragraph wherein the auditors expressed substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of these uncertainties. In May 2006, however, we completed two private placements of equity securities, resulting in total gross proceeds of us of $25.0 million.

                       CORPORATE HISTORY OF REVERSE MERGER

We were formed as a result of two mergers that occurred in 2004. First, in March 2004, World Waste of America, Inc. ("WWA") merged with and into a wholly owned subsidiary of Waste Solutions, Inc. ("WSI"), a California corporation. Cagan McAfee Capital Partners and its affiliates were the controlling shareholders of WSI. As a result of this merger, WSI continued as the surviving corporation, assumed the operations and business plan of WWA, the stockholders of WWA became stockholders of WSI, and WSI changed its name to World Waste Technologies, Inc. ("Old WWT").

In March 2004, Old WWT entered into an Agreement and Plan of Reorganization with Voice Powered Technologies International, Inc., a California corporation ("VPTI"), to merge with and into a wholly owned subsidiary of VPTI. VPTI was a publicly traded company trading under the stock symbol VPTI.OB. VPTI had no material assets, liabilities or operations. The merger of Old WWT with VPTI's wholly owned subsidiary was completed on August 24, 2004. Pursuant to the merger, Old WWT's shareholders became the holders of approximately 95% of the outstanding shares of VPTI. Upon completion of this merger, VPTI changed its name to World Waste Technologies, Inc. VPTI was incorporated on June 21, 1985 and provided voice recognition and voice activated products. We currently do not plan to conduct any business other than operations heretofore conducted or contemplated to be conducted by WWT. Because the shareholders of Old WWT became the controlling shareholders of VPTI after the merger, Old WWT was treated as the acquirer for accounting purposes, and therefore the transaction was accounted for as a reverse merger. Accordingly, for accounting purposes, the historical financial statements presented are those of Old WWT. Additionally, the prior operating results of VPTI are not indicative of our future operations, and none of the assets or liabilities on our balance sheet as of June 30, 2007, December 31, 2006 or December 31, 2005 relate to VPTI prior to the merger.

                                  THE OFFERING

We are registering 32,015,151 shares of our common stock in order to enable the holders of those shares to freely re-sell those shares (on the open market or otherwise) from time to time in the future through the use of this prospectus. Of these shares, 8,510,867 shares are currently outstanding and were issued in private transactions, 5,645,145 shares may be issued to selling stockholders upon their exercise of outstanding warrants and 17,859,139 shares may be issued to selling stockholders upon their conversion of shares of preferred stock. Since the foregoing shares and warrants were issued in private, unregistered transactions, none of such shares can be freely transferred at this time by the selling stockholders unless the shares are included in a prospectus, such as this prospectus or unless the shares are sold in an exempt transaction such as a sale that complies with the terms and conditions of Rule 144 under the Securities Act of 1933.

We are party to a registration rights agreement with each holder of our preferred stock. Pursuant to this agreement, we were required to file a registration statement covering the resale of the shares of common stock held by each such holder (including the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants held by such holder) and have such registration statement declared effective by November 21, 2006. Because this registration statement was not declared effective by November 21, 2006, we were obligated to issue each holder an amount equal to 1% of the purchase price of the shares of preferred stock held by such holder (payable in additional shares of preferred stock based on the original preferred stock purchase price) divided by 30, for each day following November 21, 2006 until the registration statement is declared effective. As a result of the foregoing, on October 1, 2007, we issued 22,640 shares of our Series A Preferred Stock (convertible into a total of 26,635 shares of our common stock, based on an assumed conversion date of May 31, 2008) and 1,526 shares of our Series B Preferred Stock (convertible into a total of 68,040 shares of our common stock, based on an assumed conversion date of May 31, 2008). In addition, if this registration statement does not remain effective through the earlier to occur of
(i) the date that all of the shares of our Series A and B Preferred Stock have been converted into common stock and resold pursuant to this registration statement, or (ii) the date on which all of such shares are eligible to be sold pursuant to Rule 144(k) of the Securities Act of 1933 (generally, two years from the date such securities were acquired by the selling stockholders), we will also be obligated to issue each holder an amount equal to 1% of the purchase price of the shares of preferred stock then held by such holder (payable in additional shares of preferred stock based on the original preferred stock purchase price) for each 30-day period during which the registration statement is not effective. The total penalty payments under this agreement are capped at 6%. We are also party to registration rights agreements with some of the holders of our common stock. These agreements do not contain any penalty provisions for our failure to comply with their terms.

Common stock offered by the selling stockholders     32,015,151 shares, 8,510,867 consisting of outstanding
                                                     shares owned by selling stockholders, 17,859,139 shares
                                                     issuable to selling stockholders upon conversion of
                                                     preferred stock and 5,645,145 shares issuable to selling
                                                     stockholders upon exercise of warrants.

Common stock currently outstanding                   27,166,576 shares (1) (2)

Series A Preferred Stock currently outstanding       4,623,399 (3)

Series B Preferred Stock currently outstanding       252,008 (4)

Common stock to be outstanding after the offering,   27,166,576 shares (1) (2)
assuming no exercise of the warrants and no
conversion of the preferred stock

Common stock to be outstanding after the offering,   50,682,585 (1) (5) (6)
assuming the exercise of all warrants (the resale
of which is covered by this prospectus) and the
conversion of all of the preferred stock

                                       4

OTC Bulletin Board Trading Symbol                    WDWT

Risk Factors                                         An investment in our common stock involves significant
                                                     risks. See "Risk Factors" beginning on page 9

(1) Does not include (i) up to 3,157,000 shares of our common stock available for issuance under our stock plans or (ii) up to 3,028,000 shares of our common stock issuable upon the exercise of options granted under our stock plans.

(2) Does not include up to approximately 6.0 million shares of our common stock issuable upon exercise of outstanding warrants.

(3)   Each share of Series A Preferred Stock is convertible into approximately
1.18 shares of common stock, plus the number of additional shares of common stock equal to any accrued but unpaid dividends at the time of conversion. Dividends on the Series A Preferred Stocks have been declared and paid in full in kind through October 27, 2006. No additional dividends have been declared or paid.

(4) Each share of Series B Preferred Stock is convertible into approximately 40 shares of common stock, plus the number of additional shares of common stock equal to any accrued but unpaid dividends at the time of conversion. Dividends on the Series B Preferred Stock have been declared and paid in full in kind though October 27, 2006. No additional dividends have been declared or paid.

(5) Does not include up to approximately 1.1 million shares of our common stock issuable upon exercise of outstanding warrants, the resale of which is not covered by this prospectus.

(6)   Assuming that all of the preferred stock is converted on May 31, 2008.

                             Selected Financial Data

      The following table sets forth our selected consolidated financial data. You should read this information in conjunction with our financial statements, including the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The following summary consolidated statement of operations and balance sheet data as of and for each of the fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated statement of operations and balance sheet data as of and for the fiscal year ended December 31, 2003 and for the period from June 18, 2002 (inception) to December 31, 2002 has been derived from our audited consolidated financial statements not included in this prospectus. The summary consolidated balance sheet data as of June 30, 2007, and the summary consolidated statement of operations data for the six months ended June 30, 2007 and June 30, 2006 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Our unaudited summary consolidated financial data as of June 30, 2007 and for the six months ended June 30, 2006 and June 30, 2007, has been prepared on the same basis as the annual consolidated financial statements and includes all adjustments, consisting of only normal recurring adjustments necessary for the fair presentation of this data in all material respects. The results for any interim period are not necessarily indicative of the results of operations to be expected for a full fiscal year.


                                                                                                              JUNE 18, 2002
                                                                      FOR THE YEAR ENDING DECEMBER 31,        INCEPTION) TO
                                                             -----------------------------------------------  DECEMBER 31,
SELECTED STATEMENT OF OPERATIONS DATA:           2006             2005            2004            2003            2002*
                                          ------------------ --------------- --------------- --------------- ---------------
Gross Revenue                              $      93,784      $          --   $          --   $          --   $          --
Loss from Operations                         (18,701,625)**      (3,851,814)     (2,430,994)       (741,279)       (346,590)
Interest Income (Expense)                        107,810             63,485         (65,194)        (63,326)        (12,773)
Change in warrant liability                    1,079,721            709,412              --              --              --
Financing transaction (expense)               (7,442,426)                --              --              --              --

Net Loss                                   $ (24,956,520)     $  (3,078,917)  $  (2,496,188)  $    (804,605)  $    (359,363)
Preferred Stock Dividend and
   amortization of preferred stock
   warrants, offering costs and the
   beneficial conversion feature              (8,638,271)        (1,234,473)             --              --              --
Net Loss available to common
   shareholders                              (33,594,791)***     (4,313,390)     (2,496,188)             --              --
Basic and diluted Net Loss available
   to common shareholders per share        $       (1.34)     $       (0.18)  $       (0.15)  $       (0.09)  $       (0.04)

* Approximately $67,526 in consulting and travel expenses incurred prior to inception of the business on June 18, 2002 are not included.

**    Includes a $9,737,344 charge for impairment of assets.

*** Cash used in operating activities was approximately $5,370,000; see the Cash Flow Statement.

                                                                    Six Months Ended        Six Months Ended
                                                                      June 30, 2007           June 30, 2006
                                                                 ----------------------  ----------------------
                                                                                                (Restated)
   Gross Revenue                                                  $                  -    $             14,327

      Loss from Operations                                                  (4,158,542)             (3,386,192)

      Interest Income (Expense)                                                235,854                (274,616)
      Financing Expense                                                              -              (7,442,426)
      Change in fair value of warrant liability                                      -                (255,796)

      Net Loss                                                    $         (3,922,688)   $        (11,359,030)

      Preferred Stock Dividend and amortization of
         beneficial conversion feature, warrant discount
         and operating costs                                                (7,051,028)             (2,048,261)

      Net Loss Attributable to Common Shareholders                         (10,973,716)            (13,407,291)

      Basic and diluted Net Loss per share available to
         common shareholders                                      $              (0.42)   $              (0.54)


                                       7

                                                                                                                     AS OF
                                                                     AS OF DECEMBER 31,                             JUNE 30,
                                            ------------------------------------------------------------------- ----------------
                                                  2006             2005             2004             2003             2007
                                            ---------------- ---------------- ---------------- ---------------- ----------------
Consolidated Balance Sheet Data:
(in thousands)
    Cash and short-term investments          $       14,331   $        2,864   $        1,129   $          167   $       11,705
    Working capital                                  13,586            1,170             (533)          (1,390)          11,085
    Total fixed assets                                9,268           17,021            4,999               29            8,770
    Total assets                                     25,088           21,182            6,892              578           21,903
    Long-term liabilities                                80            3,810               17               22               56
    Convertible redeemable preferred stock           14,507            7,097                -                -           18,576
    Total stockholders' equity                        9,569            7,945            5,120           (1,033)           2,468


                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED BELOW, TOGETHER WITH ALL OF THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS OR FUTURE GROWTH COULD SUFFER. IN THESE CIRCUMSTANCES, THE MARKET PRICE OF OUR COMMON TOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. FOR THE DEFINITION OF SOME OF THE TERMS USED IN THIS SECTION AND THROUGHOUT THIS PROSPECTUS, YOU SHOULD REFER TO THE "GLOSSARY OF SELECTED TERMS" ON PAGE 89 OF THIS PROSPECTUS.

WE FACE DELAYS IN THE DEVELOPMENT OF OUR TECHNOLOGY, WE NEED TO DEVELOP AND/OR ACQUIRE NEW TECHNOLOGIES, AND ANY TECHNOLOGY WE USE MAY NOT WORK AS WELL AS EXPECTED, IF AT ALL, OR EVER BE ECONOMICALLY VIABLE.

The steam classification and processing technology that we may use has not yet been widely applied within the municipal solid waste industry and may not work as well as expected or be economically viable. We also need to develop or identify and acquire other technologies to enable us to continue to pursue our updated strategy. The successful application of technology at a large scale and high volumes to create commercially usable cellulose fiber, electricity, ethanol or other products has yet to be proven. In particular, most of the gasification technologies that we are aware of are in the very early stages of commercialization. Any inability to operate in a manner that will produce large volumes of commercially usable products would require additional investment in capital equipment and/or increased operating expenses beyond currently contemplated business and construction plans. Potential issues may include, but are not limited to, handling large quantities of textiles and other debris, unforeseen labor and energy costs, and higher than expected contamination levels of the water discharge to the sewer. Unforeseen difficulties in the development or market acceptance of any products we may produce may lead to significant delays in production and the subsequent generation of revenue. For example, laboratory testing of the cellulose biomass created during trials since December 2005 indicated that higher than anticipated levels of BOD will result from our fiber cleaning and screening process, leading to our determination not to expend any additional funds to address this problem and thus resulting in the refocusing of our efforts to research and development activities and acquisition of technologies to enable us to produce other products. In any event we will need to raise additional financing which, if not available, could force us to curtail or cease operations altogether.

WE MAY BE UNABLE TO OBTAIN THE LARGE AMOUNT OF ADDITIONAL CAPITAL THAT WE NEED TO EXECUTE OUR BUSINESS PLAN.

Our business plan includes the construction and operation of additional plants and the development and/or acquisition of new technologies. Each plant is expected to cost between $50 million and $70 million. We anticipate that we will fund the construction and startup operation of these plants through the sale of securities or the issuance of debt. We may be unable to raise the additional funds necessary to build and operate these additional plants. You should not rely on the prospect of future financings in evaluating us. Any additional funding that we obtain may reduce the percentage ownership of the company held by our existing stockholders. The amount of this dilution may be substantially increased as the trading price of our common stock declines.

WE MAY BE UNABLE TO ACHIEVE COMMERCIAL PRODUCTION LEVELS AT OUR INITIAL FACILITY ON A TIMELY BASIS OR AT ALL.

During the second quarter of 2006, we completed construction of our initial facility in Anaheim, California. Prior to completion, laboratory testing of the cellulose biomass created during certain trial runs of our process indicated that the level of biological oxygen demand ("BOD") that will result from our process would be higher than the levels previously anticipated. We believe that the sewer surcharges by the local sanitation district as a result of such discharges would negatively affect our profitability. We believe that the technology capable of significantly reducing these BOD discharges to acceptable levels is readily available to us and that equipment incorporating such technology is available for purchase and installation at our facility. However, we have determined that the costs to remedy the BOD problem is greater than we are willing to spend at this time on the Anaheim facility. We have taken an impairment charge for the "wetlap" processing equipment in 2006. We plan to spend the remainder of 2007 focusing on research and development. We plan to make appropriate changes to the "steam classification" equipment during 2008 depending on the results of the research and development.

WE ANTICIPATE THAT A SUBSTANTIAL PORTION OF OUR REVENUES WILL BE GENERATED FROM OUR AGREEMENT WITH TAORMINA INDUSTRIES; WE ARE NOT CURRENTLY IN COMPLIANCE WITH ALL OF OUR OBLIGATIONS UNDER THIS AGREEMENT.

In June 2003, we signed a 10-year contract with Taormina Industries, a division of Republic Services, Inc. The agreement provides for Taormina to deliver up to 500 tons of MSW per day to us for processing at our Anaheim facility on the campus of Taormina in Anaheim, California. The second phase calls for us to build an additional plant in the Orange County area at which Taormina will deliver up to an additional 2,000 tons of MSW per day. The agreement grants Taormina a right of first refusal to participate in potential additional projects in an additional 10 counties throughout California where Taormina has operations. Under the terms of the agreement, Taormina is required to pay us a per ton tipping fee. We anticipate that a substantial portion of our revenues will be generated from this agreement for the foreseeable future.

The Taormina agreement, as amended, provides that Taormina's obligations are subject to our ability to maintain compliance with all necessary permits and that Taormina may suspend delivery of MSW to us at any time if it determines that our operations would threaten to place Taormina's operations in non-compliance with its own permits or other governmental approvals. In addition, in the agreement we represented to Taormina that the residual waste we deliver to them would not exceed 40%, by weight, of the associated MSW delivered to us by Taormina. Primarily because we are currently operating the plant solely in a research and development mode, we are not currently in compliance with this representation. Until we are able to remedy this situation, Taormina could attempt to re-negotiate or terminate the agreement or refuse to deliver any waste from us. If Taormina were to stop delivering MSW to us for any reason or if we are unable to extend this agreement on terms favorable to us or at all prior to its expiration, our business, financial condition and results of operations would be materially harmed.

IF WE FAIL TO IMPLEMENT NEW TECHNOLOGIES, WE WILL NOT BE ABLE TO KEEP UP WITH OUR INDUSTRY, WHICH COULD HAVE AN ADVERSE AFFECT ON OUR BUSINESS.

We plan to develop and acquire technologies designed to enable us to execute our updated business strategy. Our ability to achieve profitability and future growth is dependant on our ability to improve our knowledge and implementation of waste processing and energy development technologies. In this regard, for example, we hope to build a demonstration-scale gasifier at our existing facility. Inability to successfully implement commercially viable waste processing technologies, as a result of insufficient capital or otherwise, will have a material adverse effect on our business and results of operation.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO PREDICT FUTURE RESULTS.

We are in the development stage and are subject to all the business risks associated with a new enterprise, including uncertainties regarding product development, constraints on our financial and personnel resources, and dependence on and need for third party relationships. For the period from June 18, 2002 (inception) to December 31, 2006, we incurred total net losses of approximately $32.0 million. To date, we have not generated substantial revenues and do not know when or whether we will be able to develop meaningful sources of revenue or whether our operations will become profitable, even if we are able to begin generating sufficient revenue. If we are unable to generate sufficient revenue, we would need to develop a new business plan or curtail or cease operations completely.

The auditors' report with respect to our financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 includes an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of these uncertainties.

THE MARKET FOR SERVICES AND PRODUCTS IN THE SOLID WASTE PROCESSING AND RECYCLING INDUSTRY IS COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

The market for services and products in the solid waste processing industry is highly competitive. Most of these competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we have, and may be able to respond more quickly than we can to new or changing opportunities and customer requirements. Also, our competitors have greater name recognition and more extensive customer bases that they can leverage to gain market share. These competitors are able to undertake more extensive promotional activities, adopt more aggressive pricing policies and offer more attractive terms to purchasers than we can, which could adversely affect our competitive position and business. Likewise, the selling cycle for developing, permitting, financing and constructing new plants is long and will consume considerable resources. We may be unable to develop additional projects in a timely manner which may adversely affect our business.

WE MAY ENGAGE IN STRATEGIC TRANSACTIONS THAT MAY FAIL TO ENHANCE STOCKHOLDER VALUE.

We may investigate potential strategic transactions, including the acquisitions of products, technologies and companies, and other alternatives within and outside of our industry with the goal of maximizing stockholder value. We may never complete a strategic transaction(s) and in the event that we do complete a strategic transaction(s), it may not be consummated on terms favorable to us. Further, such transactions may impair stockholder value or otherwise adversely affect our business. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could harm our results of operation and business prospects.

WE MAY NOT BE ABLE TO OBTAIN OR SUSTAIN MARKET ACCEPTANCE FOR OUR SERVICES AND PRODUCTS.

We do not intend to engage in advertising during our development phase. Failure to establish a brand and presence in the marketplace on a timely basis could adversely affect our financial condition and operating results. We may fail to successfully complete the development and introduction of new products or product enhancements, and new products that we develop may not achieve acceptance in the marketplace. We may also fail to develop and deploy new products and product enhancements on a timely basis. Any of the foregoing could require us to revise our business plan, raise additional capital or curtail operations.

OUR SUCCESS DEPENDS ON OUR ABILITY TO PROTECT OUR PROPRIETARY TECHNOLOGY.

Our success depends, to a significant degree, upon the protection of our, and that of our licensors', proprietary technologies. We exploit our technology through owning the patent itself and through a sublicense of the patent from Bio-Products International, Inc (BPI). BPI licenses this patent from the patent owner, which had been, until recently, the University of Alabama in Huntsville
(UAH). Although we recently acquired ownership of the patent from the University, our use of the technology is still subject to our sublicense with BPI. Additionally, the need to pursue additional protections for our intellectual property is likely as new products and techniques are developed and as existing products are enhanced, and such protections may not be attained in a timely manner or at all.

Legal fees and other expenses necessary to obtain and maintain appropriate patent protection in the U.S. could be material. Insufficient funding may inhibit our ability to obtain and maintain such protection. Additionally, if we must resort to legal proceedings to enforce our intellectual property rights, or those of our licensors', the proceedings could be burdensome and expensive and could involve a high degree of risk to our proprietary rights if we are unsuccessful in, or cannot afford to pursue, such proceedings.

We also rely on trade secrets and contract law to protect certain of our proprietary technology. If any of our contracts is breached or if any of our trade secrets becomes known or independently discovered by third parties, we could face significant increased competition and our business could be harmed.

If other persons independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how, the result could be significant increased competition for our services. In addition, we may be required to obtain licenses to patents or other proprietary rights from third parties. If we are unable to obtain such licenses on acceptable terms, we may encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed.

IF WE DO NOT OBTAIN A SIGNIFICANT SUPPLY OF SOLID WASTE AND TIMELY PAYMENT FOR THAT SOLID WASTE, OUR OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

If we do not obtain a supply of solid waste at quantities and qualities that are sufficient to operate our proposed facilities at the expected operating levels, or if third parties do not promptly pay for the solid waste they deliver to us for processing, our financial condition and operating results could be adversely affected. Additionally, our current waste supply agreement does not include a specification requirement for the composition of materials in our incoming waste stream. One or more of the following factors could impact the price and supply of waste:

      o     defaults by waste suppliers under their contracts;

      o changing composition of the material in the waste stream, including the percentage of paper fiber;

      o a decline in recyclables in the solid waste supply due to increased recovery by material recovery facilities;

      o     composting of municipal solid waste;

      o     incineration of municipal solid waste;

      o legal prohibitions against processing of certain types of solid waste in our facilities; or

      o increased competition from landfills and increasingly automated recycling facilities.

OUR REVENUES AND RESULTS OF OPERATIONS WILL FLUCTUATE.

Our revenues and results of operations will vary from quarter to quarter in the future. A number of factors, many of which are outside our control, may cause variations in our results of operations, including:

      o     demand and price for our products;

      o     the timing and recognition of product sales;

      o     unexpected delays in developing and introducing products;

      o unexpected delays in building and permitting our processing facilities;

      o     unexpected downtime in operations to maintain or improve equipment;

      o increased expenses, whether related to plant operations, marketing, product development or administration or otherwise;

      o     the mix of revenues derived from products;

      o     the hiring, retention and utilization of personnel;

      o waste collection companies being impacted by seasonal and cyclical changes and facing competition, work stoppages and environmental issues that could adversely affect our business and operations;

      o     general economic factors; and

      o changes in the revenue recognition policies required by generally accepted accounting principles.

THE DEMAND FOR OUR SERVICES MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL LAWS AND REGULATIONS.

To a certain extent, demand for our services is created by environmental laws and regulations, including (a) requirements to safely dispose of RMSW by various methods including in properly constructed and operated landfills, (b) requirements to attempt to recycle a certain proportion of RMSW, (c) requirements that businesses operating in the solid waste industry comply with applicable land, water and air emission regulations, and (d) regulations surrounding the production of renewable energy. The lack of environmental laws and regulations, or the loosening or non-enforcement of existing regulations, would decrease demand for our services and may have a material adverse affect on our business.

THE LOSS OF KEY EXECUTIVES AND THE FAILURE TO ATTRACT QUALIFIED MANAGEMENT COULD LIMIT OUR GROWTH AND NEGATIVELY IMPACT OUR OPERATIONS.

We depend highly upon our senior management team. We will continue to depend on operations management personnel with waste handling experience. At this time, we do not know the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on our operations and financial condition. We do not have an employment agreement with our CEO.

OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED BY CHANGING RESALE PRICES OR MARKET REQUIREMENTS FOR RECYCLABLE MATERIALS.

The resale price for our recycled products, including our unbleached fiber product, aluminum and steel, as well as for our renewable energy products, will be tied to commodity pricing. Our results of operations may be adversely affected by changing resale prices or market requirements for these products. The resale, and market demand for, these materials can be volatile due to numerous factors beyond our control, which may cause significant variability in our period-to-period results of operations.

ENVIRONMENTAL REGULATIONS AND LITIGATION COULD SUBJECT US TO FINES, PENALTIES, JUDGMENTS AND LIMITATIONS ON OUR ABILITY TO EXPAND.

We are subject to potential liability and restrictions under environmental laws, including those relating to handling, recycling, treatment, storage of wastes, discharges to air and water, and the remediation of contaminated soil, surface water and groundwater. We will also be subject to liability under laws relating to the production of ethanol, electricity and other energy products that we may produce in the future. The waste management industry has been, and will continue to be, subject to significant regulation, including permitting and related financial assurance requirements, as well as to attempts to further regulate the industry through new legislation. Our business is subject to a wide range of federal, state and, in some cases, local environmental, odor and noise and land use restrictions and regulations. If we are not able to comply with the requirements that apply to a particular facility or if we operate without necessary approvals, we could be subject to civil, and possibly criminal, fines and penalties, and we may be required to spend substantial capital to bring an operation into compliance or to temporarily or permanently discontinue operations, and/or take corrective actions. We may not have sufficient insurance coverage for our environmental liabilities. Those costs or actions could be significant to us and significantly impact our results of operations, as well as our available capital.

In addition to the costs of complying with environmental laws and regulations, if governmental agencies or private parties brought environmental litigation against us, we would likely incur substantial costs in defending against such actions. We may be, in the future, a defendant in lawsuits brought by parties alleging environmental damage, personal injury, and/or property damage. A judgment against us, or a settlement by us, could harm our business, our prospects and our reputation.

FUTURE COSTS UNDER ENVIRONMENTAL, HEALTH AND SAFETY LAWS MAY ADVERSELY AFFECT OUR BUSINESS.

We could be liable if our operations cause environmental damage to our properties or to the property of other landowners, particularly as a result of the contamination of drinking water sources or soil. Under current law, we could even be held liable for damage caused by conditions that existed before we acquired the assets or operations involved. Any substantial liability for environmental damage could have a material adverse effect on our financial condition, results of operations and cash flows.

WE MAY BE UNABLE TO OBTAIN OR RETAIN PERMITS THAT ARE REQUIRED TO OPERATE OUR BUSINESS.

Our failure to obtain or retain the permits required to operate our initial facility or additional facilities we may seek to construct would have a material negative effect on our business operations. Permits to operate waste processing facilities have become increasingly difficult and expensive to obtain and retain as a result of many factors including numerous hearings and compliance with zoning, environmental and other regulatory measures. The granting of these permits is also often subject to resistance from citizen or other groups and other political pressures. Our failure to obtain or retain the required permits to operate our facilities could have a material negative effect on our future results of operations.

WE MAY BE EXPOSED TO SUBSTANTIAL LIABILITY CLAIMS IN THE ORDINARY COURSE OF OUR BUSINESS.

Since our personnel are expected to routinely handle solid waste materials, we may be subject to liability claims by employees, customers and third parties. We currently have liability insurance in place, but such insurance may not be adequate to cover claims asserted against us. Also, we may be unable to maintain or purchase such insurance in the future. Either of these events could have a material adverse affect on our financial condition or our ability to raise additional capital.

CLAIMS BY OTHER COMPANIES THAT WE INFRINGE THEIR INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS MAY ADVERSELY AFFECT OUR BUSINESS.

If any of our products or processes is found to violate third party intellectual property rights, we may be required to re-engineer one or more of those products or processes or seek to obtain licenses from third parties to continue offering our products or processes without substantial re-engineering, and such efforts may not be successful. We may be unable to obtain such licenses at a reasonable cost, if at all. Failure to do so could result in significant curtailment of our operations.

Future patents may be issued to third parties upon which our technology may infringe. We may incur substantial costs in defending against claims under any such patents. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief, which effectively could block our ability to further develop or commercialize some or all of our products or services, and could result in the award of substantial damages against us. In the event of a claim of infringement, we may be required to obtain one or more licenses from third parties. We may be unable to obtain such licenses at a reasonable cost, if at all. Defense of any lawsuit or failure to obtain any such license could have a material adverse effect on our business and results of operations.

OUR SUB-LICENSE AGREEMENT WITH BIO-PRODUCTS INTERNATIONAL, INC. IS NOT EXCLUSIVE IN ALL RESPECTS AND IMPOSES CERTAIN REQUIREMENTS ON US TO MAINTAIN EXCLUSIVITY IN SPECIFIED APPLICATIONS.

Our sub-license agreement with BPI generally grants us the exclusive rights to exploit the technology covered by the license in the United States with respect to most applications. We do not, however, have the exclusive right to applications in which the cellulose biomass product of waste, including municipal solid waste, processed utilizing the licensed technology is either used directly as a fuel source or converted into an end product for energy production (although BPI agreed to grant us a sub-license for such applications on a site-specific basis upon our request). Accordingly, BPI may grant third parties the right to use the technology for the production of marketable solid combustion fuel end products. In order to maintain exclusivity with respect to the other applications, we are required to continue to improve our initial facility in Anaheim, California on a regular schedule or construct new facilities. Our failure to maintain exclusivity of the sub-license could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO COMPLETE A COMPLIANCE PLAN AS REQUIRED BY SECTION 404 OF THE SARBANES-OXLEY ACT ON A TIMELY BASIS.

The SEC, as directed by Section 404 of the Sarbanes-Oxley Act, adopted rules generally requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual report on Form 10-K that contains an assessment by management of the effectiveness of the company's internal controls over financial reporting. In addition, the company's independent registered accounting firm must attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting. The requirement to include such a report will first apply to our annual report on Form 10-K for the fiscal year ending December 31, 2008.

We recently developed a Section 404 compliance plan which we are in the process of implementing. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. How companies should be implementing these new requirements including internal control reforms to comply with Section 404's requirements and how independent auditors will apply these requirements and test companies' internal controls, is still reasonably uncertain.

We can not assure you that we will be able to complete a Section 404 plan on a timely basis. Additionally, upon completion of a Section 404 plan, we may not be able to conclude that our internal controls are effective, or in the event that we conclude that our internal controls are effective, our independent accountants may disagree with our assessment and may issue a report that is qualified. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could negatively affect our operating results or cause us to fail to meet our reporting obligations.

WE MAY BECOME SUBJECT TO LIABILITY AND INCUR INCREASED EXPENDITURES AS A RESULT OF THE RESTATEMENT OF OUR FINANCIAL STATEMENTS.

We previously restated our financial statements for the years ended December 31, 2005 and 2004 and the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005, to correct certain accounting errors in the original financial statements related to the fair value of options and warrants, the relative value of senior secured debt and the related warrants and the classification of redeemable preferred stock.

The principal accounting errors reflected in such financial statements that led to the restatements were as follows:

      1. FAIR VALUE OF OPTIONS AND WARRANTS: In order to properly account for the expense associated with the issuance of options and warrants, we are required to determine the fair value of these securities. In determining this value we undertook a "Black Scholes" analysis, a method of valuation that takes into account the expected volatility of the stock underlying the convertible securities being valued. Because at the time of this valuation we had no stock trading history as a company with the operations of Old WWT (i.e. all of the trading had been as VPTI, a company with no operations), in determining expected volatility, we used the trading prices of a representative sample of companies within our industry as opposed to VPTI's trading history.

      Based on our review of current practices in applying the applicable accounting guidelines and further review of the authoritative accounting literature for new public companies, we concluded that the use of a volatility factor more consistent with our stage of life cycle and financial leverage would be more appropriate than a volatility factor based on the trading of shares of companies within our industry. We also changed the price used in calculating the fair value of the warrants issued in connection with the private placement of our Series A Preferred Stock from the price such shares were actually sold at to the quoted market price of our common stock as of the closing of such issuance. These changes affected primarily the recorded value on our balance sheet of debt offering costs, patent and licenses, senior secured debt, redeemable preferred stock, warrant liability, additional paid in capital and deficit accumulated during the development stage.

      For the year ended December 31, 2005, these changes resulted in a $250,507 increase in general and administrative expense and a $323,450 increase in fair value of warrant liabilities resulting in a $72,943 net decrease in our net loss for the year. In addition, the amortization of preferred stock warrants, offering costs and beneficial conversion feature classified similar to preferred stock dividends increased by $491,939.

      2. RELATIVE FAIR VALUE: In November 2005 we completed a private placement of senior debt securities with detachable warrants. In accounting for this transaction, we discounted the recorded value of the senior debt securities by an amount equal to the fair value of the warrants. Upon further review of the applicable accounting literature, we determined that we should have discounted the senior debt for the "relative fair value" of the warrants rather than the "fair value" of the warrants. Although this had the effect of overstating the discount on the senior debt at December 31, 2005 by approximately $235,000, the change had no impact on our statement of operations for 2005.

      3. PREFERRED STOCK: Our preferred stock had been classified as a liability because it is redeemable at the end of five years, at the option of the holders. Upon further review of authoritative literature, we determined that our preferred stock should have been classified as "mezzanine equity" rather than as a liability. This change had no impact on our statement of operations for 2005.

Based on our assessment of the foregoing, we concluded that the factors that resulted in the restatements were caused by a lack of consistent authoritative guidance and not a failure to detect and assess the issues and collect relevant data.

The restatement of these previously issued financial statements could expose us to legal and regulatory risk, such as securities class action or other lawsuits that may be brought against us or our officers and directors, or inquiries, proceedings or actions from United States federal or state regulatory agencies. The defense of any such actions could cause the diversion of management's attention and resources, and we could be required to pay damages to settle such actions if any such actions are not resolved in our favor. Even if resolved in our favor, such actions could cause us to incur significant legal and other expenses. Moreover, we may be the subject of negative publicity focusing on the financial statement inaccuracies and resulting restatements and negative reactions from our stockholders or others with which we do business. The occurrence of any of the foregoing could harm our business and reputation and cause the price of our securities to decline.

SUBSTANTIAL SALES OF OUR COMMON STOCK COULD CAUSE OUR STOCK PRICE TO FALL.

As of September 1, 2007, we had outstanding 27,166,576 shares of common stock and approximately 18.0 million shares of common stock issuable upon conversion of our outstanding preferred stock, as well as options and warrants to acquire up to an additional approximately 7.0 million shares of common stock. A substantial portion of these shares are either freely tradable shares or eligible for public resale under Rule 144. In addition, we currently have effective registration statements on file with the SEC which cover the resale of a total of approximately 32 million shares of our common stock (which includes shares of common stock issuable upon conversion of our preferred stock). Sales of the shares subject to Rule 144 or the registration statement, or the possibility that substantial amounts of common stock may be sold in the public market under Rule 144 or the registration statement, may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

THE LIMITED MARKET FOR OUR COMMON STOCK MAY ADVERSELY AFFECT TRADING PRICES OR THE ABILITY OF A SHAREHOLDER TO SELL OUR SHARES IN THE PUBLIC MARKET.

Our common stock is thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would likely be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.

SHAREHOLDERS MAY HAVE DIFFICULTY SELLING THEIR SHARES BECAUSE OUR SHARES ARE DEEMED "PENNY STOCKS."

Since our common stock is not listed on the Nasdaq Capital Market, if the trading price of our common stock remains below $5.00 per share, trading in our common stock will continue to be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of our common stock and the ability of holders of our common stock to sell their shares.

THE HOLDERS OF OUR PREFERRED STOCK HAVE CERTAIN RIGHTS THAT COULD ADVERSELY AFFECT THE VALUE OF OUR COMMON STOCK.

Under our articles of incorporation, our board of directors has the power, without further action by the holders of our common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by our board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of our common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of our common stock.

We currently have two such series of preferred stock, designated as "8% Series A Cumulative Redeemable Convertible Participating Preferred Stock" and "8% Series B Cumulative Redeemable Convertible Participating Preferred Stock." The holders of a majority of the shares of each such series of preferred stock have the option to require our company to redeem all outstanding shares of each such series on April 10, 2010, at a price equal to the original issuance price (with accrued but unpaid dividends being treated as outstanding for purposes of calculating the total redemption price). Based on the number of shares of preferred stock outstanding as of September 30, 2007, the total redemption payment obligation would equal approximately $50.0 million. In addition, certain issuances by our company of equity at below specified prices will trigger the "anti-dilution" provisions in the preferred stock that would result in adjustments in the conversion ratios. These adjustments could result in significant dilution to our common stockholders. The foregoing provisions of the preferred stock will likely have a material impact on our company's ability to raise additional capital. The rights, preferences and privileges of our preferred stock are described in more detail in note 9 to our audited consolidated financial statements included elsewhere in this registration statement.

OUR DIRECTORS, EXECUTIVE OFFICERS AND THEIR AFFILIATES HOLD A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK AND MAY BE ABLE TO PREVENT OTHER STOCKHOLDERS FROM INFLUENCING SIGNIFICANT CORPORATE DECISIONS.

Our directors and executive officers and their affiliates beneficially own a substantial amount of our outstanding common stock. These stockholders, if they were to act together, would likely be able to direct the outcome of matters requiring approval of the stockholders, including the election of our directors and other corporate actions such as:

      o     our merger with or into another company;

      o     a sale of substantially all of our assets; and

      o     amendments to our articles of incorporation.

The decisions of these stockholders may conflict with our interests or those of our other stockholders.

In addition, the holders of our Series A Preferred Stock currently have the right, upon 30 days' prior notice to us, to appoint, as a class, a majority of the members of our Board of Directors. This right terminates upon the first to occur of (i) the Operational Date (generally defined as if and when our initial plant in Anaheim, California generates total operating cash flow of at least $672,000 for any consecutive three month period) and (ii) the date on which less than 3.0 million shares of Series A Preferred Stock are outstanding.

THE MARKET PRICE OF OUR STOCK MAY BE ADVERSELY AFFECTED BY MARKET VOLATILITY.

The market price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including:

      o actual or anticipated variations in our operating results due to the level of development expenses and other factors;

      o     developments with respect to patents or proprietary rights;

      o     announcements of technological innovations by us or our competitors;

      o announcements of new products or new contracts by us or our competitors;

      o changes in financial estimates by securities analysts and whether our earnings meet or exceed such estimates;

      o     conditions and trends in the waste industry and other industries;

      o     changing environmental standards;

      o     new accounting standards;

      o     general economic, political and market conditions and other factors;
            and

      o the occurrence of any of the other risks described in this prospectus.

                           FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. Certain of the statements contained in all parts of this document including, but not limited to, those relating to our development plans, the effect of changes in strategy and business discipline, the need for a significant waste supply, fluctuations of the market prices of recyclable materials, environmental regulations and litigation, permitting and construction of our processing facilities, the high concentration of our potential sources of revenue, our ability to protect our intellectual property, the development and viability of our technology and recycling process and any other statements regarding future operations, financial results, opportunities, growth, business plans and strategy and other statements that are not historical facts are forward looking.

These forward-looking statements reflect our current view of future events and financial performance. When used in this document, the words "budgeted," "anticipate," "estimate," "expect," "may," "project," "believe," "intend," "plan," "potential" and similar expressions are intended to be among the statements that identify forward looking statements. These forward-looking statements speak only as of their dates and should not be unduly relied upon. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events, or otherwise. Such statements involve risks and uncertainties, including, but not limited to, the numerous risks and substantial and uncertain costs associated with the need for a significant waste supply, fluctuations of the market prices of recyclable materials, environmental regulations and litigation, permitting, construction of our processing facilities, the high concentration of our sources of revenue, our ability to protect our intellectual property, the development and viability of our technology and recycling process, and other factors detailed in this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes will likely vary materially from those indicated. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 9.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise by them of their warrants. If warrants to purchase all of the underlying 5,645,145 shares are exercised for cash, we would receive approximately $10.5 million of total proceeds. We would expect to use these proceeds, if any, for general working capital purposes.

             MARKET OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock has been traded on the OTC Bulletin Board over-the-counter market since August 24, 2004 under the symbol "WDWT." Prior to the merger in which World Waste Technologies, Inc. became our wholly owned subsidiary on August 24, 2004, our common stock was listed on the OTC Bulletin Board over-the-counter market under the symbol "VPTI."

There was little trading in our common stock prior to the merger on August 24, 2004 and there has only been limited trading since then. Prior to the merger, trading in our common stock was not necessarily based on our company's operations or prospects, and trading since the merger also may not be fully reflective of those factors. On March 25, 2004, the controlling stockholder of VPTI approved a one-for-60 reverse split of our common stock to be effectuated upon the closing of the merger between VPTI and Old WWT. The reverse stock split became effective at the close of business on August 24, 2004. The following table sets forth, for the periods indicated, the high and low closing bid prices for our Common Stock on the OTC Bulletin Board, for the quarters presented. The bid prices have been adjusted to reflect the reverse stock split. Bid prices represent inter-dealer quotations without adjustments for markups, markdowns, and commissions, and may not represent actual transactions:

        QUARTER ENDING                           HIGH           LOW
        --------------------------------     -------------  -------------

        FISCAL 2004
        March 31, 2004                            $9.00         $0.60
        June 30, 2004                            $11.40         $4.20
        September 30, 2004                        $7.00         $2.50
        December 31, 2004                         $4.85         $3.20

        FISCAL 2005
        March 31, 2005                            $4.90         $2.80
        June 30, 2005                             $5.50         $2.80
        September 30, 2005                        $4.55         $2.10
        December 31, 2005                         $3.50         $2.15

        FISCAL 2006
        March 31, 2006                            $4.07         $2.50
        June 30, 2006                             $6.20         $2.90
        September 30, 2006                        $4.16         $2.18
        December 31, 2006                         $2.70         $1.41

        FISCAL 2007
        March 31, 2007                            $1.90         $1.11
        June 30, 2007                             $1.70         $0.80
        September 30, 2007 (through
           September 19, 2007)                    $1.05         $0.30

HOLDERS

As of September 1, 2007 there were approximately 455 holders of record of our common stock, not including holders who hold their shares in street name.

DIVIDENDS

We have not paid any dividends on our common stock to date and do not anticipate that we will be paying dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that our Board of Directors may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future. Additionally, the terms of our preferred stock impose restrictions on our ability to pay dividends.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION

FORWARD-LOOKING STATEMENTS

The following discussion, as well as information contained elsewhere in this prospectus, contains "forward-looking statements." These statements include statements regarding the intent, belief or current expectations of us, our directors or our officers with respect to, among other things: anticipated financial or operating results, financial projections, business prospects, future product performance and other matters that are not historical facts. The success of our business operations is dependent on factors such as the impact of competitive products, product development, commercialization and technology difficulties, the results of financing efforts and the effectiveness of our marketing strategies, and general competitive and economic conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including those described under " Risk Factors" beginning on page 9.

OVERVIEW

We were formed as a result of two mergers that occurred in 2004. First, in March 2004, World Waste of America, Inc. ("WWA") merged with and into a wholly owned subsidiary of Waste Solutions, Inc. ("WSI"), a California corporation. Cagan McAfee Capital Partners and its affiliates were the controlling shareholders of WSI. As a result of this merger, WSI continued as the surviving corporation, assumed the operations and business plan of WWA, the stockholders of WWA became stockholders of WSI, and WSI changed its name to World Waste Technologies, Inc. ("Old WWT").

In March 2004, Old WWT entered into an Agreement and Plan of Reorganization with Voice Powered Technologies International, Inc., a California corporation ("VPTI"), to merge with and into a wholly owned subsidiary of VPTI. VPTI was a publicly traded company trading under the stock symbol VPTI.OB. VPTI had no material assets, liabilities or operations. The merger of Old WWT with VPTI's wholly owned subsidiary was completed on August 24, 2004. Pursuant to the merger, Old WWT's shareholders become the holders of approximately 95% of the outstanding shares of VPTI. Upon completion of this merger, VPTI changed its name to World Waste Technologies, Inc. VPTI was incorporated on June 21, 1985 and provided voice recognition and voice activated products. We currently do not plan to conduct any business other than operations heretofore conducted or contemplated to be conducted by WWT. Because the shareholders of Old WWT became the controlling shareholders of VPTI after the merger, Old WWT was treated as the acquirer for accounting purposes, and therefore the transaction was accounted for as a reverse merger. Accordingly, for accounting purposes, the historical financial statements presented are those of Old WWT. Additionally, the prior operating results of VPTI are not indicative of our future operations, and none of the assets or liabilities on our balance sheet as of June 30, 2007, December 31, 2006 or December 31, 2005 relate to VPTI prior to the merger.

Since the formation of WWA in 2002, our efforts have been principally devoted to research and development activities, construction of our initial facility, raising capital, and recruiting additional personnel and advisors. To date, we have not marketed or sold any significant amount of product and have not generated any significant revenues.

PLAN OF OPERATIONS

We are a development stage company formed to design, build, own and operate facilities which employ systems and technologies designed to profitably convert municipal solid waste (MSW) and other waste streams, such as green waste, into usable commodities and products. These products are expected to include renewable energy, recyclable commodities, fuel alcohols, specialty chemicals and paper pulp. We plan to concentrate our efforts on producing renewable electricity from MSW through the use of gasification technology in order to meet the rapidly growing demand for renewable power. We believe that this increased demand is being driven, to a large extent, by the adoption of Renewable Portfolio Standards by a number of states, which require or encourage utilities to have a specific percentage of their electricity sales come from renewable sources.

To accelerate implementation of our renewable energy platform, we plan to pursue the development of facilities in targeted markets where we believe we will be able to earn a "tipping" fee for accepting wastes and a premium for the sale of renewable energy products. In this regard, we were recently short-listed by a California utility on three projects totaling 60 megawatts. Also, we plan to work in parallel to install a small-scale gasifier in our Anaheim, California facility, and/or to acquire similar gasification demonstration facilities to gain operating experience with the unique aspects of gasifying biomass derived from municipal solid waste and other waste streams, to develop detailed design criteria for our larger scale systems, and to demonstrate our various gasification technologies and systems which we are developing, acquiring and licensing. In our Anaheim facility we are also evaluating the feasibility to design, build, own and operate additional systems and technologies related to the Company's provisional patent for the production of fuel alcohols, primarily ethanol, through the catalytic conversion of syngas.

We anticipate that the development of projects using our systems and technologies will position us to generate three distinct revenue streams: (a) "tipping" fees charged to the entities that supply us with MSW, (b) recycling revenue from the sale of commodity recyclables (such as beverage containers, aluminum, steel, plastics, and glass) that our process recovers and which otherwise would be interred in landfills, and (c) revenue from the sale of our end products, anticipated to be primarily renewable electricity, ethanol and other fuel alcohols. We believe that the ability to receive fees from waste generators or handlers provides us with a low cost fuel source which we believe is an important and beneficial characteristic of our business model.

MARKET OVERVIEW

We believe there is a large and growing market for the production and sale of renewable energy in the United States, driven by: (1) high costs of hydrocarbon based fuels ; (2) high political and economic costs to obtain energy from unstable foreign countries; (3) harder to reach (therefore more expensive) locations for exploration and development of new oil and gas reserves; (4) increasing competition from developing countries such as China and India for finite amounts of hydrocarbon based energy; and (5) a growing public awareness of the environmental damages brought on by increasing levels of greenhouse gasses in the atmosphere created by carbon-based energy fuels which may be contributing to global warming. These factors have led to state and federal legislation. For example, the California Renewable Portfolio Standard established in 2002 requires certain retail electricity sellers to have 20% of their retail sales come from renewable energy sources by the year 2010. Twenty-two other states have some form of Renewable Portfolio Standard and popular support for such requirements appears to be growing.

We believe that our existing and future technologies will potentially create value for various constituencies, including solid waste companies (by reducing transportation costs and increasing diversion of waste from landfills), communities and regulators (by increasing recycling rates, gaining a renewable energy source, lengthening landfill life, and reducing traffic), utilities and ethanol distributors (by increasing renewable content in energy production and diversifying ethanol supply away from corn-based production), and environmentally conscious consumers (by decreasing reliance on hydrocarbon-based power, reducing greenhouse gases from landfill methane and truck traffic, and creating ethanol from non-grain sources).

Furthermore, we plan to design our systems and processes to compliment the existing investment made by communities to create and expand curbside recycling programs by targeting the MSW that is still going to the landfill (the "residual MSW", or "RMSW"). RMSW may have already been processed by an MRF, and often contains material that has historically been the most difficult portion of MSW to recycle.

ELECTRICITY OPPORTUNITIES

We plan to focus our efforts on the development of various renewable energy products which can be produced from MSW and other waste streams. The process which we believe has the most potential for successful commercialization involves using gasification technologies to produce a synthetic gas (or "syngas") from the cellulose biomass fraction of MSW derived from our materials' separation and classification process. Green waste, sewage sludge and other commercial waste streams are also potential feedstocks. The resulting syngas can be used to fire either a boiler driving a steam turbine, or, after a gas clean-up process we believe it may be possible to put the syngas directly into a gas-fired turbine. In either case, we believe the process has the potential to produce sufficient energy to satisfy all the energy needs of our own facilities and leave a significant amount of renewable electricity for sale to utilities.

Consistent with this new direction, we recently were short-listed in the selection process to provide a total of 60 megawatts of renewable electric power to a major California utility. We made a good faith deposit to the utility of $60,000 for each of three sites in order to continue negotiations toward completing power purchase agreements (PPAs) with the utility. Each of the three projects is expected to process 1,000 tons per day of residual MSW destined for landfills resulting in the production of greater than 20 megawatts of electricity for sale to utilities. If selected for these projects, we would still need to raise significant additional financing and accomplish many other tasks, including: completion of contracts for the supply of municipal solid waste, establishment of site control, securing the necessary permits, and designing, financing and constructing the facilities.

ETHANOL / SPECIALTY CHEMICALS RESEARCH

      We are continuing research on production of ethanol and specialty chemicals using municipal solid waste and green waste as a feedstock. Research and development has been performed using gasification, enzymatic and acid hydrolysis processes to produce liquid fuels and small-scale production has been demonstrated by our R & D partner, Applied Power Concepts, Inc (APC). The economics of larger scale production for this process are being analyzed, and we are analyzing the feasibility of converting the Anaheim facility to a facility for the production of renewable energy, specialty chemicals and liquid fuels.

We also have experimented with directing syngas through a catalyst environment to produce fuel grade alcohols, primarily ethanol and other specialty chemicals, and we believe this may become a commercially viable way to produce renewable transportation fuels and specialty chemicals. In this area we recently filed a provisional patent covering a process and certain operating conditions, which we believe may maximize the yield of such alcohols and chemicals. A by-product of the catalyst process is a residual producer gas that we believe has the potential to be used for the beneficial co-generation of renewable electricity. In the future, we believe this same basic process has the potential to be used to produce hydrogen for industrial applications and for fuel cells.

PULP PRODUCTION

Our original facility in Anaheim has processed over 2,500 tons of MSW and has produced over 400 tons of wetlap pulp. Papermaking customers reported that our Quadra-C pulp met their specifications and we did successfully sell the product as a raw material for the manufacture of packaging grade paper. However, as previously disclosed, we concluded that the Anaheim facility was not viable for commercial scale pulp production due to several factors, including: the small scale of the physical plant, the need to install expensive wastewater treatment equipment on site, and mechanical issues related to equipment supplied by specific vendors which did not support sustained continuous operation of the facility. These factors resulted in higher operating costs and lower yields than initially expected. We wrote off the assets related to the paper making equipment at the end of 2006 and we began liquidating some of that equipment to clear floor space for the other projects and to generate additional working capital.

STRATEGY

Our goal is to utilize a design, build, own and operate model to develop full-scale commercial facilities which profitably transform residual MSW, green waste and other waste streams into usable renewable energy including electricity and synthetic gas, transportation fuels such as ethanol, specialty chemicals and paper pulp.

Pursuit of this strategy entails work in the following areas:

DEVELOP, TEST, AND PILOT CORE PROCESS TECHNOLOGIES AT OUR ANAHEIM FACILITY

Technical feasibility and process characterization of our RMSW-to-pulp process has been achieved at our facility in Anaheim. To support the design of a new plant to produce renewable energy and specialty chemicals from RMSW and other waste streams, we are currently operating the facility in a research mode. We are also investigating the installation of a small-scale gasification unit in Anaheim, or elsewhere, to test and demonstrate our core process of MSW gasification.

In conjunction with our research partner, Applied Power Concepts, we are also developing conversion technologies to transform post-recycled MSW into renewable electricity and fuel alcohols, through acid hydrolysis/fermentation as well as proprietary catalytic syngas conversion technologies for the production of ethanol. We anticipate that this phase of our strategy will continue through at least 2008.

SEEK AND SECURE COMPETITIVE SITES FOR NEW FACILITIES

We are engaged in a process of identifying expansion sites at which, subject to our ability to raise sufficient financing, we intend to build full-scale commercial operations. We are in the process of identifying high priority sites and targeting locations with advantageous MSW tip fees and utilities offering power purchase agreements with premiums for renewable electricity. We have a strategic relationship with Republic Services, the third largest waste hauler in the U.S., with whom we intend to build additional facilities beyond our Anaheim plant. We also have relationships with many independent waste haulers who have a strong interest in finding conversion technologies which reduce their transportation and disposal costs and increase their rate of diversion from landfills.

We recently were short-listed in the selection process to provide a total of 60 megawatts of renewable electric power to a major California utility. We have made a good faith deposit to the utility of $60,000 for each of three sites in order to continue negotiations toward completing power purchase agreements
(PPAs) with the utility. Even if selected for these projects, we would still need to raise significant additional financing and accomplish many other tasks, including: completion of contracts for the supply of municipal solid waste, establishment of site control, securing the necessary permits, and designing, financing and constructing the facilities. Each of the three projects is expected to produce in excess of 20 megawatts of electricity for sale to utilities.

REPLICATE AND ROLLOUT NEW FACILITIES WITH TECHNOLOGIES, PRODUCTS, AND FINANCING TAILORED TO THE LOCATION

We anticipate using a suite of technologies, each of which will be specifically applied on a site by site basis to profitably meet the needs of a particular local market. We expect that these needs will change from market to market and will be influenced by many factors, including the materials composition of feedstock at that facility, local permitting and land use requirements, and local political considerations. We plan to seek to develop additional facilities, implementing the most profitable end product platforms on a site by site basis, and to develop facilities in the most favorable locations within the United States. We also anticipate exploring licensing opportunities to accelerate the rollout inside the U.S. and internationally. We plan to leverage experienced engineering and construction partners for the most effective utilization of our resources. Also, we expect each project to operate independently and to possibly have different financial partners and ownership structures.

SEEK OUT POTENTIAL ACQUISITIONS WHICH STRENGTHEN OUR EFFORTS AND ACCELERATE IMPLEMENTATION

As part of the implementation of our strategy, we may pursue acquisitions. In general, we may seek acquisition candidates with characteristics that include:
(a) technology, strategy, or people which complement our specific focus, (b) projects which can be accelerated through participation by us, or (c) established and growing revenue and cash flow. Our ability to implement these strategies will be dependent upon our ability to raise significant additional capital. While the market demand for renewable energy is high, and many investors are seeking quality investments in this sector, there can be no assurance that we will be able to raise the financing necessary to execute this business plan.

TRENDS IN OUR BUSINESS

The Resource Conservation and Recovery Act of 1991 requires landfills to install expensive liners and other equipment to control leaching toxics. Due to the increased costs and expertise required to run landfills under this Act, many small, local landfills closed during the 1990's. Larger regional landfills were built requiring increased logistics costs for the waste haulers.

In addition, state and federal governments have continued to increase the pressure on the industry to improve their recycling percentages. California currently mandates one of the highest standards in the United States by requiring 50% of all incoming MSW to be diverted from landfills. We believe that the trend in state law throughout the U.S. is to migrate toward this California standard.

We expect that the resale price of our products, including renewable electricity, synthetic gas, aluminum, steel, plastic, pulp and glass will be tied to commodity markets. The market demand for these materials can be volatile, which can significantly impact our results of operations.

You should read this discussion in conjunction with the selected historical financial information and the financial statements and related notes included elsewhere in this prospectus. Financial information for the period from June 18, 2002 (date of inception) to December 31, 2002, and for the year ended December 31, 2003 is the historical financial information of Old WWT. Financial information for the years ended December 31, 2004, 2005 and 2006 and the six months ended June 30, 2007 and 2006 is the historical financial information of Old WWT and VPTI combined.

FINANCING TRANSACTION AND EXTINGUISHMENT OF SENIOR DEBT

In May 2006, we completed a $25 million private placement of equity securities. As part of this transaction approximately $3,485,000 principal amount of our senior debt was exchanged for our equity securities, with the balance of such debt, $2,780,000, being repaid with a portion of the offering proceeds. Additionally, as part of this transaction we agreed to seek shareholder approval to modify certain terms of our Series A Preferred Stock. The foregoing modifications resulted in significant charges to our earnings.

REVERSE STOCK SPLIT

On March 25, 2004, VPTI's controlling stockholder approved a one-for-60 reverse stock split of our common stock to be effectuated upon the closing of the merger between VPTI and Old WWT, which became effective at the close of business on August 24, 2004.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Management's discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates, including those related to revenue recognition, bad debts, impairment of long-lived assets, including finite lived intangible assets, accrued liabilities and certain expenses. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

Our significant accounting policies are summarized in Note 1 to our audited financial statements for the years ended December 31, 2006 and 2005 and our unaudited financial statements dated June 30, 2007. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

BASIS OF PRESENTATION

Our consolidated financial statements included in this prospectus are prepared in accordance with accounting principles generally accepted in the United States of America. We are a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board, since we have derived no significant revenues from our activities to date.

The consolidated financial statements included in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We had a net loss for the year ended December 31, 2006 of $24,956,520 compared to a net loss of $3,078,917 for the year ended December 31, 2005, and we had a net loss from inception to December 31, 2006 of $31,695,593. We expect to continue to incur substantial additional costs and capital expenditures.

In May 2006, we completed a $25 million private placement of equity securities. Based on our current estimates, we believe that our current cash will sustain operations until at least December 2008, based on our current expected burn rate, exclusive of any significant costs to make substantial changes to our initial facility or construct additional facilities, if we choose to do so.

AMENDMENT AND RESTATEMENT

On July 7, 2006, we filed an amended 10-KSB/A amending our Annual Report on Form 10-KSB, originally filed March 30, 2006, as amended, restating our financial statements for the years ended December 31, 2005 and 2004 included therein.

INTERIM FINANCIAL STATEMENTS

The accompanying consolidated financial statements for the six months ended June 30, 2007 and 2006 include all adjustments (consisting of only normal recurring accruals), which are, in the opinion of management, necessary for a fair presentation. Operating results for the periods are not necessarily indicative of the results to be expected for a full year.

REVENUE RECOGNITION

Revenue for receiving MSW is recognized when the MSW is delivered. Revenue for products sold, such as unbleached fiber, metals and aluminum, are recognized when the product is delivered to the customer. All shipping and handling costs are accounted for as cost of goods sold.

In January of 2007, we changed our plan of operation to focus entirely on research and development projects and consequently recognized no revenue during the first two quarters of 2007. All cash received for tip fees and the sale of recyclables was netted against disposal costs.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SHORT TERM INVESTMENTS

We determine the appropriate classification of our investments at the time of acquisition and reevaluate such determination at each balance sheet date. All investments held at June 30, 2007 were short-term available for sale securities. They are carried at quoted fair value, with unrealized gains and losses reported in shareholders' equity as a component of accumulated comprehensive income.

FIXED ASSETS

Machinery and equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful asset lives or for leasehold improvements or equipment installed in the Anaheim plant, over the remaining life of the lease, whichever is shorter. Due to the fact that at the time the assets were placed into service the lease had 8 years and two months remaining, all assets and leasehold improvements at the Anaheim facility are being depreciated over a maximum of 8 years and two months on a straight line basis. Maintenance and repairs are expensed as incurred.

We completed the construction of our initial plant in Anaheim, California early in the second quarter of 2006. We placed into service and began depreciating the assets related to this facility in the second quarter of 2006.

The assets at the Anaheim plant are comprised of two basic technologies, the front half of the plant consists of assets related to our core patented technology related to "steam classification" and material separation and the back half of the plant consist of assets related to screening and cleaning of the cellulose biomass material to prepare it for sale to paper mills. During the plant start up phase, we confronted several issues, including an unexpected high level of biological oxygen demand from organic waste in the wastewater from the pulp screening and cleaning process. We decided not to make the capital improvements necessary to the Anaheim plant's wetlap process or back half which we consider necessary in order to recover the carrying amount of the wetlap plant assets through projected future undiscounted cash flow from its operation. Consequently, we recorded a charge of $9,737,344 which represented the net carrying value of the wetlap process (or "back half") equipment. The charge was equal to the carrying cost of the assets of the wetlap process, net of accumulated depreciation. We did not record an impairment charge for the steam classification equipment (or "front half") of the plant because we intend to use that equipment in research and development activities as part of our development of alternative back end processes such as, but not limited to, gasification and acid hydrolysis and we also believe that by making certain improvements to the plant, such as adding equipment for energy co-generation, and changing the use of the cellulose biomass from the wetlap process to another application, such as its use as a form of fuel, the future undiscounted cash flow from its operations might cover the capitalized cost.

During the remainder of 2007, we plan to operate primarily in the research and development mode. Consequently, depreciation of the "steam classification" equipment may be charged to research and development under FASB 2, "Accounting for Research and Development Costs."

We capitalize leases in accordance with FASB 13, "Accounting for Leases."

INTANGIBLES

Intangible assets are recorded at cost. On May 1, 2006, pursuant to a Patent Assignment Agreement and a Patent Assignment, both dated as of May 1, 2006 (the "Patent Assignment Agreement and a Patent Assignment"), we completed the purchase of all right, title and interest in United States Patent No. 6,306,248 (the "Patent") and related intellectual property, subject to existing licenses, from the University of Alabama in Huntsville for $100,000 and 167,000 shares of our unregistered common stock valued at approximately $698,000, based on the market price of the stock on the date issued, May 1, 2006. We continue to exploit the technology covered by the Patent through a sublicense from the original licensee, Bio-Products, International, Inc. (BPI). By virtue of our acquisition of the Patent, we now own all rights, title and interest in the Patent, subject to BPI's existing license, which in turn continues to sublicense the technology to us. Prior to the purchase of the Patent, our only intangible asset was the sub-license from BPI for the patented technology and other related intellectual property.

We began amortizing our intangible assets during the second quarter of 2006 upon completion of our first facility, on a straight-line basis over the remaining life of the intellectual property. The Patent expires in 2017 and the license expires in 2022.

Our policy regarding intangible assets is to review such intangible assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the review indicates that intangible assets are not recoverable (i.e. the carrying amounts are more than the future projected undiscounted cash flows), their carrying amounts would be reduced to fair value.

In April 2007, we filed a lawsuit against BPI alleging, among other things, breach of contract and negligence with respect to the construction of the vessels. Subsequently, the court ordered that the matter be resolved by binding arbitration. See Note 3 to the accompanying notes to the June 30, 2007 consolidated financial statements. We do not believe that this lawsuit affects the carrying value of the patent or sub-license. Therefore, we had no material impairment to our intangible assets during the periods ended June 30, 2007 and December 31, 2006.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations when incurred.

STOCK-BASED COMPENSATION

During the fourth quarter of 2004, we adopted SFAS No. 123 entitled, "Accounting for Stock-Based Compensation" retroactively to our inception. Accordingly, we expensed the compensation cost for the options and warrants issued based on their fair value at their grant dates. During the quarter ended March 31, 2006, we adopted SFAS No. 123R, "Share Based Payments." The adoption had no material effect on our financial statements.

REDEEMABLE CONVERTIBLE PREFERRED STOCK

Convertible preferred stock which may be redeemable for cash at the determination of the holder is classified as mezzanine equity, in accordance with FAS 150 "Accounting for Certain Financial Instruments with Characteristics of Both Debt and Equity, EITF Topic D 98 and ASR 268, and is shown net of discounts for offering costs, warrant values and beneficial conversion features.

INCOME TAXES

We account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." In accordance with SFAS No. 109, we record a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and when temporary differences become deductible. We consider, among other available information, uncertainties surrounding the recoverability of deferred tax assets, scheduled reversals of deferred tax liabilities, projected future taxable income, and other matters in making this assessment.

We adopted FIN 48 "Accounting for Uncertainty in Income Taxes - An interpretation of FASB No. 109" on January 1, 2007. There was no material impact on our financial statements as a result of the adoption.

RECLASSIFICATION

Certain amounts for the year ended December 31, 2006 have been reclassified to conform with the presentation of the June 30, 2007 amounts. These reclassifications had no effect on reported net loss.

QUARTERLY RESULTS OF OPERATIONS

      The following table sets forth our unaudited quarterly results of operations for each of the quarters in the years ended December 31, 2006, 2005 and 2004, the three months ended March 31, 2007 and the three months ended June 30, 2007. The information for each of these periods has been prepared on the same basis as the audited consolidated financial statements included in this prospectus. This information includes all adjustments, which consist only of normal and recurring adjustments that management considers necessary for the fair presentation of such data.


                              MARCH 31,       JUNE 30,    SEPTEMBER 30,  DECEMBER 31,     MARCH 31,      JUNE 30,     SEPTEMBER 30,
                                2004            2004           2004           2004          2005           2005           2005
                            -------------  -------------  -------------  -------------  -------------  -------------  -------------
                                                                           (RESTATED)     (RESTATED)     (RESTATED)     (RESTATED)
Gross Revenue               $              $              $              $              $              $              $

Gross Margin

Loss from Operations            (505,894)      (446,579)      (613,196)      (865,325)      (721,372)      (977,578)    (1,037,111)

Net loss                        (532,584)      (471,862)      (627,772)      (863,970)      (722,320)      (561,362)      (588,647)

Preferred Stock Dividend
  and amortization of
  preferred stock
  warrants, offering costs
  and the beneficial
  conversion feature                                                                                       (359,917)      (421,422)

Net loss attributable to
  common shareholders           (532,584)      (471,862)      (627,772)      (863,970)      (722,320)      (921,278)    (1,010,069)

Basic and diluted Net Loss
  available to common
  shareholders per share           (0.05)         (0.03)         (0.03)         (0.04)         (0.03)         (0.04)         (0.03)

(continued)

                             DECEMBER 31,    MARCH 31,      JUNE 30,     SEPTEMBER 30,   DECEMBER 31,    MARCH 31,       JUNE 30,
                                 2005          2006           2006           2006           2006           2007            2007
                            -------------  -------------  -------------  -------------  -------------  -------------  -------------
                              (RESTATED)

Gross Revenue               $              $              $     14,327   $     44,288   $     35,169             --             --

Gross Margin                                                (1,260,075)    (1,683,312)    (1,613,129)            --             --

Loss from Operations          (1,115,753)    (1,028,668)    (2,357,526)    (2,687,896)    (2,890,233)  $ (1,902,425)  $ (2,229,194)

Net loss                      (1,206,588)    (2,780,497)    (8,578,534)    (1,638,296)   (11,959,275)    (1,799,211)    (2,123,477)

Preferred Stock Dividend
  and amortization of
  preferred stock
  warrants, offering costs
  and the beneficial
  conversion feature            (453,134)      (540,486)    (1,507,775)    (3,230,435)    (3,359,575)    (3,703,640)    (3,347,388)

Net loss attributable to
  common shareholders         (1,659,723)    (3,320,983)   (10,086,309)    (4,868,731)   (15,318,768)    (5,502,851)    (5,470,865)

Basic and diluted Net Loss
  available to common
  shareholders per share           (0.04)         (0.14)         (0.41)         (0.19)         (0.60)         (0.21)         (0.20)

Our quarterly results of operations have varied in the past and are likely to do so again in the future. As such, we believe that period-to-period comparisons of our results of operations should not be relied upon as an indication of our future performance.

RESULTS OF OPERATIONS

COMPARISON OF THE SIX MONTH PERIODS ENDED JUNE 30, 2007 AND 2006

REVENUES AND COST OF GOODS SOLD

During the plant start up phase of our Anaheim plant, we confronted several issues, including an unexpected high level of biological oxygen demand from organic waste in the wastewater from the pulp screening and cleaning process. In January 2007, we decided not to make the capital improvements necessary to the Anaheim plant's wetlap process which we considered necessary to operate the plant with the expectation of being profitable. Therefore, beginning in January 2007, we began to operate the plant only as part of research and development projects including but not limited to the development of alternative "back-end" processes such as gasification and acid hydrolysis for the production of ethanol. Consequently, we did not recognize any revenue during the first six months of 2007. All cash received for tip fees and the sale of recyclables was netted against research and development costs. Revenue and cost of goods sold during the six months ended June 30, 2006 represented revenues earned and the costs incurred during the start-up phase of the Anaheim plant.

EXPENSES

Research and development expense increased from $120,000 for the six months ended June 30, 2006 to $1,722,952 for the six months ended June 30, 2007. This was primarily due to the cost of research and development activities related to gasification of approximately $150,000, Anaheim plant costs of approximately $750,000, and plant depreciation of $630,000 in the 2007 period being classified as research and development expense due to the current nature and intent of the plant operations.

General and administrative expense increased from $2,006,117 for the six months ended June 30, 2006 to $2,408,667 for the comparable period in 2007. This $402,550 increase was primarily the result of an increase in employee stock option expense of $170,000 and consulting fees of approximately $220,000 primarily related to technologies and new sites and to the costs of our 2007 annual shareholders meeting.

The interest income of approximately $235,000 for the six months ended June 30, 2007 represents the interest earned on the cash received for the issuance of the Series B Preferred Stock in May of 2006. Interest expense of approximately $275,000 for the six month period ended June 30, 2006 related to interest on the senior secured debt which was issued in November of 2005 and February of 2006. All of the senior secured debt was extinguished in May of 2006.

Financing expense during the six month period ended June 30, 2006 was comprised of: a) $1,647,250 attributable to the value of warrants issued to the holders of the Series A Preferred Stock for their consent to issue additional senior secured debt and agreement to waive certain of their veto rights and contractual rights to facilitate our next round of financing which occurred in the first quarter of 2006; b) the unamortized warrant value and offering costs of $1,593,758 related to the senior secured debt expensed upon the early extinguishment of the debt which occurred in the second quarter of 2006; and c) the change in the fair value of $4,201,418 of the conversion feature of the Series A Preferred Stock due to the modification of its conversion price as a result of the application of an anti-dilution adjustment and the change in fair value of the Series A Warrants which occurred in the second quarter of 2006. Change in fair value of warrant liability for the six month period ended June 30, 2006 of approximately $255,000 relates to the fair value of warrants to purchase common stock issued with registration rights as part of our Series A Preferred Stock offering in 2005. In accordance with SFAS 133 and EITF 00-19, the fair value of the warrants was required to be recorded as a liability until we satisfy specified registration requirements. The registration rights requirements were met by us in December 2006; therefore, there is no warrant liability expense in 2007.

Preferred stock dividend and amortization of beneficial conversion feature, warrant discount and offering costs increased to $7,051,028 for the six months ended June 30, 2007 from $2,048,261 for the comparable period in 2006 due to the issuance of the Series B Preferred Stock in May of 2006.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 2006 AND 2005

We completed construction of our first facility in the second quarter of 2006. During the second, third and fourth quarters of 2006, we were engaged in commissioning the equipment and performing plant start-up procedures.

REVENUES

During the year ended December 31, 2006, we recorded revenue of approximately $94,000, from the sale of unbleached fiber, metals and aluminum separated from the processed MSW during the start-up phase of our first facility in Anaheim, California. Prior to the second quarter of 2006, we did not generate any revenue.

EXPENSES

Operating expense during the year ended December 31, 2006 consisted of disposal of rejects of $65,526, plant operating expenses of $2,720,922 and depreciation of $1,843,615, which were related to costs incurred during the start-up phase of our first facility in Anaheim, California and are not indicative of the plant operating expense that we expect to incur going forward. Prior to the second quarter of 2006, we had no operations and consequently no cost of plant operating expense.

General and administrative expenses of $4,154,108 for the year ended December 31, 2006 increased by approximately $550,000 compared to the year end December 31, 2005, primarily due to increases in employee option expense due to grants made to employees and directors in the fourth quarter of 2005 and legal and accounting fees related to additional SEC filings during 2005.

During the fourth quarter of 2006, we decided not to make the capital improvements necessary to the Anaheim plant's wetlap process which we consider necessary in order to recover the carrying amount of the plant assets through projected future undiscounted cash flow for its operation. Consequently, we recorded a charge of $9,737,344 during 2006 for impairment of assets which represented the net carrying value of the wetlap process equipment.

Interest income for the year ended December 31, 2006 of $107,810 was comprised of interest income of approximately $482,000 due to the cash from the issuance of our Series B Preferred Stock in May of 2006, partially offset by interest expense $374,000 primarily from our senior debt that was issued in November 2005 and February 2006 and extinguished in May 2006.

Financing expense for the year ended December 31, 2006 was comprised of: a) $1,647,250 attributable to the value of warrants issued to the holders of our Series A Preferred Stock for their consent to issue additional senior secured debt and their agreement to waive certain of their veto rights and contractual rights to facilitate our next round of financing which occurred in the first quarter of 2006; b) the unamortized warrant value and offering costs of $1,593,758 related to our senior secured debt expensed upon the early extinguishment of such debt which occurred in the second quarter of 2006; and c) the change in the fair value of $4,201,418 of the conversion feature of our Series A Preferred Stock due to the modification of its conversion price as a result of the application of an anti-dilution adjustment and the change in fair value of the associated warrants which occurred in the second quarter of 2006.

Change in fair value of warrant liability of a benefit of $1,079,721 relates to the change in the fair value of warrants to purchase common stock issued with registration rights as part of our Series A Preferred Stock offering in 2005. The quarterly effect was as follows: first quarter charge of $120,154, second quarter charge of $135,642, third quarter benefit of $831,297 and fourth quarter benefit of $504,220. In accordance with SFAS 133 and EITF 00-19, the fair value of the warrants is required to be recorded as a liability until we satisfy specified registration requirements. The warrant liability was required to be marked to market at the end of each reporting period. The registration statement was declared effective on December 4, 2006, and therefore, after December 4, 2006 the warrants were no longer recorded as a liability.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 2005 AND 2004

During 2005, we continued research on the licensed process and the intended use of the products from that process, development of our business plan, construction of our first facility in Anaheim, CA and capital raising activities.

REVENUES

We did not generate any operating revenues in fiscal 2005 or 2004.

EXPENSES

General and administrative expenses increased by approximately $1.4 million in 2005 primarily due to increases in employee-related expenses, rent and consulting fees. Employee-related expenses increased by approximately $1,000,000 in 2005 due to salaries of approximately $650,000 related to the hiring of additional staff as we prepared for the opening of our first facility, amortization of employee stock option expense of approximately $350,000, travel due to increased business activities of $90,000 and relocation expense related to the hiring of additional staff of approximately $75,000. Rent increased by approximately $122,000 due to the payment of 12 months' rent in 2005 versus only four months' rent in 2004. Professional and consulting fees increased by approximately $100,000 in 2005 due primarily to the costs associated with complying with SEC reporting requirements as a result of becoming a reporting company in August 2004.

INTEREST INCOME (EXPENSE)

Interest income (expense) changed by approximately $128,000, from an expense of $65,000 in 2004 to income of $63,000 in 2005, primarily as a result of the cash received and invested from the sale of our common stock, preferred stock and senior debt.

CHANGE IN FAIR VALUE OF WARRANT LIABILITIES

Change in fair value of warrant liabilities of approximately $709,000 in 2005 relates to the fair value adjustment of warrants to purchase common stock issued with registration rights as part of our preferred stock offering in 2005 in accordance with SFAS 133 and EITF 00-19. The change in fair value represents the change in the stock price from the beginning of the period compared to the stock price at the end of the period.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 2004 AND 2003

During 2004, we continued research on the licensed process and the intended use of the products from that process, continued the development of our business plan, designed and began construction of our first facility in Anaheim, CA and continued raising capital.

REVENUES

We did not generate any operating revenues in fiscal 2004 or 2003.

EXPENSES

Research and development expenses increased by $75,758 to $284,587 in 2004 compared to 2003 due to additional research done by BPI to continue to improve the system in accordance with the license agreement.

General and administrative expenses increased by approximately $2.8 million to $2,146,407 in 2004 compared to 2003, as a result of a number of factors. Salaries increased by approximately $350,000 to $683,969 in 2004 compared to 2003 due to our head count increasing from 3 to 7 employees, including the hiring of two officers as we continued to prepare to open our first facility. Professional fees increased by $380,343 to $433,853 in 2004 compared to 2003 due to business development consulting of $275,000 and increased accounting fees of $100,000 due to SEC reporting requirements. Legal fees increased $331,781 to $346,705 in 2004 compared to 2003 due to the two mergers during 2004, the lease negotiations with Taormina Industries, the license modifications and SEC reporting requirements. Rent increased $80,661 to $128,660 in 2004 compared to 2003 primary due to the lease in Anaheim with Taormina Industries. The litigation settlement of $150,000 in 2004 reflects the settlement of litigation pursuant to which we agreed to pay a total of $150,000 over a 12 month period. Pursuant to a consulting agreement entered into by us in February 2003 with Liviakis Financial Communications, Inc. ("Liviakis"), Liviakis agreed to assist us in various investor relation support activities. As consideration for such services, we issued Liviakis and certain of its principles the right to acquire membership interests in WSI, which interests converted into warrants to acquire a total of 350,000 shares of the common stock of Old WWT (prior to the merger of Old WWT into a subsidiary of VPTI). Investor relations expense of $172,000 in 2004 relates to the amortization of this stock compensation to Liviakis. We began amortizing the value of these warrants, $459,322, on March 25, 2004, the date the definitive merger agreement with VPTI was announced (see Note 1 to our consolidated financial statements), over 24 months, the term of the consulting agreement. The contract did not require any services or fees after March 25, 2006.

LIQUIDITY AND CAPITAL RESOURCES; CONTRACTUAL COMMITMENTS

---------------------------- ------------------------------------------------------- ---------------------------
                                                   December 31,                               June 30,
---------------------------- ------------------------------------------------------- ---------------------------
                                 2003          2004          2005          2006          2006          2007
---------------------------- ------------- ------------- --------------------------- ------------- -------------
---------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Cash and short-term
   investments                   $167,000    $1,128,000    $2,864,000    14,331,000   $19,351,000   $11,705,000
---------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Cash (used in) operating
   activities                    (745,000)   (1,890,000)   (3,108,000)   (5,370,000)   (2,194,000)   (2,472,000)
---------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Cash (used in) investing
   activities                     (12,000)   (3,994,000)  (11,628,000)   (4,905,000)   (3,072,000)   (9,967,000)
---------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Cash provided by financing
   activities                      923,000    6,845,000    16,472,000    21,741,000    21,752,000         2,000
---------------------------- ------------- ------------- ------------- ------------- ------------- -------------

From 2003 through the second quarter of 2007, we were in the development stage. Consequently, our revenue during this period was immaterial.

Cash used in operating activities during the years ended December 31, 2004 and 2005 was comprised of research and development and general and administrative expenses. The increase in cash used in operating activities from the year ended December 31, 2005 to the year ended December 31, 2004 was primarily related to our ramp-up toward operations in 2006. The increase in cash used in investing activities in 2005 as compared to 2004 related primarily to the construction of our first facility in 2006. The increase in cash provided by financing activities in 2005 as compared to 2004 was primarily due to the issuance of our Series A Preferred Stock during the second quarter of 2005.

The increase in cash used in operating activities from the year ended December 31, 2004 to the year ended December 31, 2003 was primarily related to the increase in general and administrative personnel and activities in 2004 as we ramped up construction of our first facility. The increase in cash used in investing activities in 2004 compared to 2003 was also primarily related to the ramp up of construction that occurred in 2004. The increase in cash provided by financing activities in 2004 as compared to 2003 was primarily related to the a series of private placements of our common stock in 2004.

At June 30, 2007, we had cash and cash equivalents on hand of $1,893,855 and short term investments of approximately $9,811,183, a decrease of approximately $2.6 million from December 31, 2006.

During the first six months of 2007, net cash used for operating activities was approximately $2,500,000. The use of cash was primarily for (i) research and development activities of approximately $900,000 net of non cash items primarily comprised of depreciation, and (ii)general and administrative expenses of approximately $1,600,000 net of non cash items primarily comprised of the amortization of employee options and warrants and accrued expenses for consulting.

During the first six months of 2007, net cash used for investing activities was approximately $9,965,000. This was primarily due to $9,815,000 used to purchase short-term marketable securities and approximately $150,000 for the purchase of equipment.

We estimate that our cash will sustain operations through approximately December 2008, based on our current expected burn rate, exclusive of any significant costs to install gasification equipment in our Anaheim facility for research and development purposes, if we choose to do so.

As of June 30, 2007, the only long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations, or other similar long-term liabilities, were our agreement with Taormina, the monthly payment due BPI as part of the license agreement, and the one capital lease described in
Note 6 to the unaudited consolidated financial statements. Due to contract disputes, the Company suspended payments to BPI in January 2007. We are not a party to any off-balance sheet arrangements, and we do not engage in trading activities involving non-exchange traded contracts. In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets. We do not believe that inflation has had a material impact on our business or operations.

CONTRACTUAL COMMITMENTS

      As of June 30, 2007, the scheduled maturities of our long-term contractual obligations were as follows:

                                                                        PAYMENTS DUE BY PERIOD
                                            -------------------------------------------------------------------------------
                                              LESS THAN 1                                       AFTER 5
                                                  YEAR         1-3 YEARS       4-5 YEARS         YEARS           TOTAL
                                            --------------- --------------- --------------- --------------- ---------------
Operating leases (for plant and office)     $      253,000  $      428,000  $      402,000  $      469,000  $    1,552,000
Capital leases (plant equipment)                    48,000          56,000              --              --         104,000
Redeemable Convertible Preferred Stock                  --      52,960,000              --              --      52,960,000
                                            --------------- --------------- --------------- --------------- ---------------
Total                                       $      301,000  $   53,444,000  $      402,000  $      469,000  $   54,616,000
                                            =============== =============== =============== =============== ===============

(1)   The long-term debt was paid in full in May 2006.

We are not a party to any off-balance sheet arrangements, and we do not engage in trading activities involving non-exchange traded contracts. In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets.

We do not believe that inflation has had a material impact on our business or operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The primary objective of our investment activities is to preserve our capital to fund operations. We also seek to maximize income from our investments without assuming significant risk. To achieve our objectives, we maintain a portfolio of cash equivalents and investments in a variety of securities of high credit quality. As of June 30, 2007, we had cash and short term investments of $11.7 million. A portion of our investments may be subject to interest rate risk and could fall in value if market interest rates increase. However, because our investments are short-term in duration, we believe our exposure to interest rate risk is not significant and a 1% movement in market interest rates would not have a significant impact on the total value of out portfolio. We actively monitor changes in interest rates.

We did not have any financial instruments sensitive to changes in interest rates at June 30, 2007 or December 31, 2006. We currently do not conduct any business outside of the United States and therefore are not subject to risks from changes in foreign currency exchange rates.

If and when we begin to generate substantive revenues from our operations, we anticipate that we will be exposed to price changes in the commodity goods we sell in the ordinary course of our business, which changes could have a significant impact on our results of operations. We may in the future use financial instruments to manage our exposure to changes in commodity prices.

NEW ACCOUNTING PRONOUNCEMENTS

SFAS No. 156, Accounting for Servicing of Financial Assets - An Amendment of FASB Statement No. 140 The FASB has issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - An Amendment of FASB Statement No. 140. This standard amends the guidance in FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Among other requirements, Statement 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract. Statement 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. We do not believe that this statement will have a material effect on our financial statements.

FIN No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 Summary - On July 13, 2006, FASB Interpretation (FIN) No. 48, was issued. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. As we provide for a 100% reserve against our deferred tax asset, we do not believe that this statement will have a material effect on our financial statements.

SFAS No 157, Fair Value Measurements - In September 2006, the FASB issued SFAS No 157 which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No 157 will be effective for us beginning January 1, 2008. We are currently in the process of assessing the provisions of SFAS No 157 and determining how this framework for measuring fair value will affect our current accounting policies and procedures and our financial statements. We have not determined whether the adoption of SFAS No 157 will have a material impact on our consolidated financial statements.

SFAS No 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - In September 2006, the FASB issued SFAS No 158 which requires companies to recognize the overfunded or underfunded status of their defined benefit postretirement plans as an asset or liability and to recognize changes in the funded status in the year in which the changes occur through comprehensive income. Because we do not have any post retirement obligations, we do not expect the adoption of SFAS No 158 to have a material impact on our consolidated financial statements.

SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140. This statement provides for the following:

1. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133;

2. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation;

3. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

4. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

Statement 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on our financial statements.

SFAS No. 154, Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a "restatement." The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. Management believes that this statement has not had, and going forward will not have a significant impact on our financial statements.

SFAS No. 123 (Revised 2004), Share-Based Payment. The new FASB rule requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities (other than those filing as small business issuers) will be required to apply Statement 123R as of the first interim or annual reporting period that begins after June 15, 2005. We adopted Statement 123R during the quarter ended March 31, 2006.

Issue 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature" "Application of Issue No. 98-5 to Certain Convertible Instruments," provide guidance on how companies should bifurcate convertible debt issued with a beneficial conversion feature into a liability and an equity component. For income tax purposes, such an instrument is only recorded as a liability. A question has been raised as to whether a basis difference results from the issuance of convertible debt with a beneficial conversion feature and, if so, whether the basis difference is a temporary difference. This issue has been added to the EITF's agenda to address these questions. Consensus was agreed to at the September 15, 2005 meeting and ratified by the FASB at the meeting on September 28, 2005. We account for the income tax consequences of the beneficial conversion feature of our Series A and Series B Preferred Stock consistent with this consensus.

Issue 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Securities and Related Issues" EITF Issue No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments," provides guidance on whether modifications of debt result in an extinguishment of that debt. In certain situations, companies may change the terms of a conversion option as part of a debt modification, which may result in the following circumstances: (a) the change in the conversion option's terms causes the fair value of the conversion option to change but does not result in the modification meeting the condition in Issue 96-19 that would require the modification to be accounted for as an extinguishment of debt, and (b) the change in the conversion option's terms did not result in separate accounting for the conversion option under Statement 133. When both of these circumstances exist, questions have arisen regarding whether
(a) the modification to the conversion option, which changes its fair value, should affect subsequent interest expense recognition related to the debt and
(b) a beneficial conversion feature related to a debt modification should be recognized by the borrower if the modification increases the intrinsic value of the debt. This issue has been added to the EITF's agenda to address these questions. Consensus was agreed to at the September 15, 2005 meeting and ratified by the FASB at the meeting on September 28, 2005. Management believes that this statement will not have a significant impact on our financial statements.

EITF Issue 05-2, The Meaning of "Conventional Convertible Debt Instrument" in EITF Issue 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" Paragraph 4 of Issue 00-19 states that "the requirements of paragraphs 12-32 of this issue do not apply if the hybrid contract is a conventional convertible debt instrument in which the holder may only realize the value of the conversion option by exercising the option and receiving the entire proceeds in a fixed number of shares or the equivalent amount of cash (at the discretion of the issuer)". The term "conventional convertible debt instrument" is not defined in Issue 00-19 and, as a result, questions have arisen regarding when a convertible debt instrument should be considered "conventional" for purposes of Issue 00-19. A question has also arisen related to whether conventional convertible preferred stock should be treated similar to conventional convertible debt. This issue was added to the EITF's agenda to address these questions. Consensus was reached at the June 15-16, 2005 meeting and was ratified by the FASB at the June 29, 2005 meeting. Management believes that this statement will not have a significant impact on our financial statements.

SFAS No 159, The Fair Value Option for Financial Assets and Financial Liabilities - The FASB issued SFAS No 159 which permits an entity to chose to measure many financial instruments and certain other items at fair value. SFAS No 159 will be effective for our company beginning January 1, 2008. Management is currently in the process of assessing the provisions of SFAS No 159 and determining how it will affect the current accounting policies and procedures and our financial statements. Management has not determined whether the adoption of SFAS No 159 will have a material impact on our consolidated financial statements.

EITF Issue No. 06-8, Issuer's Accounting for a Previously Bifurcated Conversion Option in Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No 133, Accounting for Derivative Instruments and Hedging Activities. This issue is effective for previously bifurcated conversion options in convertible debt instruments that cease to meet the bifurcation criteria in Statement 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to November 29, 2006. We had not bifurcated conversion options as of March 28, 2007.

SAB 108, Interpretations in by the SEC staff regarding the process of quantifying financial statement misstatements. In this bulletin the SEC staff gives guidance on determining the material of misstatements in the financial statements of the issuer. Although we are not aware of any material misstatements in our financial statements, we may be required to restate its financial statements in the future do to the guidelines given in this bulletin.

                                    BUSINESS

COMPANY OVERVIEW

We are a development stage company formed to design, build, own and operate facilities which employ systems and technologies designed to profitably convert municipal solid waste (MSW) and other waste streams, such as green waste, into usable commodities and products. These products are expected to include renewable energy, recyclable commodities, fuel alcohols, specialty chemicals and paper pulp. We plan to concentrate our efforts on producing renewable electricity from MSW through the use of gasification technology in order to meet the rapidly growing demand for renewable power. We believe that this increased demand is being driven, to a large extent, by the adoption of Renewable Portfolio Standards by a number of states, which require or encourage utilities to have a specific percentage of their electricity sales come from renewable sources.

To accelerate implementation of our renewable energy platform, we plan to pursue the development of facilities in targeted markets where we believe we will be able to earn a "tipping" fee for accepting wastes and a premium for the sale of renewable energy products. In this regard, we were recently short-listed by a California utility on three projects totaling 60 megawatts. Also, we plan to work in parallel to install a small-scale gasifier in our Anaheim, California facility, and/or to acquire similar gasification demonstration facilities to gain operating experience with the unique aspects of gasifying biomass derived from municipal solid waste and other waste streams, to develop detailed design criteria for our larger scale systems, and to demonstrate our various gasification technologies and systems which we are developing, acquiring and licensing. In our Anaheim facility we are also evaluating the feasibility to design, build, own and operate additional systems and technologies related to the Company's provisional patent for the production of fuel alcohols, primarily ethanol, through the catalytic conversion of syngas.

We anticipate that the development of projects using our systems and technologies will position us to generate three distinct revenue streams: (a) "tipping" fees charged to the entities that supply us with MSW, (b) recycling revenue from the sale of commodity recyclables (such as beverage containers, aluminum, steel, plastics, and glass) that our process recovers and which otherwise would be interred in landfills, and (c) revenue from the sale of our end products, anticipated to be primarily renewable electricity, ethanol and other fuel alcohols. We believe that the ability to receive fees from waste generators or handlers provides us with a low cost fuel source which we believe is an important and beneficial characteristic of our business model.

MARKET OVERVIEW

We believe there is a large and growing market for the production and sale of renewable energy in the United States, driven by: (1) high costs of hydrocarbon based fuels ; (2) high political and economic costs to obtain energy from unstable foreign countries; (3) harder to reach (therefore more expensive) locations for exploration and development of new oil and gas reserves; (4) increasing competition from developing countries such as China and India for finite amounts of hydrocarbon based energy; and (5) a growing public awareness of the environmental damages brought on by increasing levels of greenhouse gasses in the atmosphere created by carbon-based energy fuels which may be contributing to global warming. These factors have led to state and federal legislation. For example, the California Renewable Portfolio Standard established in 2002 requires certain retail electricity sellers to have 20% of their retail sales come from renewable energy sources by the year 2010. Twenty-two other states have some form of Renewable Portfolio Standard and popular support for such requirements appears to be growing.

We believe that our existing and future technologies will potentially create value for various constituencies, including solid waste companies (by reducing transportation costs and increasing diversion of waste from landfills), communities and regulators (by increasing recycling rates, gaining a renewable energy source, lengthening landfill life, and reducing traffic), utilities and ethanol distributors (by increasing renewable content in energy production and diversifying ethanol supply away from corn-based production), and environmentally conscious consumers (by decreasing reliance on hydrocarbon-based power, reducing greenhouse gases from landfill methane and truck traffic, and creating ethanol from non-grain sources).

Furthermore, we plan to design our systems and processes to compliment the existing investment made by communities to create and expand curbside recycling programs by targeting the MSW that is still going to the landfill (the "residual MSW", or "RMSW"). RMSW may have already been processed by an MRF, and often contains material that has historically been the most difficult portion of MSW to recycle.

ELECTRICITY OPPORTUNITIES

We plan to focus our efforts on the development of various renewable energy products which can be produced from MSW and other waste streams. The process which we believe has the most potential for successful commercialization involves using gasification technologies to produce a synthetic gas (or "syngas") from the cellulose biomass fraction of MSW derived from our materials' separation and classification process. Green waste, sewage sludge and other commercial waste streams are also potential feedstocks. The resulting syngas can be used to fire either a boiler driving a steam turbine, or, after a gas clean-up process we believe it may be possible to put the syngas directly into a gas-fired turbine. In either case, we believe the process has the potential to produce sufficient energy to satisfy all the energy needs of our own facilities and leave a significant amount of renewable electricity for sale to utilities. Consistent with this new direction, we recently were short-listed in the selection process to provide a total of 60 megawatts of renewable electric power to a major California utility. We made a good faith deposit to the utility of $60,000 for each of three sites in order to continue negotiations toward completing power purchase agreements (PPAs) with the utility. Each of the three projects is expected to process 1,000 tons per day of residual MSW destined for landfills resulting in the production of greater than 20 megawatts of electricity for sale to utilities. If selected for these projects, we would still need to raise significant additional financing and accomplish many other tasks, including: completion of contracts for the supply of municipal solid waste, establishment of site control, securing the necessary permits, and designing, financing and constructing the facilities.

ETHANOL / SPECIALTY CHEMICALS RESEARCH

      We are continuing research on production of ethanol and specialty chemicals using municipal solid waste and green waste as a feedstock. Research and development has been performed using gasification, enzymatic and acid hydrolysis processes to produce liquid fuels and small-scale production has been demonstrated by our R & D partner, Applied Power Concepts, Inc (APC). The economics of larger scale production for this process are being analyzed, and we are analyzing the feasibility of converting the Anaheim facility to a facility for the production of renewable energy, specialty chemicals and liquid fuels.

We also have experimented with directing syngas through a catalyst environment to produce fuel grade alcohols, primarily ethanol and other specialty chemicals, and we believe this may become a commercially viable way to produce renewable transportation fuels and specialty chemicals. In this area we recently filed a provisional patent covering a process and certain operating conditions, which we believe may maximize the yield of such alcohols and chemicals. A by-product of the catalyst process is a residual producer gas that we believe has the potential to be used for the beneficial co-generation of renewable electricity. In the future, we believe this same basic process has the potential to be used to produce hydrogen for industrial applications and for fuel cells.

PULP PRODUCTION

Our original facility in Anaheim has processed over 2,500 tons of MSW and has produced over 400 tons of wetlap pulp. Papermaking customers reported that our Quadra-C pulp met their specifications and we did successfully sell the product as a raw material for the manufacture of packaging grade paper. However, as previously disclosed, we concluded that the Anaheim facility was not viable for commercial scale pulp production due to several factors, including: the small scale of the physical plant, the need to install expensive wastewater treatment equipment on site, and mechanical issues related to equipment supplied by specific vendors which did not support sustained continuous operation of the facility. These factors resulted in higher operating costs and lower yields than initially expected. We wrote off the assets related to the paper making equipment at the end of 2006 and we began liquidating some of that equipment to clear floor space for the other projects and to generate additional working capital.

STRATEGY

Our goal is to utilize a design, build, own and operate model to develop full-scale commercial facilities which profitably transform residual MSW, green waste and other waste streams into usable renewable energy including electricity and synthetic gas, transportation fuels such as ethanol, specialty chemicals and paper pulp.

Pursuit of this strategy entails work in the following areas:

DEVELOP, TEST, AND PILOT CORE PROCESS TECHNOLOGIES AT OUR ANAHEIM FACILITY

Technical feasibility and process characterization of our RMSW-to-pulp process has been achieved at our facility in Anaheim. To support the design of a new plant to produce renewable energy and specialty chemicals from RMSW and other waste streams, we are currently operating the facility in a research mode. We are also investigating the installation of a small-scale gasification unit in Anaheim, or elsewhere, to test and demonstrate our core process of MSW gasification.

In conjunction with our research partner, Applied Power Concepts, we are also developing conversion technologies to transform post-recycled MSW into renewable electricity and fuel alcohols, through acid hydrolysis/fermentation as well as proprietary catalytic syngas conversion technologies for the production of ethanol. We anticipate that this phase of our strategy will continue through at least 2008.

SEEK AND SECURE COMPETITIVE SITES FOR NEW FACILITIES

We are engaged in a process of identifying expansion sites at which, subject to our ability to raise sufficient financing, we intend to build full-scale commercial operations. We are in the process of identifying high priority sites and targeting locations with advantageous MSW tip fees and utilities offering power purchase agreements with premiums for renewable electricity. We have a strategic relationship with Republic Services, the third largest waste hauler in the U.S., with whom we intend to build additional facilities beyond our Anaheim plant. We also have relationships with many independent waste haulers who have a strong interest in finding conversion technologies which reduce their transportation and disposal costs and increase their rate of diversion from landfills.

We recently were short-listed in the selection process to provide a total of 60 megawatts of renewable electric power to a major California utility. We have made a good faith deposit to the utility of $60,000 for each of three sites in order to continue negotiations toward completing power purchase agreements
(PPAs) with the utility. Even if selected for these projects, we would still need to raise significant additional financing and accomplish many other tasks, including: completion of contracts for the supply of municipal solid waste, establishment of site control, securing the necessary permits, and designing, financing and constructing the facilities. Each of the three projects is expected to produce in excess of 20 megawatts of electricity for sale to utilities.

REPLICATE AND ROLLOUT NEW FACILITIES WITH TECHNOLOGIES, PRODUCTS, AND FINANCING TAILORED TO THE LOCATION

We anticipate using a suite of technologies, each of which will be specifically applied on a site by site basis to profitably meet the needs of a particular local market. We expect that these needs will change from market to market and will be influenced by many factors, including the materials composition of feedstock at that facility, local permitting and land use requirements, and local political considerations. We plan to seek to develop additional facilities, implementing the most profitable end product platforms on a site by site basis, and to develop facilities in the most favorable locations within the United States. We also anticipate exploring licensing opportunities to accelerate the rollout inside the U.S. and internationally. We plan to leverage experienced engineering and construction partners for the most effective utilization of our resources. Also, we expect each project to operate independently and to possibly have different financial partners and ownership structures.

SEEK OUT POTENTIAL ACQUISITIONS WHICH STRENGTHEN OUR EFFORTS AND ACCELERATE IMPLEMENTATION

As part of the implementation of our strategy, we may pursue acquisitions. In general, we may seek acquisition candidates with characteristics that include:
(a) technology, strategy, or people which complement our specific focus, (b) projects which can be accelerated through participation by us, or (c) established and growing revenue and cash flow.

Our ability to implement these strategies will be dependent upon our ability to raise significant additional capital. While the market demand for renewable energy is high, and many investors are seeking quality investments in this sector, there can be no assurance that we will be able to raise the financing necessary to execute this business plan.

TRENDS IN OUR BUSINESS

The Resource Conservation and Recovery Act of 1991 requires landfills to install expensive liners and other equipment to control leaching toxics. Due to the increased costs and expertise required to run landfills under this Act, many small, local landfills closed during the 1990's. Larger regional landfills were built requiring increased logistics costs for the waste haulers.

In addition, state and federal governments have continued to increase the pressure on the industry to improve their recycling percentages. California currently mandates one of the highest standards in the United States by requiring 50% of all incoming MSW to be diverted from landfills. We believe that the trend in state law throughout the U.S. is to migrate toward this California standard.

We expect that the resale price of our products, including renewable electricity, synthetic gas, aluminum, steel, plastic, pulp and glass will be tied to commodity markets. The market demand for these materials can be volatile, which can significantly impact our results of operations.

Our ability to implement our strategy will be dependent upon our ability to raise significant amounts of additional capital, of which there can be no assurance.

CORPORATE HISTORY OF REVERSE MERGER

We were formed as a result of two mergers that occurred in 2004. First, in March 2004, World Waste of America, Inc. ("WWA") merged with and into a wholly owned subsidiary of Waste Solutions, Inc. ("WSI"), a California corporation. Cagan McAfee Capital Partners and its affiliates were the controlling shareholders of WSI. As a result of this merger, WSI continued as the surviving corporation, assumed the operations and business plan of WWA, the stockholders of WWA became stockholders of WSI, and WSI changed its name to World Waste Technologies, Inc. ("Old WWT").

In March 2004, Old WWT entered into an Agreement and Plan of Reorganization with Voice Powered Technologies International, Inc., a California corporation ("VPTI"), to merge with and into a wholly owned subsidiary of VPTI. VPTI was a publicly traded company trading under the stock symbol VPTI.OB. VPTI had no material assets, liabilities or operations. The merger of Old WWT with VPTI's wholly owned subsidiary was completed on August 24, 2004. Pursuant to the merger, Old WWT's shareholders became the holders of approximately 95% of the outstanding shares of VPTI. Upon completion of this merger, VPTI changed its name to World Waste Technologies, Inc. VPTI was incorporated on June 21, 1985 and provided voice recognition and voice activated products. We currently do not plan to conduct any business other than operations heretofore conducted or contemplated to be conducted by WWT. Because the shareholders of Old WWT became the controlling shareholders of VPTI after the merger, Old WWT was treated as the acquirer for accounting purposes, and therefore the transaction was accounted for as a reverse merger. Accordingly, for accounting purposes, the historical financial statements presented are those of Old WWT. Additionally, the prior operating results of VPTI are not indicative of our future operations, and none of the assets or liabilities on our balance sheet as of June 30, 2006 or 2007, or December 31, 2006 or 2005 relate to VPTI prior to the merger.

Since the formation of WWA in 2002, our efforts have been principally devoted to research and development activities, construction of our initial facility, raising capital, and recruiting additional personnel and advisors. To date, we have not generated any significant revenues. We do not anticipate generating significant revenue until sometime in 2009, if ever.

Our stock is quoted on the OTC Bulletin Board under the symbol WDWT.

OUR PLANNED REVENUE AND ANTICIPATED MARKETS

Pursuant to our current business model, we anticipate our product and services will result in three distinct revenue streams. First, we would receive a "tipping fee" for each ton of RMSW delivered to and processed by us. For example, under the terms of our agreement with Taormina, Taormina has agreed to pay us an initial tipping fee paid per ton (payable monthly) of "Net Processed Waste" (defined as the total RMSW delivered to us less the total residual/non-processable waste removed by WWT for handling and disposal by Taormina). This tipping fee is subject to increase or decrease based upon changes in certain county landfill disposal fees Taormina is required to pay. Second, our process is expected to mechanically sort and collect standard recyclable materials such as scrap steel, cans, and aluminum. We expect to collect and sell these materials to Taormina for resale to commodities buyers. Third, our process is expected to enable us to produce a commodity product such as ethanol, electricity or wetlap pulp that can be sold in commercial quantities. We plan to accomplish this by refining the cellulose biomass we produce into (a) unbleached fiber in the form of wet-lap pulp suitable for sale to paper and board manufacturing facilities for incorporation into their products, (b) electricity and potentially ethanol through gasification technology, or (c) ethanol through acid hydrolysis.

Our plan is to provide waste processing services to other companies and municipalities in the MSW industry throughout the United States. The MSW industry in the United States is dominated by large MSW processors such as Waste Management, Inc., Allied Waste Industries, Inc. and Republic Services, Inc. Many other smaller regional companies and municipalities are also in the waste handling business. Many state governments in the United States mandate that certain percentages of all MSW be recycled. The State of California, where our headquarters and our Anaheim facility are located, currently mandates the highest standard in the United States by requiring that 50% of all incoming MSW be diverted from landfills. We believe that the trend in state law throughout the country is to migrate toward this California standard. Accordingly, we anticipate providing our processing services to MSW handlers looking for efficient ways to increase the percentage of their recycled MSW.

We plan to use the biomass fiber we produce to conduct research and development to determine its use in producing unbleached fiber or wetlap pulp for making new lower-grade paper stocks such as linerboard, corrugating medium, and packaging, and also to determine its use in producing ethanol, specialty chemicals, synthetic gas, and other energy products, building products and other industrial products.

Our process is expected to mechanically sort and collect other inorganic standard recyclable materials such as scrap steel, tin cans, and aluminum cans and scrap. These materials are expected to be collected and sold to Taormina.

SALES AND MARKETING

We currently plan to market our services to waste handlers, waste collectors and municipalities, focusing on higher recycling rates, with the goal of lowering use of the landfills and creating a cost savings for these customers. In addition, we plan to sell the other inorganic standard recyclable materials such as scrap steel, cans, and aluminum to Taormina for bailing and selling in the marketplace. We also plan to market our wetlap pulp to paperboard and packaging mills as a raw material for making new lower-grade paper stocks such as linerboard, corrugating medium, and packaging, among other things, and to sell ethanol and electricity products into their respective markets.

Other than the Taormina agreement which requires Taormina to provide us with up to 2,500 tons of waste per day, 500 tons for the initial facility and 2,000 tons for an anticipated second facility, and to pay us for every ton of RMSW that we process, as well as pay us 90% of the price Taormina receives for standard recyclable materials we collect in our process, we currently do not have any agreements in place to market any of our products or services. We currently plan to establish an in-house marketing and sales program to promote our services. Alternatively, we may enter into strategic alliances with larger companies. We currently expect that our services and products will be marketed in the U.S., although we may also pursue specified international opportunities.

THE TAORMINA AGREEMENT

In June 2003, we entered into a 10-year contract, with Taormina Industries, a wholly owned division of Republic Services, Inc. The Taormina Recycle Agreement requires Taormina to deliver up to 500 tons of RMSW per day to us for processing at our Anaheim facility on the campus of Taormina in Anaheim, CA. Under the terms of the Taormina agreement, Taormina is required to pay us a tipping fee per ton of RMSW delivered to us. The second phase of the Taormina agreement calls for us to build a 2,000-tons per day plant in the Orange County, California area. The Taormina agreement also grants Taormina a right of first refusal to participate in potential future projects in an additional 10 counties throughout California where Republic Services has operations. Our success is highly dependent upon the ability of both parties to the contract to fulfill their obligations, of which there is no assurance.

The Taormina agreement was amended twice to allow us additional time to complete all permitting, approvals and construction and to occupy the facility. We completed the primary construction of this facility early in the second quarter of 2006. In April 2006, Taormina accepted our completion and commencement notification in accordance with the lease agreement.

In the agreement, we represented to Taormina that the residual waste we deliver to them would not exceed 40%, by weight, of the associated RMSW delivered to us by Taormina. Currently, we are not in compliance with this representation because the waste that we are delivering to Taormina contains too high a quantity of residual streams of waste that Taormina must send to the landfill. Due to the start-up nature of our operations, we have not yet determined the most efficient method of resolving this issue. Potential solutions include identifying third party sources willing to accept these residual streams, and/or making changes to our process. Even if we are unable to resolve this problem we believe that the waste we deliver under the agreement will be acceptable to Taormina. However, until we are able to remedy this situation, Taormina could attempt to renegotiate or terminate the agreement or refuse to accept any waste from us.

The Taormina agreement also provides that Taormina's obligations are subject to our ability to maintain compliance with all necessary permits and that Taormina may suspend delivery of MSW to us at any time if it determines that our operations would threaten to place Taormina's operations in non-compliance with its own permits or other governmental approvals.

COMPETITION

We expect to compete with numerous other products, technologies and services that are in use currently or are subsequently developed by companies, academic institutions and research institutions. These competitors consist of both large established companies as well as small, single product or service development stage companies. We expect competition from these companies as they develop different and/or novel approaches to the processing of MSW. Some of these approaches may directly compete with the products or services that we are currently developing.

According to the July 17, 2006 issue of WASTE NEWS (the most recent publicly available information on this topic that we are aware of), three companies dominate the MSW industry in the United States: Waste Management, Inc. ($13.1 billion in revenues); Allied Waste Industries, Inc. ($5.73 billion in revenues); and Republic Services, Inc. ($2.86 billion in revenues). There are also many smaller regional companies and municipalities in the waste handling business. Although we do not view MSW haulers as competitors, but rather as consumers for the services we plan to provide, such haulers would be competitors to the extent they make capital investments in material recovery facilities, incineration, composting, or landfills rather than outsourcing through us. We believe that the primary competitive factors in our industry are price, reliability of service, and quality of recycling programs.

Corrugated packaging and mixed waste paper companies may also be a source of competition for us. Our process converts MSW into a sanitized cellulose fiber containing material, which once screened and cleaned using conventional paper recycling equipment, is known as "wetlap pulp." Wetlap pulp can be used by many paper mills in the manufacture of corrugating cardboard and associated packaging materials and other products. These paper mills also use other feedstocks such as used cardboard, mixed waste paper and virgin pulp in their mill processes. To the extent that companies which provide other feedstocks which may include MRFs, meet or exceed the demand of the mills for feedstock, they could have a negative impact on the demand for our wetlap.

Several companies have developed businesses burning MSW to generate energy. Others have focused on converting MSW to recyclables, ethanol or other beneficial uses. These companies may compete against us for MSW supply contracts.

Several companies are attempting to create ethanol from cellulosic sources such as corn. We believe that MSW is superior to corn as a feedstock for ethanol production for numerous reasons. For instance, (a) corn must be grown, harvested, and delivered, all of which add cost, (b) ethanol diverts corn from food use, which may raise the cost of other foods, (c) significant energy in the form of planting, harvesting, and transportation must be expended to grow corn, and (d) growing corn requires significant other resources, such as water, fertilizer, and gasoline. By contrast, we believe utilizing MSW to produce ethanol can be beneficial for numerous reasons including, (a) MSW is comparatively inexpensive because we would be paid a tip fee to accept it, (b) utilizing MSW achieves landfill diversion goals, (c) MSW is located in areas where ethanol is in demand, and (d) MSW has a strong positive energy balance. Nevertheless, there are numerous large and well capitalized companies in the corn to ethanol production industry which may compete with us for investor resources and in the sale of ethanol.

REGULATION

Our business is subject to extensive federal, state and local environmental, health, safety and transportation laws and regulations. These laws and regulations are administered by the Environmental Protection Agency ("EPA") and various other federal, state and local environmental, zoning, transportation, land use, health and safety agencies in the United States. Many of these agencies regularly examine our operations to monitor compliance with these laws and regulations and have the power to enforce compliance, obtain injunctions or impose civil or criminal penalties in case of violations.

Because a major component of our business will be the processing of solid waste in an environmentally sound manner, a portion of our capital expenditures is related, either directly or indirectly, to environmental protection measures, including compliance with federal, state or local provisions that regulate the discharge of materials into the environment. Although we only incurred approximately $10,000 of expenses relating to our compliance with environmental laws in 2006, we anticipate that there will be significant costs if and when the plant is operational on a commercial-scale level and that there will be significant costs associated with sighting, design, operations, monitoring, site maintenance, corrective actions, and financial assurance of each facility that we plan to operate going forward. In connection with our development or expansion of a facility, we must often spend considerable time, effort and money to obtain or maintain necessary required permits and approvals. There cannot be any assurances that we will be able to obtain or maintain necessary governmental approvals. Once obtained, operating permits are subject to modification and revocation by the issuing agency. Compliance with these and any future regulatory requirements could require us to make significant capital and operating expenditures. Although we were able to obtain all of our environmental permits that were necessary in order for us to complete the construction of our initial facility in Anaheim, California, we cannot assure you that we will successfully retain these permits, or that we will obtain or retain the permits required to operate this or any additional facilities we may seek to construct.

The primary United States federal statutes affecting our business as currently conducted are summarized below:

The Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), regulates handling, transporting and disposing of hazardous and non-hazardous wastes and delegates authority to the states to develop programs to ensure the safe disposal of solid wastes. In 1991, the EPA issued its final regulations under Subtitle D of RCRA, which set forth minimum federal performance and design criteria for solid waste landfills. These regulations must be implemented by the states, although states can impose requirements that are more stringent than the Subtitle D standards. We expect to incur costs in complying with these standards in the ordinary course of our operations.

The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), which is also known as Superfund, provides for federal authority to respond directly to releases or threatened releases of hazardous substances into the environment. CERCLA's primary means for addressing such releases is to impose liability for cleanup of disposal sites upon current and former site owners and operators, generators of the hazardous substances at the site and transporters who selected the disposal site and transported substances to the site. Liability under CERCLA is not dependent on the intentional disposal of hazardous substances; it can be based upon the release or threatened release, even as a result of lawful, unintentional and non-negligent action, of hazardous substances as the term is defined by CERCLA and other applicable statutes and regulations.

The Federal Water Pollution Control Act of 1972 (the "Clean Water Act") regulates the discharge of pollutants into streams, rivers, groundwater, or other surface waters from a variety of sources. If run-off from our operations may be discharged into surface waters, the Clean Water Act would require us to apply for and obtain discharge permits, conduct sampling and monitoring, and, under certain circumstances, reduce the quantity of pollutants in those discharges. In addition, if a landfill or a transfer station discharges wastewater through a sewage system to a publicly owned treatment works, the facility must comply with discharge limits imposed by the treatment works. The Clean Water Act provides for civil, criminal and administrative penalties for violations of its provisions.

The Clean Air Act of 1970, as amended, provides for increased federal, state and local regulation of the emission of air pollutants. The Clean Air Act would likely apply to certain of our planned and potential operations, including gasification of MSW, solid waste landfills and waste collection vehicles.

The Occupational Safety and Health Act of 1970, as amended ("OSHA"), establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration, and various record keeping, disclosure and procedural requirements.

There are also various state and local regulations that affect our existing and potential future operations. Sometimes states' regulations are stricter than comparable federal laws and regulations.

Many states, provinces and local jurisdictions have enacted "fitness" laws that allow the agencies that have jurisdiction over waste services contracts or permits to deny or revoke these contracts or permits based on the applicant's or permit holder's compliance history. Some states, provinces and local jurisdictions go further and consider the compliance history of the parent, subsidiaries or affiliated companies, in addition to the applicant or permit holder. These laws authorize the agencies to make determinations of an applicant or permit holder's fitness to be awarded a contract to operate, and to deny or revoke a contract or permit because of unfitness, unless there is a showing that the applicant or permit holder has been rehabilitated through the adoption of various operating policies and procedures put in place to assure future compliance with applicable laws and regulations.

RESEARCH AND DEVELOPMENT

During 2006, 2005 and 2004, we spent $273,894, $250,060 and $284,587, respectively, on research and development activities. During 2007, we redirected our activities to focus on research and development activities primarily in alternative energy. We expect the amounts we spend on research and development expense to continue to increase. During the first six months of 2007, we spent $1,749,875 on research and development activity.

INTELLECTUAL PROPERTY

On June 21, 2002, we entered into a U.S. technology sub-license agreement with Bio-Products International, Inc., an Alabama corporation, with respect to several patent claims and other related intellectual property relating to the methods and processes developed by the University of Alabama in Huntsville ("UAH"). The technology was designed to provide for the processing and separation of material contained in MSW. Temperatures of several hundred degrees sterilize the material and the pressure and agitation cause a pulping action. A combination is designed to result in a large volume reduction, yielding a high-density cellulose biomass product. The significant portion of the material is a biomass cellulose with significant papermaking fiber content that may be sold to container board plants after a screening and cleaning process. The most recent patent includes the capturing of all Volatile Organic Compounds and was granted by the United States Patent and Trademark Office in October 2001. (See note 5 to the accompanying audited financial statements.)

On May 1, 2006, we purchased the patent for this technology, subject to existing licenses, from UAH, for a payment of $100,000 in cash and 167,000 shares of our common stock. The common stock was valued at $698,000, the fair value on May 1, 2006. We continue to exploit the technology covered by this patent through our sub-license from BPI. By virtue of our acquisition of the patent, we now own all right, title and interest in the patent, subject to BPI's existing license, which in turn continues to sublicense the technology to us.

Under the sub-license agreement, we paid an upfront sub-license fee of $350,000 and agreed to pay a monthly fee for technical services of $20,000. We are also required to pay a daily per-ton royalty based on the tons of waste processed utilizing the technology of $0.50 for the first 2,000 tons processed, $1.00 for the next 8,000 tons processed and $1.50 for any additional tons processed. We also pay royalties based on the sales price of fiber products recovered from the process of 2.5% of the gross sales price in excess of $10.00 per ton.

The sub-license agreement between us and BPI covers technology developed by BPI, its affiliates, and UAH, and generally covers technology relating to the volume reduction, separation, recovery, treatment, recycling and utilization of various components of waste materials. Other than as described below, we hold exclusive rights to this technology in all applications throughout the United States.

BPI retained the exclusive right to utilize this technology in Arkansas, and the non-exclusive right to utilize technology to construct up to four facilities in any of Alabama, Tennessee, Georgia and/or South Carolina. In addition, BPI retained the exclusive right to utilize the technology in the United States for applications in which the cellulosic by-product of the process utilizing the technology is either used directly as a fuel source or converted into an end product for energy production; however, BPI agreed to grant us a sub-license for such applications on a site-specific basis upon our request. Accordingly, BPI may grant third parties the right to use the technology for the production of marketable solid combustion fuel end products. We hold no rights under the technology outside of the U.S. By acquiring title to the patent from UAH, we effectively reduced the royalties payable by us to BPI by approximately 9%. In addition, by becoming the patent holder ourselves, we are no longer at risk of losing the right to practice the technology claimed in the patent in the event that BPI were to breach its agreement with the patent holder.

The license extends until the expiration date of the last patent issued to BPI covering the technology, which is expected to occur on October 23, 2021. In its license with us, BPI is required to continue to make certain payments to us to maintain exclusivity.

As described below under "Legal Proceedings", in April 2007, we filed a lawsuit against BPI alleging among other things, breach of contract and negligence. Accordingly, we have stopped making any payments to BPI.

EMPLOYEES

As of September 1, 2007, we had nine full-time employees. There are three members in our executive management team and six persons employed in operations and administration. We are not a party to any collective bargaining agreements. We have not experienced work stoppages and we believe that our relationship with our employees is good.

DESCRIPTION OF PROPERTY

Our principal executive offices are in San Diego, California, where we lease approximately 1,400 square feet under a lease scheduled to expire on September 30, 2008, with monthly rental payments of $4,343.

We recently completed construction of a plant on leased real property in Anaheim, California, which covers an approximately 30,000 square foot building and expires in July 2014. Base rent under this lease is $15,900 per month, subject to annual cost-of-living adjustments.

LEGAL PROCEEDINGS

During the start-up phase of the initial plant in Anaheim, California, we became aware of design issues related to the steam classification vessels that we had intended to use in our operations. The steam vessels were designed and fabricated on our behalf by BPI pursuant to a contract entered into with BPI in July 2004 and the sub-license agreement discussed above. The agreement also provides us with the rights to certain technology used in its process. We have been dissatisfied with the remediation of these issues by BPI and have proceeded to resolve them itself. Consequently, in April, 2007, we filed a lawsuit against BPI in the Superior Court of the State of California alleging, among other things, breach of contract and negligence with respect to the construction of the vessels. Subsequently, the court ordered that the matter be resolved by binding arbitration. We are seeking monetary damages, among other relief sought.

In December 2003, Reid and Simi Jilek (the "Jileks") filed a complaint against Steve Racoosin (our former President), World Waste of California, Inc., World Waste International, Inc., and Environmental Technologies Corporation ("ETC") in the Superior Court of California, County of San Diego, Central Judicial District, alleging breach of contract, securities violations, and fraud and seeking monetary damages and injunctive relief (the "Litigation"). The Jileks amended their complaint to eliminate the securities violations cause of action and in March 2004 filed a second amended complaint to name additional parties, Thomas L. Collins (our former CEO) and Darren Pederson, and to add additional causes of action of breach of the covenant of fair dealing, conspiracy, and specific performance for delivery of a warrant. The suit stems from an alleged oral and written arrangement providing for the rent of the Jileks' house to Mr. Racoosin with an option to buy the house, which option was to be exercised with warrants to purchase five percent (5%) of the shares of ETC. Mr. Racoosin vacated the premises in early January 2004 and the Jileks sold the house in 2004. Defendants World Waste of California, Inc., World Waste International, Inc., and ETC demurred to the second amended complaint. The court granted the demurrer in whole, with leave to amend and the Jileks filed a third amended complaint in August 2004.

In October 2004, we entered into an agreement with the Jileks settling the Litigation. Pursuant to this settlement, we agreed to pay the Jileks a total of $150,000 over the next 12 months. The Jileks also dismissed their claims against all defendants with prejudice. As of December 31, 2005, the settlement was paid in full.

                                   MANAGEMENT

The following table sets forth the name, age, background and position held by each of our executive officers and directors as of September 1, 2007. Directors are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by our stockholders.

                                                                                                                   YEAR
                                                                                                                  FIRST
                                                                                                                 ELECTED
NAME                       AGE                             PRINCIPAL OCCUPATION                                  DIRECTOR
----                       ---                             --------------------                                  --------

John Pimentel               41       Mr. Pimentel has been the Chief Executive Officer of WWT since                 2004
                                     September 1, 2005, and he has served as a director of WWT since
                                     February 2004. From 1993-1996, Mr. Pimentel served as Deputy
                                     Secretary for Transportation for the State of California where he oversaw a $4.5 billion budget and 28,000 employees including the
                                     Department of Transportation, the California Highway Patrol, and
                                     parts of the Department of Motor Vehicles. From 1998 to 2002, he
                                     worked with Bain & Company in the firm's Private Equity Group and the general consulting practice. Since 2003, Mr. Pimentel has worked with Cagan McAfee Capital Partners, LLC where he is responsible for business development, investment structuring and portfolio company management. Mr. Pimentel has an M.B.A. from Harvard Business School and a B.A. from University of California at Berkeley. From 2004 to
                                     2005, Mr. Pimentel also served as a member of the board of directors of Pacific Ethanol, Inc. (PEIX), a company he co-founded.

Matthew Lieb                35       Mr. Lieb was appointed to serve as our Chief Operating Officer in             Not a
                                     May 2007. Since 1999, Mr. Lieb has served as Chairman of the Board           director
                                     and Chief Executive Officer of Kingsley Management LLC, a company he founded that acquires and operates car wash facilities. From January
                                     2007 to May 15, 2007, Mr. Lieb provided us with consulting services at a fee of $3,500 per month plus an expense reimbursement. Mr. Lieb holds a BS in Finance from Georgetown University and an MBA from
                                     Harvard Business School.

James L. Ferris, Ph.D.      63       Dr. Ferris joined our Board of Directors in 2004. From November 4,             2004
                                     2006, to May 2007, Dr. Ferris served as our Chief Operating Officer and President and, from May 2007 to July 2007, as our President. In
                                     2006, and prior to his appointment as an officer, Dr. Ferris provided us with consulting services. Dr. Ferris served as a member of the board of directors of Albany International from 2000 - 2004.
                                     Dr. Ferris has been a trustee of the Institute of Paper Chemistry
                                     Foundation since 2003 and prior to that he was the President and
                                     Chief Executive Officer of the Institute of Paper Science and
                                     Technology from 1996 to 2003. Prior to that, he was vice president of research for the Pulp, Paper and Packaging Sector of Weyerhaeuser
                                     Corporation where he was employed for 30 years in various business, manufacturing and research positions. Dr. Ferris completed the
                                     Advanced Management Program at Harvard Business School in 1992,
                                     received his Ph.D. (1972) and M.S. (1969) from the Institute of
                                     Paper Chemistry at Lawrence University, and obtained his B.S. in
                                     Chemical Engineering from the University of Washington in 1966.

                                                            49

                                                                                                                   YEAR
                                                                                                                  FIRST
                                                                                                                 ELECTED
NAME                       AGE                             PRINCIPAL OCCUPATION                                  DIRECTOR
----                       ---                             --------------------                                  --------

Ross M. Patten              62       Mr. Patten joined our Board of Directors in 2005. Mr. Patten is                2005
                                     Chairman of the Board (1) (2) and a Vice President of Synagro
                                     Technologies, Inc., a residuals management company. Mr. Patten served as the Chief Executive Officer of Synagro Technologies, Inc.
                                     from February 1998 until September 2003. Prior to joining Synagro
                                     Technologies, Inc., Mr. Patten served at Browning-Ferris Industries for 17 years, where he last served as Divisional Vice
                                     President-Corporate Development. He also served as Executive Vice
                                     President for Development of Wheelabrator Technologies, a Waste
                                     Management, Inc. subsidiary, and director and Vice
                                     President-Business Development at Resource NE, Inc. prior to its acquisition by Waste Management, Inc. Mr. Patten was a founder, principal and Managing Director of Bedford Capital, an investment firm specializing in environmental companies, and of Bedford
                                     Management, which provides consulting services to publicly held waste management and environment related companies in the areas of growth and acquisition strategy formation and implementation.
                                     Pursuant to a contractual right granted to the holders of our Series
                                     A Preferred Stock, Mr. Patten was initially designated by the holders of our Series A Preferred Stock to fill a board vacancy.

Sam Pina Cortez             43       Mr. Cortez joined our Board of Directors in 2005. Mr. Cortez has               2005
                                     been a principal at (1) (2) KCL Development, LLC since 2003, where he provides business consulting and financial advisory services, primarily to growth companies and new business ventures. Prior to
                                     KCL Development, Mr. Cortez spent over twelve years in investment banking, focused primarily in the environmental industry. From 2000 to 2003, Mr. Cortez was a Senior Vice President of Investment
                                     Banking at Lehman Brothers, and prior to that he worked as an investment banker at Donaldson, Lufkin & Jenrette, Alex. Brown &
                                     Sons Incorporated and Morgan Stanley International. Mr. Cortez
                                     received an M.B.A. from the Harvard Graduate School of Business
                                     Administration and a B.S. in Chemical Engineering from the
                                     University of California, Berkeley. Pursuant to a contractual right granted to the holders of our Series A Preferred stock, Mr. Cortez was initially designated by the holders of our Series A Preferred
                                     Stock to fill a board vacancy.

David Gutacker              53       Mr. Gutaker, 53, joined our Board of Directors in December 2006. Mr.           2006
                                     Gutacker provided (1) (2) consulting services to our company in
                                     2006, prior to his appointment as a director. Mr. Gutacker has served as the chief executive officer of the Gutacker Group, a consulting firm specializing in evaluating and improving energy, waste-to-energy and other industrial projects, since 2004. From 2005 to 2006 he served as president and chief executive officer of
                                     Agrifos Fertilizer, a phosphate fertilizer company, and from 1987 to
                                     2001 worked for American Re-fuel, a waste-to-energy company, his most recent position being president and chief operating officer.
                                     Mr. Gutacker obtained his B.S. in Industrial Technology from the
                                     University of New York at Buffalo and his MBA from Canisius College.

                                                                 50

                                                                                                                   YEAR
                                                                                                                  FIRST
                                                                                                                 ELECTED
NAME                       AGE                             PRINCIPAL OCCUPATION                                  DIRECTOR
----                       ---                             --------------------                                  --------

David A. Rane               52       Mr. Rane joined WWT in November 2004 as WWT's Senior Vice President           Not a
                                     and Chief Financial Officer. Mr. Rane provided consulting services          director
                                     to WWT from April 2004 to November 2004. Mr. Rane served as
                                     Executive Vice President and Chief Financial Officer for Callaway
                                     Golf Company from 1994 to 2000. Prior to that, Mr. Rane worked at
                                     PricewaterhouseCoopers for 14 years in their San Diego, Brussels and
                                     National Offices. Since leaving Callaway Golf, Mr. Rane has served as Executive Vice President of two development stage companies,
                                     StoreRunner Network Inc. (from 2000 to 2001) and SureBeam
                                     Corporation (from 2001 to 2004), and most recently served as Vice
                                     Chancellor for Financial Management for The National University
                                     System (from May 2004 to November 2004). SureBeam Corporation filed for protection under Chapter 7 of the United States Bankruptcy Code in January 2004. Mr. Rane is a certified public accountant and has a
                                     B.A. in Accounting from Brigham Young University. Mr. Rane is a director of Telanetix, Inc.

----------------------

(1)   Member of our Audit Committee.

(2)   Member of our Compensation Committee.

AUDIT AND COMPENSATION COMMITTEES

In August 2004, our Board of Directors established an Audit Committee. Our Board of Directors has instructed the Audit Committee to meet periodically with our management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select the independent accountants to be retained, and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee is comprised of Mr. David Gutacker, Mr. Ross M. Patten and Mr. Sam P. Cortez, all of whom are non-employee directors. The Audit Committee held four formal meetings during the 2006 fiscal year.

While our Board of Directors believes that our Audit Committee members are financially literate and have a level of financial sophistication necessary to serve on the Audit Committee, it has determined that we do not have an "audit committee financial expert," as defined under Item 401(h)(2) of Regulation S-K of the Securities Act of 1933, serving on the Audit Committee. Given the limited scope of our operations to date, the Board of Directors believes that we do not currently need to have an audit committee financial expert serving on the Audit Committee.

Our Board of Directors has also established a Compensation Committee. The Compensation Committee is currently comprised of Messrs. Gutacker, Cortez and Patten. The Compensation Committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees. The Compensation Committee also administers our stock option plans.

The terms of our Series A preferred stock also provide that, so long as at least
3.0 million shares of Series A preferred stock remain outstanding, the holders of our Series A preferred stock shall have the right to elect a majority of the members of our Board of Directors. This right will terminate upon the occurrence of the "Operational Date" (generally defined as the date that we first generate aggregate cash flow of at least $672,000 for a period of three consecutive months). As of the date of this prospectus, the holders of Series A preferred stock had not exercised this right.

Our Board is comprised of a majority of "independent" directors as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. Our independent directors are Sam P. Cortez, David Gutacker and Ross M. Patten. Our Board determined that a consulting fee we paid to a company owned by Mr. Gutacker during 2006 did not prevent it from reaching a determination that Mr. Gutacker is independent. John Pimentel, our Chief Executive Officer, and Dr. James L. Ferris, our President, are not independent directors.

CODE OF ETHICS

We have adopted a "Code of Ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules that applies to our officers, directors and employees. Our Board of Directors will not permit any waiver of any ethics policy for any director or executive officer. A copy of the Code of Ethics will be made available to our shareholders without charge upon request by contacting us at 858-391-3400.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

      COMPENSATION PHILOSOPHY AND OBJECTIVES

Our Compensation Committee is committed to an executive compensation philosophy that attracts and retains executive officers, motivates executive officers to achieve our company's business objectives, and aligns the interests of key leadership with the long-term interests of our company's shareholders. The current objectives of our compensation program are to pay cash compensation at approximately market levels typical for an early stage company, and to supplement cash compensation with stock options. Stock options are granted with a strike price equal to the closing market price of our common stock on the date of grant. Stock options vest over time and are linked to the goals of our company and the performance of our executive officers.

      SETTING EXECUTIVE COMPENSATION

Executive compensation is intended to support our company's performance goals. Accordingly, the committee believes that a high percentage of compensation should be equity linked and therefore tied to the performance of our company and the individual's contribution to our company's performance.

The committee generally commences its review of our executive officer compensation for each year during the fourth quarter of the preceding year with the final determination of base salary and equity incentives made in April of such year following completion of the audit of our financial statements for the prior fiscal year. Changes in annual base compensation, if any, may be implemented retroactive to the beginning of the fiscal year.

      COMPENSATION POLICIES

EMPLOYMENT AGREEMENTS: We do not have an employment agreement with our chief executive officer. We have entered into an employment agreement with our Chief Financial Officer and our Chief Operating Officer. These agreements are summarized elsewhere in this prospectus. We are not parties to employment agreements with any other employees.

CHANGE-IN-CONTROL AGREEMENTS: Some of the awards issued under our stock option plans provide that such awards will fully vest in the event of a change in control, as defined in such plans. We do not maintain any other change-in-control policies or plans.

SEVERANCE POLICY: The above-referenced employment agreement with our Chief Financial Officer contains provisions related to severance payments upon termination of employment. We do not maintain any other severance policies or plans.

RECOUPMENT POLICY RELATING TO UNEARNED INCENTIVE COMPENSATION: It is the committee's policy to seek to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, our company may seek to recover any amount determined to have been inappropriately received by the individual executive.

IMPACT OF TAX AND ACCOUNTING TREATMENT ON COMPENSATION DECISIONS: The committee makes reasonable efforts to ensure that compensation paid to our executive officers is deductible, provided it determines that application of applicable limits are consistent with our needs and executive compensation philosophy. Our income tax deduction for executive compensation is limited by Section 162(m) of the Internal Revenue Code to $1 million per executive per year, unless compensation above that amount is "performance-based." This limit applies to our Chief Executive Officer and our other named executive officers. We have not had any deductions limited by Section 162(m) of the Internal Revenue Code to date.

      COMPONENTS OF EXECUTIVE OFFICER COMPENSATION

BASE SALARY: Executive officers receive a base salary in cash to compensate them for services rendered throughout the year. Base salary is intended to recognize each officer's responsibilities, role in the organization, experience level, and contributions to the success of our company. The committee sets base salaries for the executive officers based on negotiations with the executive officer and our experience with similarly situated early stage companies.

      STOCK OPTION AWARDS: The committee grants stock options to provide additional incentives to maximize our company's share value, and to make equity ownership an important component of executive compensation. Stock option award levels are determined based on market data, and vary based on an individual's position within our company, time at our company, and contributions to our company's performance. Stock options are granted with a strike price equal to the closing market price of our common stock on the date of grant. Stock options vest over time and are linked to the goals of our company and the performance of the executive officers. Although we did not make any stock option grants to our executive officers in 2006, we did grant our executive officers options in 2007.

EXECUTIVE PERQUISITES AND GENERALLY AVAILABLE BENEFIT PROGRAMS: Our executive officers are eligible to receive medical, dental and vision insurance that is generally available to our other employees. Although we do not currently offer any perquisites to any of our executive officers, we may do so in the future based upon the growth and success of our company.

      COMPENSATION COMMITTEE REPORT

THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR "FILED" WITH THE SEC OR SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO A DOCUMENT FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management and, based upon such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report and Proxy Statement.

      THE COMPENSATION COMMITTEE:

      Ross Patten, Chairman         Sam P. Cortez         David Gutacker

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and the next most highly compensated executive officers whose total compensation in 2006 was in excess of $100,000. There were no bonuses, restricted stock awards, stock options, stock appreciation rights or any other compensation paid any of the named executive officers in 2006.

            NAME AND PRINCIPAL                   SALARY            TOTAL
                  POSITION                         ($)              ($)
      -------------------------------------  ---------------  ---------------

      John Pimentel                             176,539(1)        176,539
         Chief Executive Officer

      David Rane                                224,000(2)        224,000
         Senior Vice President and Chief
         Financial Officer

      Thomas L. Collins                         221,846(3)        221,846
         Executive Vice President

      Fred Lundberg                             200,057(4)        200,057
         Senior Vice President

(1) Does not include $30,115 paid in 2006 representing salary earned and deferred in 2005.
(2) Does not include $6,461 paid in 2006 representing salary earned and deferred in 2005.
(3) Does not include $15,077 paid in 2006 representing salary earned and deferred in 2005. Mr. Collins resigned as an executive officer of our company in May 2007, but continues to serve our company as a part-time employee.
(4) Does not include $13,596 paid in 2006 representing salary earned and deferred in 2005. Mr. Lundberg resigned as an executive officer effective as of February 23, 2007, but continues to be available to serve our company in a consulting capacity.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table provides information on the holdings of stock option awards as of December 31, 2006 by our named executive officers. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer. There were no equity or non-equity awards granted to any of our named executive officers in 2006, nor did any named executive officer exercise any awards in 2006. The table does not include equity awards made in 2007.

                                                                OPTION AWARDS
                          ------------------------------------------------------------------------------------------
                                NUMBER OF              NUMBER OF
                               SECURITIES              SECURITIES
                               UNDERLYING              UNDERLYING
                               UNEXERCISED            UNEXERCISED              OPTION
                                 OPTIONS                OPTIONS               EXERCISE
                                   (#)                    (#)                   PRICE            OPTION EXPIRATION
NAME                           EXERCISABLE           UNEXERCISABLE               ($)                   DATE
------------------------  ---------------------  ---------------------  ---------------------  ---------------------
David Rane                       112,500                 37,500                  2.70            December 23, 2015
David Rane (1)                   145,833                204,167                  2.70            December 23, 2015
Tom Collins (2)                   75,000                 25,000                  1.50            May 1, 2014
Fred Lundberg (3)                 54,608                 20,392                  1.50            May 1, 2014

(1) On April 18, 2005, Mr. Rane was granted an option to purchase up to 350,000 shares of our common stock that would have become exercisable as to 12/48ths on April 18, 2006 and 1/48th per month thereafter. This option was cancelled on December 23, 2005 in conjunction with the issuance of another option resulting in what was effectively a repricing. Our Compensation Committee determined to grant Mr. Rane a stock option with an exercise price of $2.70 per share in substitution for his previously granted stock option with an exercise price of $4.45 per share based upon its determination that the exercise price of $4.45 per share was substantially in excess of the fair market value of our common stock on the grant date, after taking into account the limited trading market for our common stock. Our Compensation Committee determined that an option with an exercise price of $2.70 per share bore a closer relationship to the fair market value of our common stock and would provide a more realistic incentive to Mr. Rane to maximize shareholder value.

(2) Represents a warrant to purchase up to 100,000 shares of our common stock granted on May 1, 2004 that became exercisable as to 12/48ths on January 10, 2005 and vests 1/48th per month thereafter.

(3) Represents a warrant to purchase up to 75,000 shares of our common stock granted on May 1, 2004 that became exercisable as to 12/48ths on January 10, 2005 and vests 1/48th per month thereafter. So long as Mr. Lundberg continues to be available to provide us with consulting services, this warrant will continue to vest.

EMPLOYMENT AND CONSULTING AGREEMENTS

John Pimentel is employed as our Chief Executive Officer on an at-will employment basis. He currently receives a monthly salary of $15,000.

Effective May 15, 2007, we entered into an at-will employment agreement with Matthew Lieb pursuant to which Mr. Lieb agreed to serve as our Chief Operating Officer for a salary of $13,500 per month. We also agreed to grant Mr. Lieb options to acquire up to 400,000 shares of our common stock, as described below under "Stock Option Plans." The agreement can be terminated by either party at any time without notice.

Until his resignation as an executive officer in May 2007, Thomas L. Collins had been employed by us under an employment agreement that provided a base annual salary of $224,000. Mr. Collins' employment was at-will. This agreement was entered into with Mr. Collins on April 28, 2005 and superseded Mr. Collins' prior agreement with us. Mr. Collins was originally hired to act as an Executive Vice President and, in February 2004, our Board of Directors elected Mr. Collins to serve as our Chief Executive Officer. Mr. Collins resigned as chief executive officer in September 2005. The agreement provided discretion for our Board of Directors to increase the annual salary based upon Mr. Collins' performance and to provide bonuses as it deems appropriate. The agreement also provided for salary and benefit continuance for one year after death or permanent disability and severance equal to one year of salary ($224,000 as of December 31, 2006), plus a continuation of benefits in the event that Mr. Collins were to be terminated without cause or resign for good reason (as such terms were defined in the agreement) (in each case, with payments being made over a one-year period). As consideration for receiving the foregoing payments, Mr. Collins would have needed to be available to provide us with consulting services on projects identified by our Board, and to enter into a severance agreement and general release with our company. While any such payments were made Mr. Collins would have been prohibited from engaging in any activities that would compete with our business or from interfering or disrupting any of our business relationships with any of our customers or suppliers or soliciting any of our employees to leave employment with our company. Any of these requirements were subject to waiver by our company. The agreement also amended the terms of Mr. Collins previously issued warrant to acquire up to 100,000 shares of our common stock to provide for acceleration upon a change-in-control (as defined in our 2004 Stock Option Plan). The agreement provided for indemnification of Mr. Collins for decisions made in good faith while performing services for us. Mr. Collins also entered into our standard indemnification agreement for officers of our company, which provides, among other things, that we will indemnify Mr. Collins, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as an officer, employee, agent or fiduciary of our company, and otherwise to the full extent permitted under our bylaws and California law.

On October 1, 2006, we entered into a three-month consulting agreement with Dr. James L. Ferris, a member of our Board of Directors. The agreement required Dr. Ferris to provide us with management consulting services and to assist with certain management initiatives designed to achieve full operation of our plant in Anaheim, California. The agreement provided for the payment to Dr. Ferris of a monthly fee of $12,633, plus an expense reimbursement of $150 per day. On November 4, 2006, Dr. Ferris terminated his consulting agreement with us and entered into an at-will employment agreement with us, effective as of November 1, 2006, pursuant to which he was appointed to serve as our Chief Operating Officer and President for a salary of $14,000 per month plus paid vacation, health benefits and other employee benefits in accordance with our employee practices (which included dental and vision insurance). This agreement provided that it could be terminated by either party at any time without notice. In May 2007, Dr. Ferris relinquished his position as Chief Operating Officer and in July 2006, Dr. Ferris relinquished his position as President. Dr. Ferris continues to serve as a member of our Board of Directors.

Fred Lundberg was employed by us under an employment agreement that provided a base annual salary of $202,000 plus benefits (which at December 31, 2006 included dental and vision insurance). Mr. Lundberg's employment was at-will. This agreement was entered into with Mr. Lundberg on April 28, 2005 and superseded Mr. Lundberg's prior agreement with our company. The agreement provided discretion for our Board of Directors to increase the annual salary based upon Mr. Lundberg's performance and to provide bonuses as it deemed appropriate. The agreement also provided for salary and benefit continuance for one year after death or permanent disability and severance equal to one year of salary ($202,000 as of December 31, 2006), plus a continuation of benefits in the event that Mr. Lundberg were terminated without cause or resigned for good reason (as such terms were defined in the agreement) (in each case, with payments being made over a one-year period). As consideration for receiving the foregoing payments, Mr. Lundberg would have needed to be available to provide us with consulting services on projects identified by our Board, and to have entered into a severance agreement and general release with our company. While any such payments were being made Mr. Lundberg would be prohibited from engaging in any activities that would compete with our business or from interfering or disrupting any of our business relationships with any of our customers or suppliers or soliciting any of our employees to leave employment with our company. Any of these requirements may be waived by our company. The agreement provided for indemnification of Mr. Lundberg for decisions made in good faith while performing services for us. Mr. Lundberg also entered into our standard indemnification agreement for officers of our company, which provided, among other things, that we would indemnify Mr. Lundberg, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as an officer, employee, agent or fiduciary of our company, and otherwise to the full extent permitted under our bylaws and California law.

Effective February 23, 2007, Mr. Lundberg ceased to be employed by us and began to be available to provide us services on a consulting basis pursuant to a separation agreement and release. Pursuant to this agreement, we agreed to pay Mr. Lundberg severance pay equal to one year's base salary ($202,000) payable in 12 equal monthly installments, and benefit continuation (dental and vision insurance) for the one-year period commencing as of February 23, 2007. In consideration for receipt of the severance amount, Mr. Lundberg confirmed that so long as he was being provided with severance payments, he would be bound by the consulting, non-competition and non-solicitation provisions of his employment agreement (the "Employee Obligations"), as well as the confidentiality provisions of a confidentiality agreement previously entered into with us. Our company and Mr. Lundberg also agreed not to make any disparaging comments about each other. Mr. Lundberg may voluntarily terminate his right to receive severance payments at any time, in which case the Employee Obligations will cease.

David A. Rane is employed by us under an employment agreement that provides a base annual salary of $224,000 plus benefits (which at December 31, 2006 included health, dental and vision insurance). Mr. Rane's employment is at-will. This agreement was entered into with Mr. Rane on April 28, 2005 and superseded Mr. Rane's prior agreement with us. The agreement provides discretion for our Board of Directors to increase the annual salary based upon Mr. Rane's performance and to provide bonuses as it deems appropriate. The agreement also provides for salary and a continuance of benefits for one year after death or permanent disability and severance equal to one year of salary ($224,000 as of December 31, 2006), plus a continuation of benefits in the event that Mr. Rane is terminated without cause or resigns for good reason (as such terms are defined in the agreement) (in each case, with payments being made over a one-year period). As consideration for receiving the foregoing payments, Mr. Rane would need to be available to provide us with consulting services on projects identified by our Board, and enter into a severance agreement and general release with our company. While any such payments are being made Mr. Rane would be prohibited from engaging in any activities that would compete with our business or from interfering or disrupting any of our business relationships with any of our customers or suppliers or soliciting any of our employees to leave employment with our company. Any of these requirements may be waived by our company. The agreement provides for indemnification of Mr. Rane for decisions made in good faith while performing services for us. Mr. Rane also entered into our standard indemnification agreement for officers of our company, which provides, among other things, that we will indemnify Mr. Rane, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as an officer, employee, agent or fiduciary of our company, and otherwise to the full extent permitted under our bylaws and California law.

In October 2006, we entered into a consulting agreement with the Gutacker Group Inc., a consulting firm owned by David Gutacker. Pursuant to the agreement, we agreed to pay the Gutacker Group a fixed daily rate (ranging from $800 to $1,800/day) for making its personnel (including Mr. Gutacker) available to us to assist us in executing our business plan and defining our business model. We also agreed to reimburse the Gutacker Group for air travel and other expenses it incurs in providing us services. We paid the Gutacker Group total consulting fees of $30,500 in 2006. This agreement was terminated when Mr. Gutacker joined our Board of Directors in December 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Cortez and Patten and Dr. Ferris served as members of our Compensation Committee during 2006 (until Mr. Gutacker replaced Dr. Ferris as a member in December 2006). On October 1, 2006, Dr. Ferris entered into a consulting agreement with us. On November 4, 2006, this agreement was terminated and Dr. Ferris was appointed to serve as our Chief Operating Officer and President. We entered into a consulting agreement with a company owned by Mr. Gutacker in October 2006, which agreement was terminated when Mr. Gutacker joined our Board in December 2006. None of the other members of our Compensation Committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

INDEMNIFICATION

Our Articles of Incorporation provide that no officer or director shall be personally liable to our company or our stockholders for monetary damages except as provided pursuant to California law. Our Bylaws and Articles of Incorporation also provide that we shall indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of our company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of our company, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with California law. The rights accruing to any person under our Bylaws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by our Bylaws or Articles of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION OF DIRECTORS

      The following table summarizes the compensation that we paid to our non-employee directors (as well as to our former President and Chief Operating Officer, who was a non-employee director for a portion of 2006) for the year ended December 31, 2006:

                                  FEES EARNED OR              ALL OTHER                   TOTAL
NAME                             PAID IN CASH ($)          COMPENSATION ($)                ($)
---------------------------  ------------------------  ------------------------  ------------------------
Dr. James L. Ferris                  16,781                    33,956(1)                  50,757
Sam P. Cortez                        15,500                         -                     15,500
Ross M. Patten                       19,000                         -                     19,000
David Gutacker                        2,000                    30,050(2)                  32,050

(1) Includes $12,633 paid to Dr. Ferris for consulting fees and $21,323 paid as compensation for services as our President and Chief Operating Officer.
(2) Represents consulting fees paid to the Gutacker Group Inc., a firm owned by Mr. Gutacker, prior to his appointment to our Board of Directors.

Our non-employee directors (including Dr. Ferris) held the following options as of December 31, 2006:

                                                                OPTION AWARDS
                          ------------------------------------------------------------------------------------------
                                NUMBER OF              NUMBER OF
                               SECURITIES              SECURITIES
                               UNDERLYING              UNDERLYING
                               UNEXERCISED            UNEXERCISED              OPTION
                                 OPTIONS                OPTIONS               EXERCISE
                                   (#)                    (#)                   PRICE            OPTION EXPIRATION
NAME                           EXERCISABLE           UNEXERCISABLE               ($)                   DATE
------------------------  ---------------------  ---------------------  ---------------------  ---------------------
Dr. James L. Ferris                7,000                     --                  3.70            December 23, 2014
Dr. James L. Ferris               60,000                 30,000                  2.25            November 1, 2015
Dr. James L. Ferris               40,000                 50,000                  2.70            December 23, 2015
Sam P. Cortez                     90,000                 20,000                  2.25            November 1, 2015
Sam P. Cortez                     60,000                 50,000                  2.70            December 23, 2015
Ross M. Patten                    75,000                 25,000                  2.25            November 1, 2015
Ross M. Patten                    15,000                  5,000                  2.70            December 23, 2015
Ross M. Patten                    60,000                 60,000                  2.70            December 23, 2015
David Gutacker                       -0-                200,000                  1.55            January 17, 2017

In 2006, each non-employee member of our Board of Directors (including Dr. Ferris) was compensated at the rate of $500 per day for attending board or committee meetings or otherwise working on company business. Non-employee directors were also eligible to receive grants of options in the discretion of the Compensation Committee. Directors who are also our employees receive no additional compensation for serving on our Board. In 2007, based upon the recommendation of our Compensation Committee, our Board of Directors adopted a new compensation plan for our non-employee directors pursuant to which such directors will receive an annual retainer of $24,000 per year, $1,000 per meeting for attending Board meetings ($500 for attending telephonically), $2,000 per year for each committee on which the director serves ($4,000 for service on the Audit Committee), an additional $2,000 per year for serving as the chairman of a committee and $1,000 per day for attending other meetings at the request of the Chairman of our Board. Directors are also entitled to reimbursement for reasonable expenses incurred on behalf of our company. In May 2007, we awarded additional options to our directors, as described below under "Stock Option Plans."

STOCK OPTION PLANS

We currently have two stock option plans, the 2004 Stock Option Plan (the "2004
Plan) and the 2007 Stock Option Plan (the "2007 Plan"). Under the terms of the 2004 Plan, we are authorized to grant incentive awards for up to 2,000,000 shares of common stock, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. As of the date of this prospectus, there were outstanding awards covering all 2,000,000 shares issuable under the 2004 Plan. Accordingly, on May 21, 2007, our Board of Directors adopted the 2007 Plan, pursuant to which we are authorized to grant incentive awards for up to 6,000,000 shares of common stock, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. As of the date of this prospectus, there were outstanding awards covering 2,856,000 shares under the 2007 Plan. Adoption of the 2007 Plan was not subject to shareholder approval.

      SUMMARY OF THE 2007 PLAN

PURPOSE. The purpose of the 2007 Plan is to encourage selected employees, directors, consultants and advisors to accept and continue employment with us and our affiliates and to increase their interest in our welfare with the ability to participate in the growth of the value of our common stock.

ADMINISTRATION OF THE 2007 PLAN. The 2007 Plan may be administered by either our Board of Directors or, at the discretion of our Board, a committee of our Board (the "Administrator"). The Administrator has broad discretion and authority in administering the 2007 Plan, including the right to reduce the exercise price of any option, or to accelerate vesting.

TYPES OF AWARDS. Because the 2007 Plan is not subject to shareholder approval, no options granted thereunder will be "incentive" stock options that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Instead, all options issued thereunder will be non-qualified options.

ELIGIBLE PARTICIPANTS. All directors, employees, consultants and advisors are eligible to receive awards under the 2007 Plan.

SHARES SUBJECT TO THE PLAN. We may issue up to 6,000,000 shares of our common stock pursuant to the 2007 Plan. Any shares subject to an option that terminates or expires without being exercised become available for future awards under the 2007 Plan. The shares acquired upon exercise of options granted under the 2007 Plan will be authorized and unissued shares of common stock. As of the date of this Proxy Statement, options to acquire 2,856,000 shares had been issued under the 2007 Plan at a weighted average exercise price of $1.42.

TERMS AND CONDITIONS OF OPTIONS. The exercise price of any option may not be less than the fair market value of our common stock on the date of grant. The closing sales price of our common stock on May 31, 2007 was $1.35. No option may be exercised more than 10 years after the date of grant. No option may be transferred or assigned without the consent of the Administrator except by will or the laws of descent and distribution. The exercise price of options may be paid in cash or, with the consent of the Administrator, by a full recourse promissory note, delivery of other shares of our common stock (including shares acquired upon exercise of the related options), or by cashless exercise, to the extent and subject to applicable regulations.

AMENDMENTS TO THE 2007 PLAN. Our Board may amend, alter, suspend or discontinue the 2007 Plan at any time. No amendment, alteration, suspension or discontinuance requires shareholder approval unless our Board concludes that shareholder approval is advisable or required by law.

TERMINATION OF THE 2007 PLAN. The 2007 Plan will terminate on May 21, 2017. The termination of the 2007 Plan will not affect any outstanding option.

      GRANTS UNDER THE 2007 PLAN

On May 21, 2007, the Board granted options covering a total of 2,856,000 shares under the 2007 Plan. All of the options have an exercise price of $1.42 per share (the closing price of our common stock on the date of grant) and expire in ten years. The grants included the following awards made to our executive officers and directors:

John Pimentel, our Chairman of the Board and Chief Executive Officer, was granted three separate option awards. The first award, for Mr. Pimentel's continuing service as Chief Executive Officer, was an option to acquire up to 450,000 shares of common stock vesting 25% on January 1, 2008 and the balance in 36 equal monthly installments on the first day of each month, commencing January 1, 2008. The second award, for Mr. Pimentel's service as Chairman of the Board, was an option to acquire up to 250,000 shares of common stock vesting in 24 equal installments on the first day of each month, commencing as of January 1, 2007. The third award, in recognition of Mr. Pimentel's contributions as Chief Executive Officer, was an option to acquire up to 250,000 shares of common stock, with 104,167 shares vested upon grant and the balance vesting in 28 equal monthly installments on the first day of each month commencing June 1, 2007.

Each of our other directors (Ross Patten, James Ferris and Sam P. Cortez) was granted an option to acquire up to 200,000 shares of common stock vesting in 24 equal installments on the first day of each month, commencing as of January 1, 2007. Dr. Ferris, who also serves as our President, was also granted an option to acquire up to 50,000 shares of common stock vesting 25% on January 1, 2008 and the balance in 36 equal monthly installments on the first day of each month, commencing January 1, 2008. In consideration for his efforts in helping us build our new management team, Mr. Patten was also issued an option to acquire up to an additional 250,000 shares of common stock, vesting in 24 equal installments on the first day of each month, commencing as of January 1, 2007.

David Rane, our Chief Financial Officer, was awarded an option to acquire up to 250,000 shares of common stock vesting 25% on January 1, 2008 and the balance in 36 equal installments on the first day of each month, commencing January 1, 2008.

Pursuant to the at-will employment agreement described above, Matthew Lieb, our Chief Operating Officer, was granted options to acquire up to 400,000 shares of common stock vesting 25% on January 1, 2008 and the balance in 36 equal installments on the first day of each month commencing January 1, 2008.

All of the foregoing option awards provide that if the recipient is terminated for any reason other than for cause, the succeeding 12 months of vesting automatically accelerate. The options also provide for full acceleration of vesting upon a change of control.

      SUMMARY OF THE 2004 PLAN

PURPOSE. The purpose of the 2004 Plan is to encourage selected employees, directors, consultants and advisors to accept and continue employment with us and our affiliates and to increase their interest in our welfare with the ability to participate in the growth of the value of our common stock.

ADMINISTRATION OF THE 2004 PLAN. The 2004 Plan may be administered by either our Board of Directors or, at the discretion of our Board, a committee of our Board (the "Administrator"). The Administrator has broad discretion and authority in administering the 2004 Plan, including the right to reduce the exercise price of any option, or to accelerate vesting.

TYPES OF AWARDS. The Administrator may authorize the following types of awards under the 2004 Plan: (1) the grant of "incentive" stock options which are options intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs"); and (2) the grant of options which do not meet those requirements ("Non-Qualified Options").

ELIGIBLE PARTICIPANTS. All directors, employees, consultants and advisors are eligible to receive awards under the 2004 Plan. Incentive stock options may be granted only to persons who are employees.

SHARES SUBJECT TO THE PLAN. We may issue up to 2,000,000 shares of our common stock pursuant to the 2004 Plan. Any shares subject to an option that terminates or expires without being exercised become available for future awards under the 2004 Plan. The shares acquired upon exercise of options granted under the 2004 Plan will be authorized and unissued shares of common stock. As of the date of this Proxy Statement, options for all 2,000,000 shares had been issued under the 2004 Plan at a weighted-average exercise price of $2.52.

TERMS AND CONDITIONS OF OPTIONS. The exercise price of any option, may not be less than the fair market value of our common stock on the date of grant (110% of the fair market value for options granted to 10% stockholders). The closing sales price of our common stock on May 31, 2007 was $1.35. No option may be exercised more than 10 years after the date of grant (five years with respect to options granted to 10% stockholders). No option may be transferred or assigned without the consent of the Administrator except by will or the laws of descent and distribution. The exercise price of options may be paid in cash or, with the consent of the Administrator, by a full recourse promissory note, delivery of other shares of our common stock (including shares acquired upon exercise of the related options), or by cashless exercise, to the extent and subject to applicable regulations.

AMENDMENTS TO THE 2004 PLAN. Our Board may amend, alter, suspend or discontinue the 2004 Plan at any time. No amendment, alteration, suspension or discontinuance requires shareholder approval unless such approval is required to preserve incentive stock option treatment for federal income tax purposes or our Board otherwise concludes that shareholder approval is advisable or required by law.

TERMINATION OF THE 2004 PLAN. The 2004 Plan will terminate in 2014. The termination of the 2004 Plan will not affect any outstanding option.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to shares of our common stock that may be issued under our existing equity compensation plans, which include individual compensation arrangements. As of the date of this Proxy Statement, options covering all 2,000,000 shares issuable under the 2004 Plan had been issued. The table does not include options covering 2,856,000 shares issued under the 2007 Plan.

                                                                                                           NUMBER OF SECURITIES
                                                                                                          REMAINING AVAILABLE FOR
                                          NUMBER OF SECURITIES TO BE                                       FUTURE ISSUANCE UNDER
                                           ISSUED UPON EXERCISE OF       WEIGHTED-AVERAGE EXERCISE       EQUITY COMPENSATION PLANS
                                             OUTSTANDING OPTIONS,      PRICE OF OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES
             PLAN CATEGORY                   WARRANTS AND RIGHTS            WARRANTS AND RIGHTS           REFLECTED IN COLUMN (A))
----------------------------------------  --------------------------   -----------------------------   -----------------------------
                                                     (a)                           (b)                               (c)
Equity compensation plans approved
  by security holders                             1,337,000                       $ 2.52                           663,000
Equity compensation plans not approved
  by security holders                               250,000                       $ 1.50                                 0
Total                                             1,587,000                       $ 2.36                           663,000

The only equity compensation plan approved by our shareholders is our 2004 Plan. Except for the 2007 Plan and as described below with respect to the issuance of certain warrants, we have not adopted without the approval of our shareholders any equity compensation plans under which our securities are authorized for issuance.

On May 10, 2004, our Board of Directors granted warrants to each of Thomas L. Collins, our then-Chief Executive Officer and Fred Lundberg, our then-Senior Vice President, to acquire up to 100,000 and 75,000 shares, respectively, of our common stock. The warrants, which were all issued in connection with services rendered to our company and vest through January 2008, each have a strike price of $1.50 per share (the fair market value of our common stock at the time of grant), a term of seven years and a cashless exercise provision.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      NON-QUALIFIED STOCK OPTIONS

There will be no federal income tax consequences to either us or the participant upon the grant of a non-qualified stock option if the exercise price is not less than the fair market value of our common stock on the date of the option grant. However, the participant will realize ordinary income on the exercise of the non-qualified stock option in an amount equal to the excess of the fair market value of the common stock acquired upon the exercise of such option over the exercise price, and we will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the common stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

      INCENTIVE STOCK OPTIONS

There will be no federal income tax consequences to either us or the participant upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price (the "spread") will be added to the alternative minimum tax base of the participant unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the participant will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled to a federal income tax deduction equal to such amount. If the participant sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

      SECTION 162(M) OF THE INTERNAL REVENUE CODE

Pursuant to Section 162(m) of the Internal Revenue Code, we may not deduct compensation in excess of $1,000,000 paid to each of our Chief Executive Officer and our four next most highly compensated executive officers, subject to certain exceptions. Our plans are designed to comply with an exception from the limitation of Section 162(m) as to options granted under such plans.

NEW PLAN BENEFITS

      Except with respect to awards that are currently outstanding, the Compensation Committee has not yet selected the employees, officers, directors, consultants and advisers who will receive options or determined the terms and conditions of such awards.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF WORLD WASTE'S COMMON STOCK; SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 1, 2007 by (i) each person who is known by us to own beneficially more than five percent of our outstanding common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all current executive officers and directors as a group. The number of shares and the percentage of shares beneficially owned by each such person or group, as set forth below, include shares of common stock that such person or group has the right to acquire on or within 60 days after September 1, 2007 pursuant to the exercise of options or warrants or the conversion of preferred stock. As of September 1, 2007, 27,166,576 shares of our common stock were issued and outstanding.

      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person.

                                                             Number of Shares                  Percent of
Name and Address of Beneficial Owner (1)                   Beneficially Owed (1)                Class (1)
--------------------------------------------------   ---------------------------------  ------------------------
John Pimentel (2)                                               1,550,001                        5.75%
Matthew Lieb (3)                                                      -0-                          *
David A. Rane (4)                                                 650,000                        2.37%
James L. Ferris (5)                                               256,133                          *
Ross M. Patten (6)                                                371,250                          *
Sam P. Cortez (7)                                                 290,833                          *
David Gutacker (8)                                                200,000                          *
Steven Racoosin (9)                                             2,361,910                        8.80%
One World Zero Waste, LLC (9)                                   2,361,910                        8.80%
Laird Q. Cagan (10)                                             2,446,275                        8.92%
All directors and executive officers as a group
  (7 persons) (2)(3)(4)(5)(6)(7)(8)                             3,318,217                       11.60%

-----------------
* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1) Shares of common stock subject to options, warrants or other convertible securities (including approximately 16.7 million shares of common stock issuable upon conversion of our preferred stock) that are currently exercisable or convertible or exercisable or convertible within 60 days of September 1, 2007 are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, the address for each of the individuals listed in the table is care of World Waste Technologies, Inc., 13500 Evening Creek Drive, Suite 440, San Diego, California, 92128.

(2) Includes 350,000 shares owned by Mr. Pimentel's spouse. Includes 12,500 shares issuable upon conversion of preferred stock and upon exercise of warrants. Includes options to acquire up to 187,501 shares of common stock currently exercisable or exercisable within 60 days of September 1, 2007. Does not include options to acquire up to 762,499 shares of common stock that are not currently exercisable or exercisable within 60 days of September 1, 2007.

(3) Matthew Lieb was appointed Chief Operating Officer in May 2007. Does not include options to acquire up to 400,000 shares of common stock that are not currently exercisable or exercisable within 60 days of September 1, 2007.

(4) Includes 500,000 shares issuable upon the exercise of currently exercisable stock options. Does not include options to acquire up to 250,000 shares of common stock that are not currently exercisable or exercisable within 60 days of September , 2007.

(5) Includes 187,000 shares issuable upon exercise of a stock option which is immediately exercisable but subject to repurchase by us in the event that optionee's service to our company terminates. Our repurchase right lapses as follows: with respect to the option to purchase (i) 7,000 shares granted on December 21, 2004, our repurchase right has fully lapsed; (ii) 90,000 shares granted on November 1, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after July 1, 2005; and (iii) 90,000 shares granted on December 23, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after January 1, 2006. Our repurchase right also fully lapses in the event that we are subject to a change in control. Also includes 10,800 shares of common stock issuable upon the conversion of preferred stock and the exercise of warrants. Includes options to acquire up to 58,333 shares of common stock currently exercisable or exercisable within 60 days of September 1, 2007. Does not include options to acquire up to 191,667 shares of common stock that are not currently exercisable or exercisable within 60 days of September 1, 2007.

(6) Includes 240,000 shares issuable upon exercise of a stock option which is immediately exercisable but subject to repurchase by us in the event that optionee's service to our company terminates. Our repurchase right lapses as follows: with respect to the option to purchase (i) 100,000 shares granted on November 1, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after July 1, 2005; (ii) 120,000 shares granted on December 23, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after January 1, 2006; and (ii) 20,000 shares granted on December 23, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after July 1, 2005. Our repurchase right also fully lapses in the event that we are subject to a change in control. Includes options to acquire up to 131,250 shares of common stock currently exercisable or exercisable within 60 days of September 1, 2007. Does not include options to acquire up to 318,750 shares of common that are not currently exercisable or exercisable within 60 days of September 1, 2007.

(7) Includes 220,000 shares issuable upon exercise of stock options which are immediately exercisable but subject to repurchase by us in the event that optionee's service to our company terminates. Our repurchase right lapses as follows: with respect to the option to purchase (i) 110,000 shares granted on November 1, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after July 1, 2005; and (ii) 110,000 shares granted on December 23, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after January 1, 2006. Our repurchase right also fully lapses in the event that we are subject to a change in control. Also includes 12,500 shares of common stock issuable upon conversion of preferred stock and exercise of warrants. Includes options to acquire up to 58,333 shares of common stock currently exercisable or exercisable within 60 days of September 1, 2007. Does not include options to acquire up to 141,667 shares of common stock that are not currently exercisable or exercisable within 60 days of September 1, 2007.

(8) Represents 200,000 shares issuable upon exercise of a stock option which is immediately exercisable but subject to repurchase by us in the event that optionee's service to our company terminate. Our repurchase right lapses with respect to 1/24th of the shares upon the passing of each month of continuing service to us after December 31, 2006. Our repurchase right also fully lapses in the event that we are subject to a change in control.

(9) Address: 3849 Pala Mesa Drive, Fallbrook, CA 92028. Mr. Racoosin has voting and dispositive power over the shares that are owned of record by One World Zero Waste, LLC, and such shares are also included in the table opposite Mr. Racoosin's name. Includes 51,563 shares issuable upon exercise of a warrant. Does not include 23,437 shares issuable upon exercise of a warrant that are not currently exercisable or exercisable within 60 days of May 31, 2007.

(10) Includes (i) 1,585,000 shares owned of record by Laird Q. Cagan, (ii) 200,000 shares owned of record by the KQC Trust, of which Mr. Cagan is the sole trustee, (iii) 426,122 shares that Mr. Cagan currently has the right to acquire pursuant to warrants, (iv) 95,000 shares out of a total of 190,000 shares that Cagan McAfee Capital Partners, LLC, an entity in which Mr. Cagan holds a 50% interest and shares voting and dispositive power, currently has the right to acquire pursuant to warrants, and (v) 126,400 shares of common stock issuable upon the conversion of preferred stock and the exercise of warrants held by Cagan Capital Private Equity Fund II, LLC, an entity that Mr. Cagan controls. Excludes the remaining 95,000 shares that Cagan McAfee Capital Partners, LLC has the right to acquire pursuant to warrants and as to which Mr. Cagan disclaims beneficial ownership. Mr. Cagan also disclaims beneficial ownership over the shares held by Cagan Capital Private Equity Fund. Address is c/o Cagan McAfee Capital Partners, LLC, 10600 N. De Anza Blvd., Suite 250, Cupertino, CA 95014.

                              SELLING STOCKHOLDERS

The shares to be offered by the selling stockholders are "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act to give the selling stockholders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement. Please see "Plan of Distribution." The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus.

The following table sets forth the beneficial ownership of the selling stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding the option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

-----------------------------------------------------------------------------------------------

                     Securities Owned by Selling Stockholders Prior to Offering
----------------------------------------------------------------------------------------------
                                                                         Common
                                                                          Stock        Common
                                                           Common       issuable        Stock
                                                            Stock          upon        issuable
                                                           issuable     conversion       upon
                                                            upon            of         exercise
                                                          conversion    Series B          of
                                                             of         Convertible    Warrants
                                             Common       Series A      Preferred        and
                                             Stock       Convertible      Stock        Options
                                            (direct)     (indirect)     (indirect)    (indirect)
Name of Selling Shareholder                 ownership)    ownership)    ownership)    ownership)
---------------------------                 ----------    ----------    ----------    ----------
                                              (a)            (b)            (c)          (d)
                                            ----------    ----------    ----------    ----------
Alyceum Holdings LLC (1)                     16,667            0              0            0
Jeanne Anding & David Anding Tr Ua
Dtd May 29 86 Anding Family Trust (2)        25,000            0              0            0
James V Baker                                77,500            0              0            0
Cullen John Barry & John A Dehmen
Ten Com                                      16,667            0              0            0
Bret A Bartolotta                             5,000            0              0            0
First Regional Bank Cust FBO Vincent
Bartolotta Vincent Bartolotta Jr
Account 000828 (3)                           25,000            0              0            0
Robert Bellano                               11,005            0              0            0
Deann Bernhard                               83,500            0              0            0
Salim Bhamla                                 16,667            0              0            0
Bruce Neel Bowers & Lorene Ryan
Bowers Revocable Declaration Of Trust
Dtd Mar 22 1985 (4)*                         25,000            0              0            0
Ryan N Bowers & The Ryan N. Bowers
& Susan Bowers Family Trust Ua Dtd
Dec 18 2003 & Susan Bowers Family
Trust (5)*                                   28,925            0              0            0
R.N. Bowers Insurance Svcs.
Dbpp Defined Benefits Pension Plan (5) *     25,000            0              0            0
BRS Energy Investments LLC (6)                6,600            0              0            0
Sharon Cadogan                               20,000            0              0            0
Gilbert Campos                               15,000            0              0            0
Scott M Casady                               15,000            0              0            0
Joseph B Childrey                           433,678            0         14,275       53,000
Civic Capital Fund I LLC (7)                 33,000            0              0            0
Patrick Collins (36)                         25,000            0              0            0
Charles K Corfman                           110,000            0              0            0
Cornerstone Bio Pharma Holdings
Ltd (8)                                     400,000            0              0            0
Brent Cousino*                               30,000            0              0            0
Albert K Davis                               50,000            0              0            0
Dcg & T FBO Herman Y Ackerman
Sep Ira                                       5,000            0              0            0
Dcg & T FBO Scott S Davis Ira (9)*           12,500            0              0            0
Giovanni De La Cruz & Rosemary De
La Cruz, JT Ten                              30,000            0              0            0
Tim H Decker                                 25,000            0              0            0
Donald Duane Diffenbaugh                     13,500            0              0            0


[table continued]


------------------------------------------------------------------------------------------------------------
                                                 Securities Being Offered
                                                  By Selling Stockholders
                                              ----------------------------------
                                                              Common                                 % of
                                                              Stock                    Common        Common
                                                             issuable                   Stock        Stock
                                                               upon        Total        Owned        Owned
                                                             conversion    number       After        After
                                                                or          of        Completion   Completion
                                                             exercise      shares        of            of
                                                                of          of         Offering     Offering
                                                Common       derivative    Common     (direct)      (direct)
                                                Stock        securities    Stock         and          and
                                               (direct)      (indirect)    being       indirect    indirect
Name of Selling Shareholder                    ownership)    ownership    offered     ownership)   ownership)
---------------------------                    ----------    ---------    -------     ----------   ----------
                                                  (e)           (f)         (g)          (h)          (i)
                                               ----------    ---------    -------     ----------   ----------
Alyceum Holdings LLC (1)                         16,667          0        16,667          0            0
Jeanne Anding & David Anding Tr Ua
Dtd May 29 86 Anding Family Trust (2)            25,000          0        25,000          0            0
James V Baker                                    77,500          0        77,500          0            0
Cullen John Barry & John A Dehmen
Ten Com                                          16,667          0        16,667          0            0
Bret A Bartolotta                                 5,000          0         5,000          0            0
First Regional Bank Cust FBO Vincent
Bartolotta Vincent Bartolotta Jr
Account 000828 (3)                               25,000          0        25,000          0            0
Robert Bellano                                   11,005          0        11,005          0            0
Deann Bernhard                                   83,500          0        83,500          0            0
Salim Bhamla                                     16,667          0        16,667          0            0
Bruce Neel Bowers & Lorene Ryan
Bowers Revocable Declaration Of Trust
Dtd Mar 22 1985 (4)*                             25,000          0        25,000          0            0
Ryan N Bowers & The Ryan N. Bowers
& Susan Bowers Family Trust Ua Dtd
Dec 18 2003 & Susan Bowers Family
Trust (5)*                                       28,925          0        28,925          0            0
R.N. Bowers Insurance Svcs.
Dbpp Defined Benefits Pension Plan (5) *         25,000          0        25,000          0            0
BRS Energy Investments LLC (6)                    6,600          0         6,600          0            0
Sharon Cadogan                                   20,000          0        20,000          0            0
Gilbert Campos                                   15,000          0        15,000          0            0
Scott M Casady                                   15,000          0        15,000          0            0
Joseph B Childrey                               433,678     67,275       500,953          0            0
Civic Capital Fund I LLC (7)                     33,000          0        33,000          0            0
Patrick Collins (36)                             25,000          0        25,000          0            0
Charles K Corfman                               110,000          0       110,000          0            0
Cornerstone Bio Pharma Holdings
Ltd (8)                                         400,000          0       400,000          0            0
Brent Cousino*                                   30,000          0        30,000          0            0
Albert K Davis                                   50,000          0        50,000          0            0
Dcg & T FBO Herman Y Ackerman
Sep Ira                                           5,000          0         5,000          0            0
Dcg & T FBO Scott S Davis Ira (9)*               12,500          0        12,500          0            0
Giovanni De La Cruz & Rosemary De
La Cruz, JT Ten                                  30,000          0        30,000          0            0
Tim H Decker                                     25,000          0        25,000          0            0
Donald Duane Diffenbaugh                         13,500          0        13,500          0            0

--------------------------------------------------------------------------------------------------

                     Securities Owned by Selling Stockholders Prior to Offering
----------------------------------------------------------------------------------------------
                                                                         Common
                                                                          Stock        Common
                                                           Common       issuable        Stock
                                                            Stock          upon        issuable
                                                           issuable     conversion       upon
                                                            upon            of         exercise
                                                          conversion    Series B          of
                                                             of         Convertible    Warrants
                                             Common       Series A      Preferred        and
                                             Stock       Convertible      Stock        Options
                                            (direct)     (indirect)     (indirect)    (indirect)
Name of Selling Shareholder                 ownership)    ownership)    ownership)    ownership)
---------------------------                 ----------    ----------    ----------    ----------
                                               (a)           (b)            (c)          (d)
                                            ----------    ----------    ----------    ----------
Thomas Dinoto Family Trust Ua
Dtd Nov 11 93 (10)                           25,000           0              0            0
Dolphin Offshore Partners GP (11)           250,000           0              0            0
Corey E Doucette & Berkley A
Doucette Tr Ua Dtd Apr 08 2004 The
 Doucette Trust (12)                         15,000           0              0            0
Edward J Doucette III & Karen J
 Doucette Tr Ua Dtd Jun 21 94 Th
e Edward J III & Karen J Doucette Joint
 & Survivor Tr (13)                          10,000           0              0            0
Glenn E Drown & Margaret T Drown Jt
Ten                                          40,000           0              0            0
Keith Du Bose                                90,000           0              0            0
Richard G Ely & Paulette Ely Family
Trust Ua Dtd Mar 16 94 (14)                  45,000           0         14,224        3,000
Enable Capital (15)                          33,334           0              0            0
Philip Fiederlein                            12,500           0         23,640        5,000
First Regional Bank Cust FBO William
 A Griffo Ira Account 051985 (16)            28,800           0              0            0
Steven R Fisher                              50,000           0              0            0
Ken Frisbie                                  15,000           0              0            0
Sergio Gaetan                                 6,250           0              0            0
Philip Gair                                 224,133           0              0            0
GCE Property Holdings Inc*                  149,671           0         10,522       20,000
Philip Given & Barbara Given, JT              9,500           0              0            0
Joseph Gondolfo & Linda M Gondolfo,
JT                                           25,000           0              0            0
Lawrence C Gray & Lenora L Gray
Family Trust (17)                            12,500           0              0            0
Thomas L Gray & Debra Gray, JT               12,500           0              0            0
Abe J Grayson & Janice M Grayson, JT         20,000           0              0            0
David S Grayson & Rachelle Zendejas
Fam Liv Tr Ua Dtd May 25 99 (18)             30,000           0              0            0
William A Griffo                              2,500           0              0            0
Claudio Gutierrez                            47,000           0              0            0
David C Harlan                               25,000           0              0            0
Mike Harlan                                  32,500           0              0            0
Joe Heger                                   125,000           0              0            0
Hillcrest Investors Ltd (19)                 17,000           0              0            0
David Iafrate                                25,000           0              0            0



[table continued]


------------------------------------------------------------------------------------------------------
                                           Securities Being Offered
                                            By Selling Stockholders
                                        ----------------------------------
                                                        Common                                 % of
                                                        Stock                    Common        Common
                                                       issuable                   Stock        Stock
                                                         upon        Total        Owned        Owned
                                                       conversion    number       After        After
                                                          or          of        Completion   Completion
                                                       exercise      shares        of            of
                                                          of          of         Offering     Offering
                                          Common       derivative    Common     (direct)      (direct)
                                          Stock        securities    Stock         and          and
                                         (direct)      (indirect)    being       indirect    indirect
Name of Selling Shareholder              ownership)    ownership    offered     ownership)   ownership)
---------------------------              ----------    ---------    -------     ----------   ----------
                                            (e)           (f)         (g)          (h)          (i)
                                         ----------    ---------    -------     ----------   ----------
Thomas Dinoto Family Trust Ua
Dtd Nov 11 93 (10)                         25,000           0        25,000         0            0
Dolphin Offshore Partners GP (11)         250,000           0       250,000         0            0
Corey E Doucette & Berkley A
Doucette Tr Ua Dtd Apr 08 2004 The
 Doucette Trust (12)                       15,000           0        15,000         0            0
Edward J Doucette III & Karen J
 Doucette Tr Ua Dtd Jun 21 94 Th
e Edward J III & Karen J Doucette Joint
 & Survivor Tr (13)                        10,000           0        10,000         0            0
Glenn E Drown & Margaret T Drown Jt
Ten                                        40,000           0        40,000         0            0
Keith Du Bose                              90,000           0        90,000         0            0
Richard G Ely & Paulette Ely Family
Trust Ua Dtd Mar 16 94 (14)                45,000      17,224        62,224         0            0
Enable Capital (15)                        33,334           0        33,334         0            0
Philip Fiederlein                          12,500      28,640        41,140         0            0
First Regional Bank Cust FBO William
 A Griffo Ira Account 051985 (16)          28,800           0        28,800         0            0
Steven R Fisher                            50,000           0        50,000         0            0
Ken Frisbie                                15,000           0        15,000         0            0
Sergio Gaetan                               6,250           0         6,250         0            0
Philip Gair                               224,133           0       224,133         0            0
GCE Property Holdings Inc*                149,671      30,522       180,193         0            0
Philip Given & Barbara Given, JT            9,500           0         9,500         0            0
Joseph Gondolfo & Linda M Gondolfo,
JT                                         25,000           0        25,000         0            0
Lawrence C Gray & Lenora L Gray
Family Trust (17)                          12,500           0        12,500         0            0
Thomas L Gray & Debra Gray, JT             12,500           0        12,500         0            0
Abe J Grayson & Janice M Grayson, JT       20,000           0        20,000         0            0
David S Grayson & Rachelle Zendejas
Fam Liv Tr Ua Dtd May 25 99 (18)           30,000           0        30,000         0            0
William A Griffo                            2,500           0         2,500         0            0
Claudio Gutierrez                          47,000           0        47,000         0            0
David C Harlan                             25,000           0        25,000         0            0
Mike Harlan                                32,500           0        32,500         0            0
Joe Heger                                 125,000           0       125,000         0            0
Hillcrest Investors Ltd (19)               17,000           0        17,000         0            0
David Iafrate                              25,000           0        25,000         0            0


-----------------------------------------------------------------------------------------------

                     Securities Owned by Selling Stockholders Prior to Offering
----------------------------------------------------------------------------------------------
                                                                         Common
                                                                          Stock        Common
                                                           Common       issuable        Stock
                                                            Stock          upon        issuable
                                                           issuable     conversion       upon
                                                            upon            of         exercise
                                                          conversion    Series B          of
                                                             of         Convertible    Warrants
                                             Common       Series A      Preferred        and
                                             Stock       Convertible      Stock        Options
                                            (direct)     (indirect)     (indirect)    (indirect)
Name of Selling Shareholder                 ownership)    ownership)    ownership)    ownership)
---------------------------                 ----------    ----------    ----------    ----------
                                               (a)           (b)            (c)          (d)
                                            ----------    ----------    ----------    ----------
Jenson Orthodontic Center Profit
Sharing Plan (20)                             5,000           0             0             0
John Johnson                                 16,667           0             0             0
Kranenburg Fund LP (21)                     141,667           0        74,496        25,000
Kranenberg 1998 Trust (21)                        0           0             0        50,000
Michael Labbe                                17,500           0             0             0
Lacorte Family Revocable Trust Ua Dtd
Jan 31 05 (22)                               50,000           0             0             0
Ladera Church                                 5,000           0             0             0
Thomas P Lechner                             12,500           0             0             0
Libs Chiropractic Defined Benefit
Pension Plan (23)                            50,000           0             0             0
Libs Rev Trust Ua Dtd Feb 18 93 (23)         35,000           0             0             0
Linden Growth Partners Master Fund,
LP (24)*                                  1,150,000           0       942,811       200,000
David Metje                                  12,500           0             0             0
Brenda Mongillo                              25,000           0             0             0
Anthony S Moses & Mary Moses, JT             25,000           0             0             0
Paul L Nolta & Jolene C Nolta                12,500           0             0             0
Mark Pelkey                                  20,500           0             0             0
Brian J Peschel                              66,667           0             0             0
Patrick Pettijohn & Susan Pettijohn, JT
TEN                                          15,000           0             0             0
Joseph Pimentel (25)                         20,000           0             0             0
Mark Pomeroy & Marie Pomeroy Rev
Liv Tr Ua Dtd Oct 10 90 (26)                100,000           0             0             0
Todd Richards                                30,000           0             0             0
Bradley Rotter                              168,137           0        15,076        30,500
Kelly M Sablan                               25,000           0             0             0
Marc Seward & Stephanie Seward Tr
Ua Dtd March 8 1996 The Marc &
Stephanie Seward Living Trust (27)*          12,500           0             0             0
Nelson R Sharp                              100,000           0             0             0
Sigma Alpha Epsilon Foundation               15,000           0             0             0
Vincent Simon                                 5,000           0             0             0
2005 Speare Tools Profit Sharing
Plan (28)                                     5,300           0             0             0
2004 Speare Tools Profit Sharing
Plan (28)                                     7,200           0             0             0
Speare Tools Inc Profit Sharing
Plan (28)                                    25,000           0             0             0



[table continued]


---------------------------------------------------------------------------------------------------------
                                              Securities Being Offered
                                               By Selling Stockholders
                                           ----------------------------------
                                                           Common                                 % of
                                                           Stock                    Common        Common
                                                          issuable                   Stock        Stock
                                                            upon        Total        Owned        Owned
                                                          conversion    number       After        After
                                                             or          of        Completion   Completion
                                                          exercise      shares        of            of
                                                             of          of         Offering     Offering
                                             Common       derivative    Common     (direct)      (direct)
                                             Stock        securities    Stock         and          and
                                            (direct)      (indirect)    being       indirect    indirect
Name of Selling Shareholder                 ownership)    ownership    offered     ownership)   ownership)
---------------------------                 ----------    ---------    -------     ----------   ----------
                                               (e)           (f)         (g)          (h)          (i)
                                            ----------    ---------    -------     ----------   ----------
Jenson Orthodontic Center Profit
Sharing Plan (20)                             5,000           0         5,000           0           0
John Johnson                                 16,667           0        16,667           0           0
Kranenburg Fund LP (21)                     141,667      99,496       241,163           0           0
Kranenberg 1998 Trust (21)                        0      50,000        50,000           0           0
Michael Labbe                                17,500           0        17,500           0           0
Lacorte Family Revocable Trust Ua Dtd
Jan 31 05 (22)                               50,000           0        50,000           0           0
Ladera Church                                 5,000           0         5,000           0           0
Thomas P Lechner                             12,500           0        12,500           0           0
Libs Chiropractic Defined Benefit
Pension Plan (23)                            50,000           0        50,000           0           0
Libs Rev Trust Ua Dtd Feb 18 93 (23)         35,000           0        35,000           0           0
Linden Growth Partners Master Fund,
LP (24)*                                  1,150,000   1,142,811     2,292,811           0           0
David Metje                                  12,500           0        12,500           0           0
Brenda Mongillo                              25,000           0        25,000           0           0
Anthony S Moses & Mary Moses, JT             25,000           0        25,000           0           0
Paul L Nolta & Jolene C Nolta                12,500           0        12,500           0           0
Mark Pelkey                                  20,500           0        20,500           0           0
Brian J Peschel                              66,667           0        66,667           0           0
Patrick Pettijohn & Susan Pettijohn,
JT TEN                                       15,000           0        15,000           0           0
Joseph Pimentel (25)                         20,000           0        20,000           0           0
Mark Pomeroy & Marie Pomeroy Rev
Liv Tr Ua Dtd Oct 10 90 (26)                100,000           0       100,000           0           0
Todd Richards                                30,000           0        30,000           0           0
Bradley Rotter                              168,137      45,576       213,713           0           0
Kelly M Sablan                               25,000           0        25,000           0           0
Marc Seward & Stephanie Seward Tr
Ua Dtd March 8 1996 The Marc &
Stephanie Seward Living Trust (27)*          12,500           0        12,500           0           0
Nelson R Sharp                              100,000           0       100,000           0           0
Sigma Alpha Epsilon Foundation               15,000           0        15,000           0           0
Vincent Simon                                 5,000           0         5,000           0           0
2005 Speare Tools Profit Sharing
Plan (28)                                     5,300           0         5,300           0           0
2004 Speare Tools Profit Sharing
Plan (28)                                     7,200           0         7,200           0           0
Speare Tools Inc Profit Sharing
Plan (28)                                    25,000           0        25,000           0           0

-------------------------------------------------------------------------------------------------

                     Securities Owned by Selling Stockholders Prior to Offering
----------------------------------------------------------------------------------------------
                                                                         Common
                                                                          Stock        Common
                                                           Common       issuable        Stock
                                                            Stock          upon        issuable
                                                           issuable     conversion       upon
                                                            upon            of         exercise
                                                          conversion    Series B          of
                                                             of         Convertible    Warrants
                                             Common       Series A      Preferred        and
                                             Stock       Convertible      Stock        Options
                                            (direct)     (indirect)     (indirect)    (indirect)
Name of Selling Shareholder                 ownership)    ownership)    ownership)    ownership)
---------------------------                 ----------    ----------    ----------    ----------
                                               (a)           (b)            (c)          (d)
                                            ----------    ----------    ----------    ----------

Tamarind Global Assets Ltd (29)              95,000           0              0            0
John R Tessitore                             26,667           0              0            0
Karen M Troyer                                5,000           0              0            0
Trust Administrator Service Corp Cust
William A Griffo Ira Account
051989(30)                                    7,200           0              0            0
Barry Uphoff                                 16,667           0              0            0
Jerome T Usalis                              62,500           0              0            0
Tom Van Horne (31)                            4,000           0         19,192        9,340
Christopher Visconti                          6,250           0              0            0
Saundra S Visconti                           12,500           0              0            0
Guy Weber                                    10,000           0              0            0
Lee F West                                    6,250           0              0            0
John D Williamson*                           16,667           0              0            0
David Wilson & Jaan Wilson, JT TEN           12,500           0              0            0
WIP II Investments LLC (32)*                425,000           0              0            0
Ellen K Wolfe Living Trust Ua Dtd
Feb 12 03 (33)                               34,167           0              0            0
Ellen K Wolfe                                23,000           0              0            0
Thomas Marsella                              15,000           0              0            0
Darin Marsella                                3,500           0              0            0
Michael Brown Trust (34)                     91,104           0        235,082       83,000
Jerome Belson                                     0           0        471,445      100,000
Anthony Trobiano Trust (35)                       0           0         88,439       18,750
Michael S. Klein                                  0           0         11,893        2,500
Martin S. & Beata Beck                            0           0         40,133        8,500
Michael A. Stahl                                  0           0         23,666        5,000
Barry Berger                                      0           0        132,011       28,000
C. Ames & Donna B. Byrd                           0           0         23,666        5,000
Robert Karsten                                    0           0         70,759       15,000
Robert Karsten IRA Rollover                       0           0        117,891       25,000
Kevin J. Martin*                                  0           0         47,213       10,000
The Gerald Brauser Irrevocable
Trust (37)                                        0           0        589,256      125,000
G. Michael Dart                             119,385           0        116,358       50,000
The Lindsay E. Dart Separate
Property Trst (38)                                0           0        117,891       25,000
Daniel J. Walsh*                                  0           0         47,213       10,000
Steven T. Kelley                                  0           0         23,666        5,000
Susan Brauser                                     0           0         70,759       15,000
Paul Becker                                       0           0         47,213       10,000
Gilder Funding Corp.                              0           0         70,759       15,000


[table continued]

----------------------------------------------------------------------------------------------------------
                                               Securities Being Offered
                                                By Selling Stockholders
                                            ----------------------------------
                                                            Common                                 % of
                                                            Stock                    Common        Common
                                                           issuable                   Stock        Stock
                                                             upon        Total        Owned        Owned
                                                           conversion    number       After        After
                                                              or          of        Completion   Completion
                                                           exercise      shares        of            of
                                                              of          of         Offering     Offering
                                              Common       derivative    Common     (direct)      (direct)
                                              Stock        securities    Stock         and          and
                                             (direct)      (indirect)    being       indirect    indirect
Name of Selling Shareholder                  ownership)    ownership    offered     ownership)   ownership)
---------------------------                  ----------    ---------    -------     ----------   ----------
                                                (e)           (f)         (g)          (h)          (i)
                                             ----------    ---------    -------     ----------   ----------

Tamarind Global Assets Ltd (29)               95,000           0         95,000          0          0
John R Tessitore                              26,667           0         26,667          0          0
Karen M Troyer                                 5,000           0          5,000          0          0
Trust Administrator Service Corp Cust
William A Griffo Ira Account
051989(30)                                     7,200           0          7,200          0          0
Barry Uphoff                                  16,667           0         16,667          0          0
Jerome T Usalis                               62,500           0         62,500          0          0
Tom Van Horne (31)                             4,000      28,532         32,532          0          0
Christopher Visconti                           6,250           0          6,250          0          0
Saundra S Visconti                            12,500           0         12,500          0          0
Guy Weber                                     10,000           0         10,000          0          0
Lee F West                                     6,250           0          6,250          0          0
John D Williamson*                            16,667           0         16,667          0          0
David Wilson & Jaan Wilson, JT TEN            12,500           0         12,500          0          0
WIP II Investments LLC (32)*                 425,000           0        425,000          0          0
Ellen K Wolfe Living Trust Ua Dtd
Feb 12 03 (33)                                34,167           0         34,167          0          0
Ellen K Wolfe                                 23,000           0         23,000          0          0
Thomas Marsella                               15,000           0         15,000          0          0
Darin Marsella                                 3,500           0          3,500          0          0
Michael Brown Trust (34)                      91,104     318,082        409,186          0          0
Jerome Belson                                      0     571,445        571,445          0          0
Anthony Trobiano Trust (35)                        0     107,189        107,189          0          0
Michael S. Klein                                   0      14,393         14,393          0          0
Martin S. & Beata Beck                             0      48,633         48,633          0          0
Michael A. Stahl                                   0      28,666         28,666          0          0
Barry Berger                                       0     160,011        160,011          0          0
C. Ames & Donna B. Byrd                            0      28,666         28,666          0          0
Robert Karsten                                     0      85,759         85,759          0          0
Robert Karsten IRA Rollover                        0     142,891        142,891          0          0
Kevin J. Martin*                                   0      57,213         57,213          0          0
The Gerald Brauser Irrevocable
Trust (37)                                         0     714,256        714,256          0          0
G. Michael Dart                              119,385     166,358        285,743          0          0
The Lindsay E. Dart Separate
Property Trst (38)                                 0     142,891        142,891          0          0
Daniel J. Walsh*                                   0      57,213         57,213          0          0
Steven T. Kelley                                   0      28,666         28,666          0          0
Susan Brauser                                      0      85,759         85,759          0          0
Paul Becker                                        0      57,213         57,213          0          0
Gilder Funding Corp.                               0      85,759         85,759          0          0


-------------------------------------------------------------------------------------------------

                     Securities Owned by Selling Stockholders Prior to Offering
----------------------------------------------------------------------------------------------
                                                                         Common
                                                                          Stock        Common
                                                           Common       issuable        Stock
                                                            Stock          upon        issuable
                                                           issuable     conversion       upon
                                                            upon            of         exercise
                                                          conversion    Series B          of
                                                             of         Convertible    Warrants
                                             Common       Series A      Preferred        and
                                             Stock       Convertible      Stock        Options
                                            (direct)     (indirect)     (indirect)    (indirect)
Name of Selling Shareholder                 ownership)    ownership)    ownership)    ownership)
---------------------------                 ----------    ----------    ----------    ----------
                                              (a)            (b)            (c)          (d)
                                            ----------    ----------    ----------    ----------
Israel Cohen & Susan C. Cohen
Rev Trst(39)                              10,792              0            8,141        4,000
Frank Lagano                                   0              0          111,985       23,750
Frank Lagano, Jr.                              0              0           11,893        2,500
Jonathan Kohn                                  0              0           94,399       20,000
Marvin Sheeber                                 0              0           37,786        8,000
Robert & Susan Moran                           0              0           29,533        6,250
Mayer Ballas MD PC Profit Share
 Plan (40)                                     0              0           11,893        2,500
John Jeffrey & Patricia Bachman                0              0           11,893        2,500
The General's Group LLC (41)                   0              0           14,240        3,000
Maurice Abadi                                  0              0           29,533        6,250
Richard Metzger                                0              0           11,893        2,500
Ronald DePinho                                 0              0           11,893        2,500
Cary Fields                                    0              0           58,986       12,500
The Lawrence Gorelick DDS PC PS (42)           0              0           11,893        2,500
Robert & Patricia Harran                       0              0           11,893        2,500
Helen Desantis                                 0              0           11,893        2,500
Marvin J. Slepian                              0              0           23,666        5,000
Douglas Pennock                                0              0           23,666        5,000
Dino Liso                                      0              0           11,893        2,500
Tooker Family Trust (43)                       0              0           47,213       10,000
Jane M. Teller                                 0              0           23,666        5,000
Narvin Lichfield                               0              0           35,479        7,500
Ronald & Alberta Weinisch                      0              0           23,666        5,000
Kenneth Childrey                               0              0           23,666        5,000
Israel Berkowitz                               0              0           23,666        5,000
E. Gerald Kay                                  0              0           22,493        4,750
Seminary Investments I (44)               21,170              0           25,991       10,000
Elizabeth Rose                                 0              0           25,984        5,500
Al Assad Jr. Trust UTD 4/9/02 (45)             0              0           23,640        5,000
Frederick WB Vogel                             0              0          117,762       25,000
V7, LLC (46)                                   0              0           23,640        5,000
Karen & Michael Vanechanos                30,476              0            4,885        7,500
Seminary Investments II (47)                   0              0           47,161       10,000
Diamondback Master Fund Ltd. (48)        205,276              0          265,612      100,000
Wilshire Camp Assoc. (49)                      0              0          141,282       30,000
Frederick R. Stahl, Jr.                        0              0           11,880        2,500
SAISC, Inc. (50)                               0              0           14,224        3,000
Gerdz Investments LP, RLLLP (51)               0              0           11,880        2,500
Gibson Living Trust (52)                       0              0           11,880        2,500
Antoine de  Sejournet                          0              0           11,880        2,500


[table continued]


--------------------------------------------------------------------------------------------------------
                                             Securities Being Offered
                                              By Selling Stockholders
                                          ----------------------------------
                                                          Common                                 % of
                                                          Stock                    Common        Common
                                                         issuable                   Stock        Stock
                                                           upon        Total        Owned        Owned
                                                         conversion    number       After        After
                                                            or          of        Completion   Completion
                                                         exercise      shares        of            of
                                                            of          of         Offering     Offering
                                            Common       derivative    Common     (direct)      (direct)
                                            Stock        securities    Stock         and          and
                                           (direct)      (indirect)    being       indirect    indirect
Name of Selling Shareholder                ownership)    ownership    offered     ownership)   ownership)
---------------------------                ----------    ---------    -------     ----------   ----------
                                              (e)           (f)         (g)          (h)          (i)
                                           ----------    ---------    -------     ----------   ----------
Israel Cohen & Susan C. Cohen
Rev Trst(39)                               10,792         12,141      22,933          0           0
Frank Lagano                                    0        135,735     135,735          0           0
Frank Lagano, Jr.                               0         14,393      14,393          0           0
Jonathan Kohn                                   0        114,399     114,399          0           0
Marvin Sheeber                                  0         45,786      45,786          0           0
Robert & Susan Moran                            0         35,783      35,783          0           0
Mayer Ballas MD PC Profit Share
 Plan (40)                                      0         14,393      14,393          0           0
John Jeffrey & Patricia Bachman                 0         14,393      14,393          0           0
The General's Group LLC (41)                    0         17,240      17,240          0           0
Maurice Abadi                                   0         35,783      35,783          0           0
Richard Metzger                                 0         14,393      14,393          0           0
Ronald DePinho                                  0         14,393      14,393          0           0
Cary Fields                                     0         71,486      71,486          0           0
The Lawrence Gorelick DDS PC PS (42)            0         14,393      14,393          0           0
Robert & Patricia Harran                        0         14,393      14,393          0           0
Helen Desantis                                  0         14,393      14,393          0           0
Marvin J. Slepian                               0         28,666      28,666          0           0
Douglas Pennock                                 0         28,666      28,666          0           0
Dino Liso                                       0         14,393      14,393          0           0
Tooker Family Trust (43)                        0         57,213      57,213          0           0
Jane M. Teller                                  0         28,666      28,666          0           0
Narvin Lichfield                                0         42,979      42,979          0           0
Ronald & Alberta Weinisch                       0         28,666      28,666          0           0
Kenneth Childrey                                0         28,666      28,666          0           0
Israel Berkowitz                                0         28,666      28,666          0           0
E. Gerald Kay                                   0         27,243      27,243          0           0
Seminary Investments I (44)                21,170         35,991      57,161          0           0
Elizabeth Rose                                  0         31,484      31,484          0           0
Al Assad Jr. Trust UTD 4/9/02 (45)              0         28,640      28,640          0           0
Frederick WB Vogel                              0        142,762     142,762          0           0
V7, LLC (46)                                    0         28,640      28,640          0           0
Karen & Michael Vanechanos                 30,476         12,385      42,861          0           0
Seminary Investments II (47)                    0         57,161      57,161          0           0
Diamondback Master Fund Ltd. (48)         205,276        365,612     570,888          0           0
Wilshire Camp Assoc. (49)                       0        171,282     171,282          0           0
Frederick R. Stahl, Jr.                         0         14,380      14,380          0           0
SAISC, Inc. (50)                                0         17,224      17,224          0           0
Gerdz Investments LP, RLLLP (51)                0         14,380      14,380          0           0
Gibson Living Trust (52)                        0         14,380      14,380          0           0
Antoine de  Sejournet                           0         14,380      14,380          0           0


------------------------------------------------------------------------------------------------

                     Securities Owned by Selling Stockholders Prior to Offering
----------------------------------------------------------------------------------------------
                                                                         Common
                                                                          Stock        Common
                                                           Common       issuable        Stock
                                                            Stock          upon        issuable
                                                           issuable     conversion       upon
                                                            upon            of         exercise
                                                          conversion    Series B          of
                                                             of         Convertible    Warrants
                                             Common       Series A      Preferred        and
                                             Stock       Convertible      Stock        Options
                                            (direct)     (indirect)     (indirect)    (indirect)
Name of Selling Shareholder                 ownership)    ownership)    ownership)    ownership)
---------------------------                 ----------    ----------    ----------    ----------
                                              (a)            (b)            (c)          (d)
                                            ----------    ----------    ----------    ----------

Keystone Private Equity Investment -
Rainer Busch (53)                                 0           0           235,484       50,000
Pascal Investment Partners Equity
Fund (54)                                   104,726           0            13,036       25,000
Peterson Family Trust dtd 8/16/2000* (55)         0           0            47,161       10,000
Elizabeth Reed                                    0           0            47,653       16,680
Bradley Rotter Self Employed Pension
 Plan & Trust (56)                                0           0           117,762       25,000
Kyle Harrington*                             10,528           0             1,352        2,500
Frontage Road Freres (57)                         0           0            71,176       21,680
RBC Dain Rausher Custodian FBO
 Trevor Colby IRA                            10,546           0            13,094        5,000
Trevor Colby                                 20,326           0             3,314        5,000
John T. Borgese                                   0           0            11,880        2,500
Scott Marsh                                       0           0            11,880        2,500
Martin Beck                                       0           0            18,912        4,000
Moldow Family Trust (58)                     21,170           0            25,991       10,000
White Sand Investor Group LP (59)                 0           0            35,401        7,500
Carl & Linda Brockl, Brockl Family
 Trust (60)                                       0           0            70,681       15,000
Jonathan Bruce Kruljac*                           0           0            11,880        2,500
Gregory G. Sauber                            10,825           0             1,055        2,500
Andrew S. Miller                                  0           0            11,880        2,500
Evergreen Highland LLC (61)                       0           0            70,681       15,000
Joseph J. Siegel                                  0           0            11,880        2,500
Leon Brauser                                      0           0           117,762       25,000
L. Joseph Loveland, Jr.                           0           0            23,640        5,000
William L. Fisher                                 0           0            11,880        2,500
Joel D. Aaseby Living Trust (62)                  0           0            11,880        2,500
Newport Private Investments
Limited (63)                                      0           0            18,912        4,000
Guy & Madeline Ossello, JTWROs                    0           0            11,880        2,500
Sam Cortez (64)                                   0           0            11,880      422,500
Ervin Living Trust, Robert D. (65)                0           0            11,880        2,500
Gerald Kay                                        0           0            24,812        5,250
James J. Keane*                              42,678           0             4,483       10,000
Lloyd Quartin                                     0           0            11,880        2,500
Dan Purjes                                        0           0            47,161       10,000
HSBC, Jane Teller                                 0           0            11,880        2,500
Walter D. O'Hearn, Jr.*                           0           0            23,640        5,000
RST Network, LLC* (66)                            0           0            23,640        5,000
Vision Opportunity Master Fund DB
Cayman Ltd (67)                                   0           0           141,282       30,000



[table continued]



-----------------------------------------------------------------------------------------------------------
                                                Securities Being Offered
                                                 By Selling Stockholders
                                             ----------------------------------
                                                             Common                                 % of
                                                             Stock                    Common        Common
                                                            issuable                   Stock        Stock
                                                              upon        Total        Owned        Owned
                                                            conversion    number       After        After
                                                               or          of        Completion   Completion
                                                            exercise      shares        of            of
                                                               of          of         Offering     Offering
                                               Common       derivative    Common     (direct)      (direct)
                                               Stock        securities    Stock         and          and
                                              (direct)      (indirect)    being       indirect    indirect
Name of Selling Shareholder                   ownership)    ownership    offered     ownership)   ownership)
---------------------------                   ----------    ---------    -------     ----------   ----------
                                                 (e)           (f)         (g)          (h)          (i)
                                              ----------    ---------    -------     ----------   ----------

Keystone Private Equity Investment -
Rainer Busch (53)                                    0       285,484     285,484           0          0
Pascal Investment Partners Equity
Fund (54)                                      104,726        38,036     142,762           0          0
Peterson Family Trust dtd 8/16/2000* (55)            0        57,161      57,161           0          0
Elizabeth Reed                                       0        64,333      64,333           0          0
Bradley Rotter Self Employed Pension
 Plan & Trust (56)                                   0       142,762     142,762           0          0
Kyle Harrington*                                10,528         3,852      14,380           0          0
Frontage Road Freres (57)                            0        92,856      92,856           0          0
RBC Dain Rausher Custodian FBO
 Trevor Colby IRA                               10,546        18,094      28,640           0          0
Trevor Colby                                    20,326         8,314      28,640           0          0
John T. Borgese                                      0        14,380      14,380           0          0
Scott Marsh                                          0        14,380      14,380           0          0
Martin Beck                                          0        22,912      22,912           0          0
Moldow Family Trust (58)                        21,170        35,991      57,161           0          0
White Sand Investor Group LP (59)                    0        42,901      42,901           0          0
Carl & Linda Brockl, Brockl Family
 Trust (60)                                          0        85,681      85,681           0          0
Jonathan Bruce Kruljac*                              0        14,380      14,380           0          0
Gregory G. Sauber                               10,825         3,555      14,380           0          0
Andrew S. Miller                                     0        14,380      14,380           0          0
Evergreen Highland LLC (61)                          0        85,681      85,681           0          0
Joseph J. Siegel                                     0        14,380      14,380           0          0
Leon Brauser                                         0       142,762     142,762           0          0
L. Joseph Loveland, Jr.                              0        28,640      28,640           0          0
William L. Fisher                                    0        14,380      14,380           0          0
Joel D. Aaseby Living Trust (62)                     0        14,380      14,380           0          0
Newport Private Investments
Limited (63)                                         0        22,912      22,912           0          0
Guy & Madeline Ossello, JTWROs                       0        14,380      14,380           0          0
Sam Cortez (64)                                      0        14,380      14,380     420,000          0.79%
Ervin Living Trust, Robert D. (65)                   0        14,380      14,380           0          0
Gerald Kay                                           0        30,062      30,062           0          0
James J. Keane*                                 42,678        14,483      57,161           0          0
Lloyd Quartin                                        0        14,380      14,380           0          0
Dan Purjes                                           0        57,161      57,161           0          0
HSBC, Jane Teller                                    0        14,380      14,380           0          0
Walter D. O'Hearn, Jr.*                              0        28,640      28,640           0          0
RST Network, LLC* (66)                               0        28,640      28,640           0          0
Vision Opportunity Master Fund DB
Cayman Ltd (67)                                      0       171,282     171,282           0          0



-------------------------------------------------------------------------------------------------

                     Securities Owned by Selling Stockholders Prior to Offering
----------------------------------------------------------------------------------------------
                                                                         Common
                                                                          Stock        Common
                                                           Common       issuable        Stock
                                                            Stock          upon        issuable
                                                           issuable     conversion       upon
                                                            upon            of         exercise
                                                          conversion    Series B          of
                                                             of         Convertible    Warrants
                                             Common       Series A      Preferred        and
                                             Stock       Convertible      Stock        Options
                                            (direct)     (indirect)     (indirect)    (indirect)
Name of Selling Shareholder                 ownership)    ownership)    ownership)    ownership)
---------------------------                 ----------    ----------    ----------    ----------
                                              (a)            (b)            (c)          (d)
---------------------------                 ----------    ----------    ----------    ----------
Vision Opportunity Master Fund,
 Ltd. (68)                                     0              0           70,681      15,000
Harris Cohen                                   0              0           11,880       2,500
Millennium Technology Value
Partners, LP (69)                         56,977              0          177,003      49,680
Millennium Technology Value
 Partners (RCM) LP (70)                   57,728              0          179,260      50,320
TWM Associates, LLC (71)                       0              0           23,640       5,000
Alan G. Williams                          17,259              0            1,653       4,000
Ronald A. Scheeler                             0              0           11,880       2,500
TFFS, Inc. (72)                           21,697              0            1,943       5,000
Francisco Uy                                   0              0           11,880       2,500
Donald L. Wells*                               0              0           11,880       2,500
CD Capital (73)                          192,335              0          278,553     100,000
Diamond Oppty Fund LLC (74)                    0              0          235,484      50,000
Nite Capital (75)                        206,386              0           29,098      50,000
Iroquois Master Fund (76)                 95,352              0           22,410      25,000
Capital Ventures* (77)                         0              0          470,888     100,000
Nancy Farina                                   0              0           11,880       2,500
William and Micki Lippe                        0              0           23,638      24,800
Camilla Bellick                           19,800              0           23,638       5,000
Lorraine DiPaolo*                         19,800              0           70,675      19,000
Cagan Capital Priv. Equity
Fund II, LLC* (78)                     1,880,000              0           94,193     472,522
The Carl B. Mellman & Grace M.
 Mellman Family Trust, U/D/T/
2/5/92 (79)                                    0              0           47,906      23,360
Camofi Master Fund (80)                        0              0          470,844     232,000
James L. Ferris (81)                           0              0            7,151     441,800
Francis L. McKone                              0              0           11,879       5,800
Islandia, LP (82)                              0              0          470,844     232,000
Old Westbury Real Return Fund -
Bessemer Investment Management (83)            0              0        2,118,796     450,000
Steve Taylor                              87,112              0          148,372      50,000
John Pimentel (84)                     1,350,000              0           11,880     952,500
Barry Garfinkel                           13,200              0                0           0
Benchmark Partners LP (85)                66,000              0                0           0
Florence & David Schwartz                      0              0                0      13,200
Dr. Roy & Anne Nelson                          0              0                0       9,900
Ellen Young & Arthur Fein                  3,300              0                0           0
Joseph Martello                                0              0                0       3,300
Michael J. Salmanson & Tobi E.
Zemsky                                         0              0                0       6,600


[table continued]



--------------------------------------------------------------------------------------------------------
                                             Securities Being Offered
                                              By Selling Stockholders
                                          ----------------------------------
                                                          Common                                 % of
                                                          Stock                    Common        Common
                                                         issuable                   Stock        Stock
                                                           upon        Total        Owned        Owned
                                                         conversion    number       After        After
                                                            or          of        Completion   Completion
                                                         exercise      shares        of            of
                                                            of          of         Offering     Offering
                                            Common       derivative    Common     (direct)      (direct)
                                            Stock        securities    Stock         and          and
                                           (direct)      (indirect)    being       indirect    indirect
Name of Selling Shareholder                ownership)    ownership    offered     ownership)   ownership)
---------------------------                ----------    ---------    -------     ----------   ----------
                                              (e)           (f)         (g)          (h)          (i)
                                           ----------    ---------    -------     ----------   ----------
Vision Opportunity Master Fund,
 Ltd. (68)                                      0         85,681        85,681            0         0
Harris Cohen                                    0         14,380        14,380            0         0
Millennium Technology Value
Partners, LP (69)                          56,977        226,683       283,660            0         0
Millennium Technology Value
 Partners (RCM) LP (70)                    57,728        229,580       287,308            0         0
TWM Associates, LLC (71)                        0         28,640        28,640            0         0
Alan G. Williams                           17,259          5,653        22,912            0         0
Ronald A. Scheeler                              0         14,380        14,380            0         0
TFFS, Inc. (72)                            21,697          6,943        28,640            0         0
Francisco Uy                                    0         14,380        14,380            0         0
Donald L. Wells*                                0         14,380        14,380            0         0
CD Capital (73)                           192,335        378,553       570,888            0         0
Diamond Oppty Fund LLC (74)                     0        285,484       285,484            0         0
Nite Capital (75)                         206,386         79,098       285,484            0         0
Iroquois Master Fund (76)                  95,352         47,410       142,762            0         0
Capital Ventures* (77)                          0        570,888       570,888            0         0
Nancy Farina                                    0         14,380        14,380            0         0
William and Micki Lippe                         0         48,438        48,438            0         0
Camilla Bellick                            19,800         28,638        48,438            0         0
Lorraine DiPaolo*                          19,800         89,675       109,475            0         0
Cagan Capital Priv. Equity
Fund II, LLC* (78)                     1        0        140,593       140,593    2,306,122         4.36%
The Carl B. Mellman & Grace M.
 Mellman Family Trust, U/D/T/
2/5/92 (79)                                     0         71,266        71,266            0         0
Camofi Master Fund (80)                         0        702,844       702,844            0         0
James L. Ferris (81)                            0          3,951         3,951      445,000         0.84%
Francis L. McKone                               0         17,679        17,679            0         0
Islandia, LP (82)                               0        702,844       702,844            0         0
Old Westbury Real Return Fund -
Bessemer Investment Management (83)             0      2,568,796     2,568,796            0         0
Steve Taylor                               87,112        198,372       285,484            0         0
John Pimentel (84)                     1        0         14,380        14,380    2,300,000         4.35%
Barry Garfinkel                            13,200              0        13,200            0         0
Benchmark Partners LP (85)                 66,000              0        66,000            0         0
Florence & David Schwartz                       0         13,200        13,200            0         0
Dr. Roy & Anne Nelson                           0          9,900         9,900            0         0
Ellen Young & Arthur Fein                   3,300              0         3,300            0         0
Joseph Martello                                 0          3,300         3,300            0         0
Michael J. Salmanson & Tobi E.
Zemsky                                          0          6,600         6,600            0         0


-------------------------------------------------------------------------------------------------

                     Securities Owned by Selling Stockholders Prior to Offering
----------------------------------------------------------------------------------------------
                                                                         Common
                                                                          Stock        Common
                                                           Common       issuable        Stock
                                                            Stock          upon        issuable
                                                           issuable     conversion       upon
                                                            upon            of         exercise
                                                          conversion    Series B          of
                                                             of         Convertible    Warrants
                                             Common       Series A      Preferred        and
                                             Stock       Convertible      Stock        Options
                                            (direct)     (indirect)     (indirect)    (indirect)
Name of Selling Shareholder                 ownership)    ownership)    ownership)    ownership)
---------------------------                 ----------    ----------    ----------    ----------
                                              (a)            (b)            (c)          (d)
                                            ----------    ----------    ----------    ----------

Miriam W. Salmanson                            0              0               0           6,600
Richard Sheila Korchien                        0              0               0           6,600
Midsummer Capital (86)                   133,320              0               0               0
Jon Salmanson*                                 0              0               0           6,000
Boaz Rahav*                                    0              0               0          16,000
Leslie McCall                                  0              0               0           5,000
David Tsiang*                                  0              0               0          14,000
Andrew Russell                                 0              0               0           6,300
O.Lee Tawes, III*                              0              0               0          10,000
Yaudoon Chiang*                                0              0               0          10,000
Richard Zorn*                                  0              0               0           4,000
Northeast Securities (88)                      0              0               0          20,000
First Montauk Securities Corp. (89)            0              0               0         274,589
Victor Kurylak*                                0              0               0          35,538
Ernest Pellegrino*                             0              0               0          38,273
WMS Enterprises, LLC* (90)                     0              0               0          16,800
Mitchell Levine*                               0              0               0           6,650
Green Drake Capital Corp. (91)                 0              0               0         136,000
Adam Epstein*                                  0              0               0           6,700
Ramin Azar                                10,000              0               0               0
Lynn Rach*                                     0              0               0          11,050
Capital Growth Resources, LLC* (92)            0              0               0           4,562
Thomas Thompson*                               0              0               0           2,513
Thomas Weisel Partners** (93)                  0              0               0         104,000
Trellus Offshore Fund Ltd. (94)                0      4,296,706                         980,000
Trellus Partners II (94)                       0        122,767                          28,000
Trellus Partners, LP (94)                753,000      1,718,672                         392,000
PNC Investment Corp. (95)                      0         64,446                          14,700
HW OneWorld, LLC* (96)                         0         51,564                          11,760
Paragon Capital (97)                     140,778              0               0          35,000
Sycamore Capital (98)                      2,118              0               0               0
Robert Bellaro                             1,800              0               0               0
Thomas Caleel                                  0              0               0         110,000
Fairmont Analytic (99)                         0              0               0          57,500
Prima Consulting Group (100)                   0              0               0           5,000
Peter B. Canali                                0              0               0          10,000
Brendon O'Neil *                               0              0               0           6,650
Kenneth F. Fitzpatrick                         0              0               0           1,000
Falk Family Trust (101)                        0              0         161,565               0
Earl Berendsen Nonexempt Trust (102)           0              0         116,874               0

                                      ----------      ----------      ----------    ----------
                                      11,740,867       6,254,155      11,604,984     7,886,267
                                      ==========      ==========      ==========    ==========


[table continued]


-------------------------------------------------------------------------------------------------------
                                            Securities Being Offered
                     Securities Owned by     By Selling Stockholders
---------------------------------------- ----------------------------------
                                                         Common                                 % of
                                                         Stock                    Common        Common
                                                        issuable                   Stock        Stock
                                                          upon        Total        Owned        Owned
                                                        conversion    number       After        After
                                                           or          of        Completion   Completion
                                                        exercise      shares        of            of
                                                           of          of         Offering     Offering
                                           Common       derivative    Common     (direct)      (direct)
                                           Stock        securities    Stock         and          and
                                          (direct)      (indirect)    being       indirect    indirect
Name of Selling Shareholder               ownership)    ownership    offered     ownership)   ownership)
---------------------------               ----------    ---------    -------     ----------   ----------
                                             (e)           (f)         (g)          (h)          (i)
                                          ----------    ---------    -------     ----------   ----------

Miriam W. Salmanson                                0         6,600        6,600           0        0
Richard Sheila Korchien                            0         6,600        6,600           0        0
Midsummer Capital (86)                       133,320             0      133,320           0        0
Jon Salmanson*                                     0         6,000        6,000           0        0
Boaz Rahav*                                        0        16,000       16,000           0        0
Leslie McCall                                      0         5,000        5,000           0        0
David Tsiang*                                      0        14,000       14,000           0        0
Andrew Russell                                     0         6,300        6,300           0        0
O.Lee Tawes, III*                                  0        10,000       10,000           0        0
Yaudoon Chiang*                                    0        10,000       10,000           0        0
Richard Zorn*                                      0         4,000        4,000           0        0
Northeast Securities (88)                          0        20,000       20,000           0        0
First Montauk Securities Corp. (89)                0       274,589      274,589           0        0
Victor Kurylak*                                    0        35,538       35,538           0        0
Ernest Pellegrino*                                 0        38,273       38,273           0        0
WMS Enterprises, LLC* (90)                         0        16,800       16,800           0        0
Mitchell Levine*                                   0         6,650        6,650           0        0
Green Drake Capital Corp. (91)                     0       136,000      136,000           0        0
Adam Epstein*                                      0         6,700        6,700           0        0
Ramin Azar                                    10,000             0       10,000           0        0
Lynn Rach*                                         0        11,050       11,050           0        0
Capital Growth Resources, LLC* (92)                0         4,562        4,562           0        0
Thomas Thompson*                                   0         2,513        2,513           0        0
Thomas Weisel Partners** (93)                      0       104,000      104,000           0        0
Trellus Offshore Fund Ltd. (94)                    0     5,276,706     5,276,706          0        0
Trellus Partners II (94)                           0       150,767       150,767          0        0
Trellus Partners, LP (94)                    753,000     2,110,672     2,863,672          0        0
PNC Investment Corp. (95)                          0        79,146        79,146          0        0
HW OneWorld, LLC* (96)                             0        63,324        63,324          0        0
Paragon Capital (97)                         140,778        35,000      175,778           0        0
Sycamore Capital (98)                          2,118             0        2,118           0        0
Robert Bellaro                                 1,800             0        1,800           0        0
Thomas Caleel                                      0       110,000      110,000           0        0
Fairmont Analytic (99)                             0        57,500       57,500           0        0
Prima Consulting Group (100)                       0         5,000        5,000           0        0
Peter B. Canali                                    0        10,000       10,000           0        0
Brendon O'Neil *                                   0         6,650        6,650           0        0
Kenneth F. Fitzpatrick                             0         1,000        1,000           0        0
Falk Family Trust (101)                            0       161,565      161,565           0        0
Earl Berendsen Nonexempt Trust (102)               0       116,874      116,874           0        0

                                          ----------    ----------    ----------      ----------
                                           8,510,867    23,504,284    32,015,151       5,471,122
                                          ==========    ==========    ==========      ==========

* The selling stockholder is an affiliate of a broker dealer. The securities being offered for resale under this prospectus were acquired in the ordinary course of business, and at the time of purchase, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any securities of our company.

**    Less than one percent.

(1) Stephen J. George has sole voting and investment control over these shares.

(2) David Charles and Jeanne Cassol Anding, trustees, share voting and investment control over these shares

(3) Vincent J. Bartotta has sole voting and investment control over these shares.

(4) Bruce Neel Bowers and Lorene Ryan Bowers, trustees, share voting and investment control over these shares.

(5) Bruce Neel Bowers and Lorene Ryan Bowers, trustees, share voting and investment control over these shares.

(6) Boaz Rahav, Yuval Schwartz and Gil Boosidan share voting and investment control over these shares.

(7)   John DeSantis has sole voting and investment control over these shares.

(8)   Craig Collard has sole voting and investment control over these shares.

(9)   Scott S. Davis has sole voting and investment control over these shares.

(10) Thomas Dinoto, as trustee, has sole voting and investment control over these shares.

(11)  Peter E. Salas has sole voting and investment control over these shares.

(12) Corey E. Doucette & Berkley A. Doucette, trustees, share voting and investment control over these shares.

(13) Edward J. Doucette, III & Karen J. Doucette, trustees, share voting and investment control over these shares.

(14) Richard G. Ely & Paulette Ely, trustees, share voting and investment control over these shares.

(15)  Mitch Levine has sole voting and investment control over these shares.

(16)  William Griffo has sole voting and investment control over these shares.

(17) Lawrence Gray & Lenora Gray, trustees, share voting and investment control over these shares.

(18) David S. Grayson & Rachelle Zendejas, trustee, share voting and investment control over these shares.

(19) Jon Goody Koontz, General Partner has sole voting and investment control over these shares.

(20)  Verl A. Jensen has sole voting and investment control over these shares.

(21) Philip Kranenburg, Peter & Julianna Falk & Red Bauthier share voting and investment control over these shares

(22) Frederick N. & Sherry D. la Lacorte share voting and investment control over these shares.

(23) Drs. David & Lori Libs share voting and investment control over these shares.

(24)  Paul Coviello has sole voting and investment control over these shares

(25) Joseph Manuel Pimentel is the brother of our CEO, and has sole voting and investment control over these shares.

(26) Robert Mark Pomeroy & Marie Lefort Pomeroy share voting and investment control over these shares.

(27) Marc & Stephanie Seward share voting and investment control over these shares.

(28)  William Speare has sole voting and investment control over these shares.

(29)  Arif Bhalwani has sole voting and investment control over these shares.

(30) William Griffo & DeAnn Bernhard share voting and investment control over these shares.

(31)  Tom Van Horne is the brother-in-law of our CEO.

(32) Richard D. Chapman has sole voting and investment control over these shares.

(33)  Ellen K. Wolfe has sole voting and investment control over these shares

(34)  Michael Brown has sole voting and investment control over these shares.

(35)  Anthony Trobiano has sole voting and investment control over these shares.

(36) Thomas L. Collins and Deanne P. Collins, trustees, share voting and investment control over these shares.

(37) Bernice Brauser, trustee, has sole voting and investment control over these shares.

(38)  Lindsay E. Dart has sole voting and investment control over these shares.

(39) Isreal & Susan Cohen share voting and investment control over these shares.

(40)  Mayer Ballas has sole voting and investment control over these shares.

(41)  Anthony Trobiano has sole voting and investment control over these shares.

(42) Lawrence Gorelick has sole voting and investment control over these shares.

(43)  Diane Tooker has sole voting and investment control over these shares.

(44)  Charles Moldow has sole voting and investment control over these shares.

(45) Al Assad Jr, trustee, has sole voting and investment control over these shares.

(46)  Mary Vogel has sole voting and investment control over these shares.

(47)  Charles Moldow has sole voting and investment control over these shares.

(48) Diamondback Capital Management LLC has sole voting and investment control over these shares.

(49)  Carl D. Covitz has sole voting and investment control over these shares.

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(50)  Rick Tornquist has sole voting and investment control over these shares.

(51)  Robert J. Zappa has sole voting and investment control over these shares.

(52) James H. Gibson & Seira F. Gibson share voting and investment control over these shares.

(53) Fortis Prime Fund Solutions (Asia) Limited as Attorney for Fortis Bank (Nederland) N.V. - Custodian has sole voting and investment control over these shares.

(54) Michael L. Peterson has sole voting and investment control over these shares.

(55) Michael L. Peterson & Shelley P. Peterson, trustees, share voting and investment control over these shares.

(56)  Bradley Rotter has sole voting and investment control over these shares.

(57)  W. Reed Foster has sole voting and investment control over these shares.

(58)  Charles Moldow has sole voting and investment control over these shares.

(59) White Sand Investment Group, Owen Donnelley, Elliott Donnelley, Marshall Donnelley share voting and investment control over these shares.

(60) Carl & Linda Brockl, Brockl Family Trust share voting and investment control over these shares.

(61) Robert A. Ekbeck and Charles J. Burger share voting and investment control over these shares.

(62)  Joel d. Aaseby has sole voting and investment control over these shares

(63) Newport Private Investment Limited has sole voting and investment control over these shares.

(64)  Sam Cortez is a member of our Board of Directors.

(65) Robert D. Ervin & Rita Y. Ervin share voting and investment control over these shares.

(66) Barry E. Silbert & Bradford E. Monks share voting and investment control over these shares.

(67)  Adam Benowitz has sole voting and investment control over these shares

(68)  Adam Benowitz has sole voting and investment control over these shares

(69) Samuel Schwerin & Daniel Burstein share voting and investment control over these shares.

(70) Samuel Schwerin & Daniel Burstein share voting and investment control over these shares.

(71)  Scott Strong has sole voting and investment control over these shares.

(72)  Anthony Newton has sole voting and investment control over these shares.

(73) CD Capital Management LLC ("CD Capital"), as investment manager for CD Investment Partners, Ltd. ("CDIP"), ZP-II LP ("ZP II"), as the manager and sole member of CD Capital, C3 Management Inc. ("C3"), as the general partner of ZP II, and John D. Ziegelman, as the Chairman of the Board, President and Treasurer and the beneficial owner of 100% of the outstanding shares of common stock of C3, each may be deemed to have beneficial ownership of the shares owned by CDIP which are being registered hereunder.

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(74)  David Hokin, Robert Rubin and Richard Marks share voting and investment control over these shares.

(75)  Keith Goodman has sole voting and investment control over these shares.

(76) Joshua Silverman has sole voting and investment control over these shares but disclaims beneficial ownership over such shares.

(77) Heights Capital Management, Inc., the authorized agent of Capital Ventures International ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owners of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(78) Laird Cagan has sole voting and investment control over these shares. Mr. Cagan is a registered representative of Chadbourn Securities, Inc., a firm that has served as our placement agent in some of our securities offerings. Please see "Certain Relationships and Related Party Transactions."

(79) Carl B. Mellman and Grace M. Mellman share voting and investment control over these shares.

(80) Richard Smithline has sole voting and investment control over these shares.

(81) James L. Ferris is a member of our Board of Directors. On November 4, 2006. Dr. Ferris was appointed to serve as our Chief Operating Officer and President. Dr. Ferris no longer serves as an officer of our company.

(82) Richard O. Berner, Edgar R. Berner, Thomas R. Berner, all officers of John Lang, Inc, General Partners of Islandia, L.P. share voting and investment control over these shares.

(83) Andrew Parker and Preston Stahl share voting and investment control over these shares.

(84)  John Pimentel is our CEO.

(85)  Lorraine DiPaolo has sole voting and investment control over these shares.

(86) Michel A. Amsalem & Scott D. Kaufman share voting and investment control over these shares.

(87)  Omitted.

(88) Robert A. Bonelli has sole voting and investment control over these shares.

(89) First Montauk Securities Corp. served as a placement agent in connection with the private placement offerings completed by us in May 2006 in which we raised a total of $25.0 million in gross proceeds. First Montauk Securities Corp. is an NASD member brokerage firm. First Montauk Securities Corp. received warrants to acquire up to 348,400 shares of our common stock as partial compensation for its services as placement agent. The warrants have an exercise price of $2.75 per share and expire on May 30, 2011. First Montauk Securities Corp. is a registered broker-dealer and Victor Kurylak, its Chief Executive Officer, has the control and power to vote and/or sell the securities held by First Montauk Securities Corp.

(90) Steve Osselle, Chris Walstad and Reed Madison share voting and investment control over these shares. WMS Enterprises, LLC is a registered representative of Green Drake Capital Corp. See footnote 91.

(91) Green Drake Capital Corp. served as a placement agent in connection with the private placement offerings completed by us in May 2006 in which we raised a total of $25.0 million in gross proceeds. Green Drake Capital Corp. is an NASD member brokerage firm. Green Drake Capital Corp. received warrants to acquire up to 152,800 shares of our common stock as partial compensation for its services as placement agent (which includes warrants to acquire up to 16,800 shares of our common stock that were allocated to WMS Enterprises, LLC, a registered representative of Green Drake Capital Corp.). The warrants have an exercise price of $2.75 per share and expire on May 30, 2011. Green Drake Capital Corp. is a registered broker-dealer. Barry E. Silbert and Bradford E. Monks share voting and investment control over these shares.

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

(92)  Walter Miller has sole voting and investment control over these shares.

(93) Thomas Weisel Partners LLC served as a placement agent in connection with the private placement offerings completed by us in May 2006 in which we raised a total of $25.0 million in gross proceeds. Thomas Weisel Partners LLC is an NASD member brokerage firm. Thomas Weisel Partners LLC received warrants to acquire up to 104,000 shares of our common stock as partial compensation for its services as placement agent. The warrants have an exercise price of $2.75 per share and expire on May 30, 2011. Thomas Weisel Partners LLC is a registered broker-dealer. Thomas Weisel, the Chief Executive Officer of Thomas Weisel Partners Group, Inc., a registered broker-dealer and publicly traded corporation that owns 100% of Thomas Weisel Partners LLC, has the control and power to vote and/or sell the securities held by Thomas Weisel Partners LLC

(94)  Adam Usdan has sole voting and investment control over these shares

(95) The selling stockholder is a wholly owned subsidiary of PNC Holding, LLC, a wholly owned subsidiary of PNC Financial Services Group, Inc. James Rohr, the Chief Executive Officer of PNC Financial Services Group, Inc has sole voting and investment control over these shares.

(96)  Dena Frith Moore has sole voting and investment control over these shares.

(97) Alan P. Donenfeld has sole voting and investment control over these shares.

(98)  Robert Scott has sole voting and investment control over these shares.

(99)  Lara Coviello has sole voting and investment control over these shares.

(100) Demetri Argyropoulos has sole voting and investment control over these shares.

(101) Eckhard H.P. Falk and Julianna Falk share voting and investment control over these shares.

(102) Julianna Falk has sole voting and investment control over these shares.

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

RELATIONSHIPS WITH SELLING STOCKHOLDERS

All stockholders, other than as disclosed in the footnotes above, are investors who acquired their securities from us in one or more private placements of common stock and who have had no position, office, or other material relationship (other than as purchasers of securities) with us or any of our affiliates within the past three years.

                              PLAN OF DISTRIBUTION

      Each Selling Stockholder (the "SELLING STOCKHOLDERS") of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

      o o ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

      o block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker dealer as principal and resale by the broker dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

      o broker dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

      o     any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "SECURITIES Act"), if available, rather than under this prospectus.

      Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

      In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling

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

Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a post-effective amendment to this registration statement, if required, disclosing
(i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. We will also file a copy of such arrangement as an exhibit to the post-effective amendment.

      The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

      We are required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

      We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

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

      Each of First Montauk Securities Corp, Inc., Thomas Weisel Partners, Green Drake Capital Corp. and Chadbourn Securities Corp. is a registered broker dealer and NASD member firm, and served as placement agent in our recently completed private placement offering and received, in addition to cash commissions, warrants to purchase an aggregate of 348,400, 104,000, 152,800 and 238,480 shares of our common stock, respectively, with an exercise price of $2.75 per share. The registration statement of which this prospectus forms a part includes the shares underlying the warrants held by each of such placement agents.

      The warrants held by the placement agents expire on May 30, 2011. The shares of common stock issued or issuable upon conversion of placement agent warrants received by the placement agents are restricted from sale, transfer, assignment, pledge or hypothecation or being the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except transfers of the warrants to officers or partners of the placement agents as allowed under NASD Rule 2710 (g)(1) and (2).

      Each placement agent has indicated to us its willingness to act as selling agent on behalf of certain of the selling shareholders named in the prospectus under "Selling Stockholders." that purchased our privately placed securities. All shares sold, if any, on behalf of selling shareholders by any placement agent would be in transactions executed by such placement agent on an agency basis and commissions charged to its customers in connection with each transaction shall not exceed a maximum of 4% of the gross proceeds. None of the placement agents have an underwriting agreement with us and/or the selling shareholders and no selling shareholders are required to execute transactions through any placement agent. Further, other than their existing brokerage relationship as customers with the placement agents, no selling shareholder has any pre-arranged agreement with any placement agent to sell their securities through such placement agent. No NASD member firm may obtain in excess of 8% compensation under NASD Rule 2710 in connection with the resale of the securities by the selling shareholders.

      NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this prospectus through a member of the NASD participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

      o it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

      o the complete details of how the selling shareholders shares are and will be held, including location of the particular accounts;

      o whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

      o in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of the NASD for review.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

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

      Since our common stock is not listed on the Nasdaq Capital Market, if the trading price of our common stock remains below $5.00 per share, trading in our common stock will continue to be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For further discussion of these requirements, please see the section entitled "Risk Factors
- You may have difficulty selling our shares because they are deemed `penny stocks.'"

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In December 2003, we entered into an agreement, amended in March 2004, with Cagan McAfee Capital Partners, LLC ("CMCP"). The agreement provides for CMCP to provide advisory and consulting services and for an NASD broker dealer, Chadbourn Securities Inc. ("Chadbourn"), to provide investment banking services to us.

The agreement calls for, among other things, our company to pay to CMCP a monthly advisory fee of $15,000, increased to $20,000 beginning in September 2004. The total professional fees paid to CMCP for the year ended December 31, 2005 for advisory services were $200,000. John Pimentel, our Chief Executive Officer and a member of our Board of Directors, is a principal of CMCP.

Chadbourn and Laird Q. Cagan, a registered representative of Chadbourn, acted as the placement agent (collectively, the "Placement Agent") for us in connection with the private placement of 3,923,370 shares of our common stock in 2004. In connection with those private placements, we paid the Placement Agent a commission of 8% of the price of all shares sold by it, or approximately $487,200. In addition, we paid the Placement Agent a non-accountable expense allowance (equal to 2% of the purchase price of the shares or approximately $90,000) and issued the Placement Agent, or its affiliates, warrants to purchase 392,337 of our common shares, at exercise prices between $1.00 and $2.50. Mr. Cagan is a significant shareholder of our company.

During 2005, the Placement Agent acted as the placement agent for us in connection with the private placement of 1,354,800 shares of our common stock and warrants to purchase 338,700 shares of our common stock, the private placement of 4,075,600 shares of our Series A Preferred Stock and warrants to purchase 407,560 shares of our common stock, and $4,015,000 aggregate principal amount of our senior secured promissory notes and warrants to purchase up to a total of 529,980 shares of our common stock. In connection with those private placements, we paid the Placement Agent a commission of approximately $961,550. In addition, we paid the Placement Agent a non-accountable expense allowance of $267,740 and issued the Placement Agent, or its affiliates, warrants to purchase 548,486 of our common shares, at an exercise price of $2.50 per share.

In 2006, Chadbourn and Laird Q. Cagan (a significant shareholder of our company and a director of CMCP), a registered representative of Chadbourn, acted as the placement agents for us in connection with the private placement of our senior secured promissory notes and warrants to purchase up to a total of 297,000 shares of our common stock and one of three placement agents for a private placement of 250,000 shares of our Series B preferred stock and warrants to purchase up to 2,500,000 shares of our common stock. In connection with these private placements, we paid Chadbourn total cash fees of $73,550 and we issued them warrants to purchase a total of up to 210,980 shares of our common stock, at an exercise price of $2.75 per share and otherwise on the same terms as the warrants sold to investors in the offering.

We believe that all of the transactions described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

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Our full Board of Directors is responsible for reviewing and approving or ratifying all related party transactions. Although there is no written policy in this regard, it is the current practice of our Board to review all material facts of interested transactions and take into account, among other factors it determines appropriate, whether the interested transaction is on terms no less favorable than terms generally available to any similarly situated, unrelated third parties under the same or similar circumstances and the extent of the person's interest in the transaction. Additionally, Board approval of any interested party transaction must include the affirmative vote of at least a majority of our non-employee directors.

                            DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of $.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock. As of October 1, 2007, we had 27,166,576 shares of common stock issued and outstanding, 4,599,290 shares of Series A Preferred Stock issued and outstanding and 289,690 shares of Series B Preferred Stock issued and outstanding.

COMMON STOCK

The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our board of directors from funds legally available therefore. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro rata on a share-for-share basis among the holders of our shares of common stock. All shares of our common stock now outstanding are fully paid, validly issued and non-assessable. Each share of our common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote.

PREFERRED STOCK

Under our articles of incorporation, our board of directors has the power, without further action by the holders of our common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by our board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of our common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of our common stock.

SERIES A PREFERRED STOCK

Pursuant to a private placement on April 28, 2005 and May 9, 2005, we issued a total of 4,075,600 shares of a newly created series of preferred stock, designated as "8% Series A Cumulative Redeemable Convertible Participating Preferred Stock." The Series A Preferred has the following rights, preferences and privileges:

      DIVIDENDS. Holders of Series A Preferred are entitled to receive cumulative dividends, payable quarterly in additional shares of Series A Preferred, at the rate of 8% per annum. This dividend rate was increased to 9% effective January 28, 2006 as a result of our failure to comply with certain registration rights provisions. The holders of the Series A Preferred are also entitled to fully participate in any dividends paid to the holders of our common stock on a common stock equivalent basis.

      To date, a total of 523,690 shares of Series A Preferred Stock has been issued as dividends on the Series A Preferred Stock.

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

      VOTING RIGHTS. Each share of Series A Preferred is entitled to that number of votes equal to the number of whole shares of our common stock into which it is convertible. In addition, so long as at least 50% of the shares of Series A Preferred remain outstanding (but prior to the "Operational Date," generally defined as if and when our initial plant in Anaheim, California first generates total operating cash flow of at least $672,000 for any consecutive three month period), we are prohibited from taking certain actions without the approval of the holders of a majority of the outstanding shares of Series A Preferred, including, among other things, a sale of all or substantially all of our assets, a transfer or cancellation of our sub-license from our technology licensor, the making of certain restricted payments, the incurrence of any indebtedness (subject to certain exceptions), or a change in our principal business. Except as provided by law or as described below with respect to the election of directors, holders of our common stock and preferred stock otherwise vote together as a single class.

      BOARD CHANGE OF CONTROL. The holders of the Series A Preferred currently have the right to elect a majority of the members of our board of directors. This right will terminate, however, upon the first to occur of the Operational Date or the date on which less than 50% of the shares of Series A Preferred remain outstanding.

      LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding-up of our company (including a sale of our company), the holders of Series A Preferred have the right to receive $2.50 per share (plus accrued but unpaid dividends), prior to and in preference over any liquidation payment on our common stock or any other class of preferred stock ranking junior to the Series A Preferred. Following payment of the aforementioned liquidation preference, holders of the Series A Preferred are entitled to participate fully with the holders of our common stock on a common stock equivalent basis with respect to the distribution of any remaining assets.

      REDEMPTION. The holders of a majority of the shares of Series A Preferred have the option to require us to redeem all outstanding shares of Series A Preferred on the five year anniversary of issuance at a redemption price equal to $2.50 per share, plus accrued and unpaid dividends to that date. In the event the holders do not exercise this redemption right, all shares of Series A Preferred will automatically convert into shares of our common stock on such five-year anniversary, as described below.

      MANDATORY CONVERSION. Each share of Series A Preferred will automatically convert into shares of our common stock (i) in the event we consummate an underwritten public offering of our securities at a price per share not less than $5.00 and for a total gross offering amount of at least $10 million, (ii) in the event of a sale of our company resulting in proceeds to the holders of Series A Preferred of a per share amount of at least $5.00, (iii) in the event that the closing market price of our common stock averages at least $7.50 per share over a period of 20 consecutive trading days and the daily trading volume averages at least 75,000 shares over such period, (iv) at any time upon the approval of a majority of the then-outstanding shares of Series A Preferred, or
(v) unless we are otherwise obligated to redeem the shares as described above, on April 28, 2010.

      OPTIONAL CONVERSION. Each holder has the right to convert its shares Series A Preferred into shares of our common stock at any time.

      CONVERSION RATE. Each share of Series A Preferred currently converts into common stock at the rate of approximately 1.18 shares of common stock for each share of Series A Preferred. The conversion rate was changed from 1.00 share to
1.18 shares of common stock for each share of Series A Preferred as a result of the application of a contractual anti-dilution provision triggered by the issuance of our Series B Preferred Stock.

SERIES B PREFERRED STOCK

Pursuant to two private placements in May 2006, we issued a total of 281,388 shares of a newly created series of preferred stock, designated as "8% Series B Cumulative Redeemable Convertible Participating Preferred Stock." The Series B Preferred has the following rights, preferences and privileges:

      DIVIDENDS. Holders of Series B Preferred are entitled to receive cumulative dividends, payable quarterly in additional shares of Series B Preferred, at the rate of 8% per annum. The holders of the Series B Preferred are also entitled to fully participate in any dividends paid to the holders of our common stock on a common stock equivalent basis.

      To date, a total of 8,302 shares of Series B Preferred Stock has been issued as dividends on the Series Preferred Stock.

      VOTING RIGHTS. Each share of Series B Preferred is entitled to that number of votes equal to the number of whole shares of our common stock into which it is convertible. Except as provided by law, holders of our common stock and preferred stock otherwise vote together as a single class.

      LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding-up of our company (including a sale of our company), the holders of Series B Preferred have the right to receive $100 per share (plus accrued but unpaid dividends), prior to and in preference over any liquidation payment on our common stock or any other class of preferred stock ranking junior to the Series B Preferred. Following payment of the aforementioned liquidation preference, holders of the Series B Preferred are entitled to participate fully with the holders of our common stock on a common stock equivalent basis with respect to the distribution of any remaining assets.

      REDEMPTION. The holders of a majority of the shares of Series B Preferred have the option to require us to redeem all outstanding shares of Series B Preferred on the five-year anniversary of issuance of the Series A Preferred at a redemption price equal to $100.00 per share, plus accrued and unpaid dividends to that date. In the event the holders do not exercise this redemption right, all shares of Series B Preferred will automatically convert into shares of our common stock on such five-year anniversary, as described below.

      MANDATORY CONVERSION. Each share of Series B Preferred will automatically convert into shares of our common stock (i) in the event we consummate an underwritten public offering of our securities at a price per share not less than $5.00 and for a total gross offering amount of at least $10 million, (ii) in the event of a sale of our company resulting in proceeds to the holders of Series B Preferred of a per share amount of at least $200.00, (iii) in the event that the closing market price of our common stock averages at least $7.50 per share over a period of 20 consecutive trading days and the daily trading volume averages at least 75,000 shares over such period, (iv) at any time upon the approval of a majority of the then-outstanding shares of Series B Preferred, or
(v) unless we are otherwise obligated to redeem the shares as described above, on April 28, 2010.

      OPTIONAL CONVERSION. Each holder has the right to convert its shares Series B Preferred into shares of our common stock.

      CONVERSION RATE. Each share of Series B Preferred currently converts into common stock at the rate of 40 shares of common stock for each share of Series B Preferred.

REGISTRATION RIGHTS

The holders of approximately 32.0 million shares of our common stock (including shares issuable upon exercise of warrants and conversion of preferred stock) are entitled to registration rights with respect to their shares.

Under the terms of private placements that we completed between 2004 and 2006, we are required under certain conditions to register certain shares of our common stock and certain shares of our common stock that may be issued in the future upon exercise of the warrants that were acquired by the investors in those offerings.

We are required to use our reasonable best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part until the first anniversary of its effectiveness or until all of the registered shares have been sold, whichever comes first, except that we will be permitted to suspend the use of the registration statement during certain periods under certain circumstances. We also have agreed to use our reasonable best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part. We will bear all registration expenses, other than underwriting discounts and commissions.

We are party to a registration right agreement with each holder of our preferred stock. Pursuant to this agreement, we were required to file this registration statement covering the resale of the shares of common stock held by each such holder (including the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants held by such holder). In the event this registration statement does not remain effective during the time periods specified in the registration rights agreement, we will be obligated to issue each holder an amount equal to 1% of the purchase price of the shares of preferred stock then held by such holder (payable in additional shares of preferred stock based on the original preferred stock purchase price) for each 30 day period during which the registration statement is not effective, up to a maximum payment of 6%. This registration rights agreement also contains the insider lock-up provisions described below.

INSIDER LOCKUPS

Certain members of our management and founding shareholders, holding in the aggregate approximately 13 million shares of our common stock have agreed with us that, subject to certain exceptions, they will not sell any shares of our common stock until 90 days following the first to occur of (i) the conversion of at least 50% of the shares of our Series A Preferred Stock and Series B Preferred Stock or (ii) an underwritten public offering of our shares of common stock.

REVISIONS TO THE TERMS OF THE SERIES A PREFERRED STOCK

On February 10, 2006, we received $2,250,000 of funds from three accredited investors in exchange for our issuance of 10% senior secured debentures in the aggregate principal amount of $2,250,000 and warrants to purchase up to an aggregate of 297,000 share of our common stock. On May 25 and May 30, 2006, we issued and sold a total of 284,888 shares of our Series B Preferred. A portion of these securities were sold for cash and the balance were issued in exchange for the cancellation of some of the senior secured debentures.

The closing of the debenture transaction described in the preceding paragraph was subject to a requirement to obtain the consent of the holders of our Series A Preferred Stock. On February 6, 2006, the holders of our Series A Preferred Stock gave their consent to the transaction pursuant to a letter agreement with us. In connection with obtaining the consent of the holders of the Series A Preferred Stock, we agreed to deliver to such holders warrants to purchase a total of 407,560 shares of our common stock at an exercise price of $0.01 per share. We also agreed to call a shareholders' meeting to approve an amendment of certain provisions of the Series A Preferred Stock, including an anti-dilution adjustment provision described below (the "Anti-Dilution Provisions"). Our agreement to call a shareholders' meeting to approve the proposed amendment to the Series A Preferred Stock was required by the holders of Series A Preferred Stock as a condition to giving their consent to the debenture transaction described in the preceding paragraph.

The consent of the holders of our Series A Preferred Stock was also required for the closing of our Series B Preferred Stock issuances. On April 12, 2006, the holders of our Series A Preferred Stock gave their consent to the Series B Preferred Stock transactions pursuant to a letter agreement with us. In connection with obtaining the consent of the holders of the Series A Preferred Stock, we agreed to reduce the exercise price of the warrants to acquire up to 407,560 shares of our common stock that were acquired by the holders in 2005 from $4.00 per share to $2.75 per share, and to increase the total number of shares issuable upon exercise of these warrants to 1,018,900. (The warrants to acquire up to 407,560 shares of common stock at an exercise price of $0.01 per share were not affected by this agreement.) We also agreed to reduce the conversion price of the Series A Preferred Stock from $2.50 per share to $2.125 per share. The holders of our Series A Preferred Stock also agreed to vote in favor of the amendment to the Series A Preferred Stock, as well as to an increase in our authorized shares of preferred stock from 10.0 million to 30.0 million and our authorized shares of common stock from 100.0 million to 170.0 million.

The Series A Preferred Stock provides that a holder of Series A Preferred Stock is entitled to elect to convert his or her shares of Series A Preferred Stock into shares of our common stock at a conversion ratio equal to one share of common stock for each share of preferred stock, subject to certain adjustments that are intended to give the converting Series A holder additional shares of common stock if we carry out certain potentially dilutive actions such as a stock split or a stock dividend. We agreed to propose amendments to the terms of our Series A Preferred Stock that would provide the holders of Series A Preferred Stock with enhanced protection against dilution that may result from additional specified actions by us. In particular:

      o The conversion formula of the Series A Preferred Stock would be restated by providing that a converting holder of Series A Preferred Stock will be entitled to a number of shares of common stock equal to (i) the number of shares of preferred stock being converted (ii) multiplied by the conversion rate. The conversion rate is described as the quotient obtained by dividing $2.50 by the conversion price, which initially is $2.125. The conversion price will be decreased - and the number of shares of common stock issuable to the converting Series A Preferred Stock holder therefore will be increased - if we carry out any of the specified dilutive actions.

      o The Series A Preferred Stock would also provide that, if we issue additional shares of common stock at a price that is less than the then-effective conversion price divided by 0.85, the conversion price will be reduced to an amount that is 85% of the sale price for the additional shares of common stock. This new anti-dilution protection is known as a "full ratchet" anti-dilution adjustment with the additional component of a further reduction of 15% in the conversion price of the Series A Preferred Stock. Certain issuances of stock by us, such as pursuant to a stock split, a stock dividend, an employee benefit plan or an acquisition or a strategic partnership, would be excluded from the operation of this new anti-dilution adjustment provision.

We are nonetheless contractually obligated to provide the holders of our Series A Preferred Stock with the economic benefits of the Anti-Dilution Provisions as if the proposed amendments had been approved.

The foregoing amendments did not receive the requisite shareholder votes for adoption at our 2007 Annual Meeting of Shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

As of September 1, 2007, we had 27,166,576 shares of common stock issued and outstanding and approximately 18.0 million shares of common stock issuable upon conversion of our issued and outstanding shares of preferred stock. That number does not include (i) the shares that are reserved for issuance under outstanding options and that may be issued if and when the options are exercised, (ii) the shares that may be issued upon the exercise of warrants or (iii) the additional shares of common stock issuable upon conversion of our preferred stock as a result of accrued dividends on such preferred stock.

      FREELY TRADEABLE SHARES AFTER OFFERING. As of September 1, 2007, substantially all of our outstanding shares were free trading shares. Upon the exercise and sale of the warrant shares, and the conversion and sale of the preferred shares included in this prospectus, all of these shares will also be freely tradable without restriction or limitation under the Securities Act. As a result, after the completion of this offering, assuming the exercise of warrants to purchase 5,645,145 shares of common stock and the conversion of all of the shares of preferred stock included in this prospectus, there will be a total of approximately 50.0 million shares of our common stock that will be tradable without restriction under the Securities Act.

      RULE 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities shares for at least one year, including persons who may be deemed our "affiliates," as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares (approximately 270,000 shares if the currently outstanding warrants and options are not exercised and the preferred stock is not converted, or approximately 506,000 shares if all options and warrants are exercised and all preferred stock is converted) or the average weekly trading volume of shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least two years, would be entitled under Rule 144(k) to sell such shares without regard to any manner of sale or volume limitations under Rule 144.

Substantially all of the "restricted shares" outstanding as of September 1, 2007, were eligible for public resale under Rule 144 as of such date. The sale, or availability for sale, of substantial amounts of our common stock could, in the future, adversely affect the market price of our common stock and could impair our ability to raise additional capital through the sale of our equity securities or debt financing. The future availability of Rule 144 to our holders of restricted securities would be conditioned on, among other factors, the availability of certain public information concerning our company.

      FORM S-8 REGISTRATION OF OPTIONS. We intend to file a registration statement on Form S-8 covering the shares of our common stock that have been issued or reserved for issuance under our stock option plan, which would permit the resale of such shares in the public marketplace.

TRANSFER AGENT

Our transfer agent is ComputerShare Limited

                                     EXPERTS

The consolidated financial statements for the years ended December 31, 2006, 2005 and 2004 have been audited by Stonefield Josephson, Inc. to the extent and for the periods indicated in their report thereon. Such consolidated financial statements have been included in this prospectus and registration statement in reliance upon the report of Stonefield Josephson, Inc. dated March 30, 2007, and given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

Troy & Gould Professional Corporation, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act for the common stock offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file annual and quarterly reports, current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities of the Commission at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy statements, information statements and other information concerning us at the site located at http://www.sec.gov. This prospectus does not contain all the information in the registration statement and its exhibits, which we have filed with the Commission under the Securities Act and to which reference is made.

                           GLOSSARY OF SELECTED TERMS

The following abbreviations and definitions are terms commonly used in the waste industry and throughout this prospectus:

BIOLOGICAL OXYGEN DEMAND (BOD) - A measure of how much oxygen would be depleted from a receiving water (e.g., a lake or stream) if a specific quantity of effluent was released into it. BOD is usually expressed as milligrams per liter.

CELLULOSE BIOMASS - Generally any plant material such as straws, grasses, reeds, and both deciduous and conifer wood species.

CORRUGATING MEDIUM - Unbleached cellulose formed into a sheet with particular properties allowing the sheet to be fluted for use as the inner ply of cardboard container stock.

MATERIAL RECOVERY FACILITY (MRF) - A facility where solid wastes or recyclable materials are sorted or separated for the purposes of recycling or composting.

PRESSURIZED STEAM CLASSIFICATION - A specific combination of temperature, steam, pressure and agitation applied for a specified time period.

RESIDUAL MUNICIPAL SOLID WASTE (RMSW OR RESIDUAL WASTE) - Material remaining in MSW after recovery of recyclable materials in an MRF.

TIPPING FEE - The amount charged by a facility, usually a landfill or an MRF receiving MSW. The fee is usually quoted on a per-ton basis or a per-yard basis.

UNBLEACHED FIBER - Cellulose fiber of wood origin that contains some coloration from residual lignin and hemi-cellulose that could be removed by bleaching the fiber.

VOLATILE ORGANIC COMPOUND - Generally, a low molecular weight organic liquid such as gasoline, kerosene, and various alcohols, etc., that vaporize at a relatively low temperature.

WETLAP PULP - Cellulose fiber of wood origin that is formed as a sheet with generally 50 +/- 5% solids.

                                    INDEX TO
                            FINANCIAL STATEMENTS FOR
                         WORLD WASTE TECHNOLOGIES, INC.


Report of Independent Registered Public Accounting Firm:
     Stonefield Josephson                                                    F-2

Audited Financial Statements (Restated)                                      F-3
     Balance Sheets                                                          F-3
     Statements of Operations                                                F-4
     Statement of Stockholders' Equity (Deficit)                             F-5
     Statement of Cash Flow                                                  F-6
     Notes to Audited Financial Statements                                   F-8

Unaudited Financial Statements                                              F-30
     Balance Sheets                                                         F-30
     Statement of Operations                                                F-31
     Statement of Stockholders' Equity (Deficit)                            F-32
     Statements of Cash Flow                                                F-33
     Notes to Unaudited Financial Statements                                F-34

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of World Waste Technologies, Inc. San Diego, California

We have audited the accompanying consolidated balance sheets of World Waste Technologies, Inc. and subsidiaries (a developmental stage enterprise) as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of World Waste Technologies, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the company as a going concern. As discussed in Note 2, the Company has incurred significant net losses since its inception and has an accumulated deficit of $41,635,863 and expects to incur substantial additional costs, losses and capital expenditures. The Company has not generated any significant revenues to date. The foregoing matters raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are described in Note 2 of the accompanying financial statements. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Stonefield Josephson, Inc.

Los Angeles, California

March 30, 2007


                              WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                  (FORMERLY WORLD WASTE OF AMERICA, INC.)
                                       (a development stage company)

                                        CONSOLIDATED BALANCE SHEETS

                                                                         December 31,       December 31,
                                                                             2006               2005
                                                                        --------------     --------------
ASSETS:
Current Assets:
   Cash and cash equivalents                                            $  14,330,840      $   2,864,377
   Accounts Receivable                                                         12,517                 --
   Prepaid Expenses                                                           174,589            181,912
   Debt Offering Cost                                                              --            453,264
                                                                        --------------     --------------

Total Current Assets                                                       14,517,946          3,499,553
                                                                        --------------     --------------

Fixed Assets:
   Machinery and Equipment, net of accumulated
     depreciation of $673,201 at December 31,
     2006 and $30,958 at December 31, 2005                                  6,460,326         12,926,284
   Construction in Progress                                                   114,238          4,094,263
   Leasehold improvements, net of accumulated
     depreciation of $271,164 at December 31, 2006                          2,693,163                 --
                                                                        --------------     --------------

Total Fixed Assets                                                          9,267,727         17,020,547
                                                                        --------------     --------------

Other Assets:
   Deposits, long term                                                         36,519            104,839
   Patent License, net of accumulated Amortization
     of $88,591 at December 31, 2006 and $0 at December 31, 2005            1,266,014            556,605
                                                                        --------------     --------------

TOTAL ASSETS                                                            $  25,088,206      $  21,181,544
                                                                        ==============     ==============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
   Accounts Payable                                                     $     503,752      $   1,292,810
   Accrued Salaries Payable                                                   136,635            217,684
   Accrued Retention Payable                                                       --            380,572
   Deposit on Senior Secured Debt                                                  --            250,000
   Capital Lease, short term                                                   45,615                 --
   Other Liabilities                                                          245,986            188,039
                                                                        --------------     --------------

Total Current Liabilities                                                     931,988          2,329,105
                                                                        --------------     --------------

   Capital Lease, long term                                                    80,351                 --
   Senior Secured Debt (See Note 8)                                                --          3,191,811
   Warrant Liabilities                                                             --            618,654
                                                                        --------------     --------------

Total Long Term Liabilities                                                    80,351          3,810,465

TOTAL LIABILITIES                                                           1,012,339          6,139,570
                                                                        --------------     --------------

Redeemable Convertible Preferred Stock (See Note 9)                        14,506,849          7,096,544

Commitments and Contingencies (Note 12)

STOCKHOLDERS' EQUITY

Common Stock - $.001 par value:
   100,000,000 shares authorized, 25,412,662 and
   24,686,230 shares issued and outstanding at
   December 31, 2006 and December 31, 2005, respectively                       25,412             24,686
Additional Paid-in Capital                                                 51,179,469         15,961,816
Deficit Accumulated during development stage                              (41,635,863)        (8,041,072)
                                                                        --------------     --------------

TOTAL STOCKHOLDERS' EQUITY                                                  9,569,018          7,945,430
                                                                        --------------     --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $  25,088,206      $  21,181,544
                                                                        ==============     ==============


         THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                   F-3

                                         WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                             (FORMERLY WORLD WASTE OF AMERICA, INC.)
                                                  (a development stage company)

                                             CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                                                             Year               Year               Year           June 18, 2002
                                                            Ended              Ended              Ended           Inception to
                                                          12/31/2006         12/31/2005         12/31/2004         12/31/2006
                                                       ----------------   ----------------   ----------------   ----------------

GROSS REVENUE:                                         $        93,784    $            --    $            --    $        93,784

   Disposal of Rejects                                         (65,526)                --                 --            (65,526)
   Plant Operation Cost                                     (2,720,922)                --                 --         (2,720,922)
   Depreciation                                             (1,843,615)                --                 --         (1,843,615)
                                                       ----------------   ----------------   ----------------   ----------------

Total Cost of Goods Sold                                    (4,630,063)                --                 --         (4,630,063)
                                                       ----------------   ----------------   ----------------   ----------------

Gross Margin                                                (4,536,279)                --                 --         (4,536,279)
                                                       ----------------   ----------------   ----------------   ----------------

General and Administrative Expense
   Research and Development                                   (273,894)          (250,060)          (284,587)        (1,041,280)
   General and Administrative                               (4,154,108)        (3,601,754)        (2,146,407)       (10,757,399)
   Impairment of  Assets                                    (9,737,344)                                              (9,737,344)
                                                       ----------------   ----------------   ----------------   ----------------

   Loss from Operations                                    (18,701,625)        (3,851,814)        (2,430,994)       (26,072,302)
                                                       ----------------   ----------------   ----------------   ----------------

   Interest Income (Expense)                                   107,810             63,485            (65,194)            30,002
   Financing Transaction Expense                            (7,442,426)                                              (7,442,426)
   Change in Warrant Liability                               1,079,721            709,412                 --          1,789,133
                                                       ----------------   ----------------   ----------------   ----------------

   Net Loss before Provision for Income Tax                (24,956,520)        (3,078,917)        (2,496,188)       (31,695,593)
                                                       ----------------   ----------------   ----------------   ----------------

   Income Taxes                                                     --                 --                 --                 --
                                                       ----------------   ----------------   ----------------   ----------------

   Net Loss                                            $   (24,956,520)   $    (3,078,917)   $    (2,496,188)   $   (31,695,593)
                                                       ----------------   ----------------   ----------------   ----------------

   Preferred Stock Dividend and Amortization Of
   Beneficial Conversion Feature, Warrants And
   Offering Costs (Note 10)                                 (8,638,271)        (1,234,473)                --         (9,872,744)
                                                       ----------------   ----------------   ----------------   ----------------

   Net Loss attributable to Common Shareholders        $   (33,594,791)   $    (4,313,390)   $    (2,496,188)   $   (41,568,337)
                                                       ================   ================   ================   ================

   BASIC AND DILUTED NET LOSS PER SHARE
   ATTRIBUTABLE TO COMMON SHAREHOLDERS                 $         (1.34)   $         (0.18)   $         (0.15)   $         (2.34)
                                                       ================   ================   ================   ================

   WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING USED IN CALCULATION                          25,021,530         24,277,661         17,104,555         17,789,721
                                                       ================   ================   ================   ================

*     APPROXIMATELY $67,526 IN CONSULTING AND TRAVEL EXPENSES INCURRED PRIOR TO INCEPTION OF THE BUSINESS ON JUNE 18, 2002 ARE
      NOT INCLUDED.

                     THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                               F-4

                                           WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                               (FORMERLY WORLD WASTE OF AMERICA, INC.)
                                                    (a development stage company)

                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                        ADDITIONAL
                                                                         PAID IN       COMMON STOCK    ACCUMULATED
                                           SHARES         DOLLARS        CAPITAL       SUBSCRIPTION      DEFICIT *         TOTAL
                                       --------------  -------------  --------------  --------------  --------------  --------------

Preformation expense                              --   $         --   $          --   $          --   $     (67,526)  $     (67,526)
Formation - June 18, 2002                  9,100,000            100          73,036              --              --          73,136
Net Loss - 2002                                   --             --              --              --        (359,363)       (359,363)
                                       --------------  -------------  --------------  --------------  --------------  --------------

                                       ==============  =============  ==============  ==============  ==============  ==============
December 31, 2002                          9,100,000   $        100   $      73,036              --   $    (426,889)  $    (353,753)
                                       ==============  =============  ==============  ==============  ==============  ==============

Additional paid in capital                        --             --             100              --              --             100
Common stock subscribed                           --             --              --         125,000              --         125,000
Net Loss - 2003                                   --             --              --              --        (804,605)       (804,605
                                       --------------  -------------  --------------  --------------  --------------  --------------

                                       ==============  =============  ==============  ==============  ==============  ==============
December 31, 2003                          9,100,000   $        100   $      73,136   $     125,000   $  (1,231,494)  $  (1,033,258)
                                       ==============  =============  ==============  ==============  ==============  ==============

Merger with Waste Solutions, Inc.          7,100,000             63           2,137              --              --           2,200
Common Stock Subscriptions                   125,000              1         124,999        (125,000)             --              --
Common stock and warrants net of
  offering cost prior to VPTI merger       3,045,206             31       3,952,321              --              --       3,952,352
Shares cancelled                            (500,000)            (5)              5              --              --              --
Warrants Issued                                   --             --         281,171              --              --         281,171
Merger with VPTI                           1,200,817         21,062         (21,062)             --              --              --
Conversion of Promissory Notes             1,193,500             12       1,193,488              --              --       1,193,500
Accrued Interest on Notes Forgiven                --             --         135,327              --              --         135,327
Common stock and warrants net of
  offering cost                            1,460,667          1,461       2,865,462              --              --       2,866,923
Amortization of stock options and
  warrants to employees and
  consultants                                     --             --         217,827              --              --         217,827
Net loss - 2004                                   --             --              --              --      (2,496,188)     (2,496,188)
                                       --------------  -------------  --------------  --------------  --------------  --------------

                                       ==============  =============  ==============  ==============  ==============  ==============
December 31, 2004                         22,725,190   $     22,725   $   8,824,811   $           0   $  (3,727,682)  $   5,119,854
                                       ==============  =============  ==============  ==============  ==============  ==============

Common Stock and warrants net of
  offering cost                            1,961,040          1,961       3,072,116              --              --       3,074,077
Amortization of stock options and
  warrants to employees and
  consultants                                     --             --         654,220              --              --         654,220
Dividend Redeemable (Preferred Stock)             --             --         106,645              --        (671,769)       (565,124)
Warrants issued                                   --             --         861,853              --              --         861,853
Bridge Financing Warrants                         --             --       1,114,105              --              --       1,114,105
Beneficial Conversion Feature on
  Redeemable Preferred Stock                      --             --       1,328,066              --              --       1,328,066
Amortization of Beneficial
  Conversion Feature, Warrants, and
  Offering Costs on Redeemable
  Preferred Stock                                 --             --              --              --        (562,704)       (562,704)
Net loss - December 2005                          --             --              --              --      (3,078,917)     (3,078,917)
                                       --------------  -------------  --------------  --------------  --------------  --------------

December 31, 2005                         24,686,230   $     24,686      15,961,816   $           0   $  (8,041,072)  $   7,945,430
                                       ==============  =============  ==============  ==============  ==============  ==============

Common stock and warrants net of
  offering cost                              262,851            263           9,561              --              --           9,824
Amortization of stock options and
  warrants to employees and
  consultants                                     --             --         989,252              --              --         989,252
Dividend (Preferred Stock)                        --             --         386,954              --      (2,920,893)     (2,533,939)
Warrants Issued Preferred Stock
  (See Note 9)                                    --             --       1,647,250              --              --       1,647,250
Senior Secured Debt Warrants
  (see Note 8)                                    --             --         787,500              --              --         787,500
Beneficial conversion feature -
  Series B                                        --             --      18,207,102              --              --      18,207,102
Conversion of Series B Preferred
  Stock                                      296,581            296         840,716              --              --         841,012
Series B Investor & Placement
  warrants                                        --             --       7,922,663              --              --       7,922,663
Series A Investor warrants                        --             --       3,065,931              --              --       3,065,931
Elimination of Warrant Liabilities                --             --         674,420              --              --         674,420
UAH Stock for Purchase of Patent             167,000            167         697,833              --              --         698,000
Registration Filing Fees                          --             --         (11,529)             --              --         (11,529)
Amortization of Beneficial
  Conversion Feature, Warrants, and
  Offering Costs on Redeemable
  Preferred Stock                                 --             --              --              --      (5,717,378)     (5,717,378)
Net loss - 2006                                   --             --              --              --     (24,956,520)    (24,956,520)
                                       --------------  -------------  --------------  --------------  --------------  --------------
December 31, 2006                         25,412,662   $     25,412   $  51,179,469   $           0   $ (41,635,863)  $   9,569,018
                                       ==============  =============  ==============  ==============  ==============  ==============


                      THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                                F-5

                                          WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                              (FORMERLY WORLD WASTE OF AMERICA, INC.)
                                                   (a development stage company)

                                               CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                                                                   JUNE 18, 2002
                                                                   YEAR END         YEAR END         YEAR END     (INCEPTION) TO
                                                                DEC. 31, 2006    DEC. 31, 2005    DEC. 31, 2004    DEC. 31, 2006
                                                               ---------------  ---------------  ---------------  ---------------

Cash Flow from Operating Activities:
  Net Loss                                                     $  (24,956,520)  $   (3,078,917)  $   (2,496,188)  $  (31,695,593)
Adjustments to reconcile net loss to net
  cash used in operating activities:
    Impairment of Assets                                            9,737,344               --               --        9,737,344
    Depreciation and amortization                                   1,937,242           14,450            8,315        1,968,200
    Interest Forgiveness                                                   --               --          135,327          135,327
    Warrant and Common Stock Issued for Consulting                         --           10,000           74,566           84,566
    Amortization of warrants & Options to Employees                   989,252          654,220          217,827        1,861,298
    Fair Value adjustment warrant (liability                       (1,079,722)        (709,412)              --       (1,789,134)
    Finance transaction expense                                     7,442,426               --               --        7,442,426
    Amortization of offering cost                                     252,277               --               --          252,277
Changes in operating assets and liabilities:
    Accounts Receivable                                               (12,517)              --               --          (12,517)
    Prepaid Expenses                                                    7,323          (87,709)              --         (174,589)
    Accounts Payable                                                  324,261           64,761          102,230          503,752
    Accrued Salaries                                                  (81,049)          84,981            9,873          136,635
    Accrued Litigation Settlement                                    (122,500)         122,500
    Accrued Other Liabilities                                          69,847           61,898          (64,307)         245,986
                                                               ---------------  ---------------  ---------------  ---------------

    Net Cash used in Operating Activities                          (5,369,836)      (3,108,228)      (1,889,857)     (11,304,022)
                                                               ---------------  ---------------  ---------------  ---------------

Cash flows from investing activities:
    Construction in Progress                                         (114,238)      (3,387,621)        (633,068)      (4,157,443)
    Deposits on Equipment                                                  --       (3,688,179)      (2,560,458)      (5,231,636)
    Purchase Machinery & Equipment                                 (4,767,696)      (4,561,605)        (518,924)     (10,879,576)
    Patent License                                                    (90,890)              --         (167,500)        (440,890)
    Deposits                                                           68,320            9,439         (114,278)         (36,519)
                                                               ---------------  ---------------  ---------------  ---------------
    Net cash used in investing activities                          (4,904,503)     (11,627,966)      (3,994,228)     (20,746,064)
                                                               ---------------  ---------------  ---------------  ---------------

Cash flows from financing activities:
    Notes Receivable                                                       --               --           12,336               --
    Note Payable                                                           --          (22,368)          (5,342)              --
    Deposit on Senior Secured Debt                                         --          250,000               --               --
    Redeemable Convertible Preferred Stock                         22,585,015        9,486,703               --       32,071,718
    Senior Secured Debt                                             2,000,000        4,008,353               --        6,265,000
    Senior Secured Debt Offering Cost                                (122,424)        (298,098)              --         (420,523)
    Payment of Senior Secured Debt                                 (2,785,000)              --               --       (2,785,000)
    Warrants, Common Stock and Additional Paid in Capital              63,211        3,047,479        6,837,975       11,249,731
                                                               ---------------  ---------------  ---------------  ---------------

    Net cash provided by financing activities                      21,740,802       16,472,069        6,844,969       46,380,926
                                                               ---------------  ---------------  ---------------  ---------------

Net Increase in Cash                                               11,466,463        1,735,875          960,883       14,330,840
Cash and Cash Equivalents at beginning of year                      2,864,377        1,128,502          167,619               --
                                                               ---------------  ---------------  ---------------  ---------------

Cash and Cash Equivalents at end of year                           14,330,840        2,864,377        1,128,502       14,330,840
                                                               ===============  ===============  ===============  ===============

    Interest (paid) Received                                   $      107,810   $       63,485   $      (65,194)  $       30,002
    Income Taxes Paid

                                                               F-6

NON-CASH INVESTING AND FINANCING ACTIVITIES:

      o During 2002, the Company issued $67,526 of Convertible Promissory Notes payable for preformation funds received and expended prior to inception.

      o The Company issued warrants to purchase 315,354 shares of common stock to the placement agent for services rendered in connection with the fund raising effort during 2004 and 2005.

      o The Company issued warrants to purchase 50,000 shares of common stock for consulting services in 2004 and 100,000 shares of common stock upon the exercise of a warrant in exchange for services rendered in 2005.

      o The Company issued 1,193,500 shares of common stock upon conversion of the Convertible Promissory notes payable and accrued interest of $135,327 during 2004.

      o The Company issued warrants to purchase 250,000 shares of its common stock for a modification to the technology license agreement during 2004.

      o Accounts Payable of $1,266,060 and other liabilities of $ 114,242 at December 31, 2005 related to asset acquisitions. The impact has been adjusted in the year ended December 31, 2006 statement of cash flow.

      o During the year ended December 31, 2006, non-cash interest expense of $340,343 was capitalized in fixed assets.

      o During the year ended December 31, 2006, $3,488,000 of Senior Secured Debt was exchanged for Series B Preferred Stock.

      o During the year ended December 31, 2006, the Company issued 167,000 shares of common stock for the purchase of a patent from the University of Alabama in Huntsville at a fair value on the date of issuance of approximately $698,000.

      o During the year ended December 31, 2006, the Company transferred all of its construction in progress to Leasehold Improvements and Machinery and Equipment.

The accompanying notes form an integral part of these consolidated financial statements.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

NOTE 1.  DESCRIPTION OF BUSINESS

The accompanying consolidated financial statements include the accounts of World Waste Technologies, Inc. (Formerly World Waste of America, Inc.) and its wholly owned subsidiaries World Waste of Anaheim, Inc., and World Waste of California, Inc. (collectively the "Company"). All significant inter-company accounts and transactions have been eliminated upon consolidation. World Waste Technologies, Inc. (WWTI), a California corporation, was formed on June 18, 2002 as World Waste of America, Inc. WWTI holds the United States license from Bio-Products International, Inc. with respect to patented technology developed at the University of Alabama in Huntsville, and other related intellectual property, which technology was designed to convert a significant percent of municipal solid waste into a cellulose biomass containing material. It is anticipated that additional value will be realized through the capture of inorganic, recyclable materials such as aluminum, steel, tin, and other products. The Company intends to generate revenue from receiving the waste (tipping fees) and from selling products produced from the cellulose biomass, recyclable materials and other products.

In March 2004, World Waste of America, Inc. (WWA), merged with a wholly owned subsidiary of Waste Solutions, Inc. (WSI), a California corporation, and changed its name to World Waste Technologies, Inc. (Old WWTI). Cagan McAfee Capital Partners and its affiliates were the controlling shareholders of WSI. Prior to the merger WSI had 7,100,000 shares of common stock outstanding and WWA had 9,100,000 shares of common stock outstanding. The merger was transacted by WSI issuing one of its shares for each share of WWA. After the merger there were 16,200,000 shares outstanding. The transaction was accounted for as a reverse merger of WWA, similar to a recapitalization, because the shareholders of WWA became the controlling shareholders of the entity after the exchange. Accordingly, for accounting purposes, the historical financial statements presented are those of WWA.

In March 2004, Old WWTI entered into an Agreement and Plan of Reorganization with Voice Powered Technologies International, Inc., a California corporation ("VPTI"), to merge with and into VPTI. VPTI was a publicly traded company trading under the stock symbol VPTI.OB. VPTI had no material assets, liabilities or operations. The merger with VPTI was completed on August 24, 2004. Pursuant to the merger, Old WWTI shareholders received 20,063,706 VPTI shares or approximately 95% of the outstanding shares of VPTI in exchange for 20,063,706 Old WWTI shares, or a one for one exchange. Upon completion of the merger, VPTI changed its name to World Waste Technologies, Inc. Because the shareholders of Old WWTI became the controlling shareholders of VPTI after the exchange, Old WWTI was treated as the acquirer for accounting purposes, and therefore the transaction was accounted for as a reverse merger. Accordingly, for accounting purposes, the historical financial statements presented are those of Old WWTI.

NOTE 2.  GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had a net loss for the year ended December 31, 2006 of $24,956,520 compared to net losses of $3,078,917 and $2,496,188 for the years ended December 31, 2005 and 2004,respectively, and the Company had an accumulated deficit attributable to common shareholders of $41,635,863 at December 31, 2006. The Company expects to incur substantial additional losses and costs and capital expenditures before it can operate profitably. These issues raise substantial doubt about the Company's ability to continue as a going concern. The ability to operate profitably is subject to resolving significant operating issues or developing other products. The Company's ability to accomplish this is dependent on successful research and development, engineering and the obtaining additional funding. If the Company is unsuccessful, it may be unable to continue as a going concern for a reasonable period of time.

There can be no assurance that the Company's research and development and engineering activities or any future efforts to raise additional debt and/or equity financing will be successful. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain successful operations.

NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The Company is a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board, since it has derived no substantial revenues from its activities to date.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company used estimates to perform the undiscounted cash flow projections used in the impairment analysis of the Anaheim plant assets, see Fixed Assets below. The estimates of future operating costs and future revenues and plant alterations were derived from operating results during the last nine months and results from research and development activities.

REVENUE RECOGNITION

Revenue for receiving Municipal Solid Waste (MSW) is recognized when the MSW is delivered. Revenue for products sold, such as unbleached fiber, metals and aluminum, are recognized when the product is delivered to the customer.

All shipping and handling costs are accounted for as cost of goods sold.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations when incurred.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." In accordance with SFAS No. 109, the Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and when temporary differences become deductible. The Company considers, among other available information, uncertainties surrounding the recoverability of deferred tax assets, scheduled reversals of deferred tax liabilities, projected future taxable income, and other matters in making this assessment.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased, which are not securing any corporate obligations, to be cash equivalents. The Company has no cash equivalents at December 31, 2006.

CONCENTRATION OF CREDIT RISK

The Company maintains its cash balances in a financial institution. Cash balances at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in connection with such accounts.

TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable are recorded gross. All trade accounts receivable are reviewed monthly on an account-by-account basis for collectability and appropriate reserves are made when collectability is unlikely. There have been no reserves recorded or write offs made from inception to date.

FIXED ASSETS

Machinery and Equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful asset lives or for leasehold improvements or equipment installed in the Anaheim plant, over the remaining life of the lease, whichever is shorter. Due to the fact that at the time the assets were placed into service the lease had 8 years and two months remaining, all assets and leasehold improvements at the Anaheim facility are being depreciated over a maximum of 8 years and two months on a straight line basis. Maintenance and repairs are expensed as incurred.

The Company completed the construction of its initial plant in Anaheim, California early in the second quarter of 2006. The Company capitalized all costs directly associated with developing the plant, including interest, in accordance with FAS34, and labor, throughout the construction period. Total capital interest and labor during the construction period was $765,560 and $410,895, respectively. The Company placed into service and began depreciating the assets related to this facility in the second quarter of 2006.

The assets at the Anaheim plant are comprised of two basic technologies, the front half of the plant consists of assets related to the Company's core patented technology related to "steam classification" and material separation and the back half of the plant consist of assets related to screening and cleaning of the cellulose biomass material to prepare it for sale to paper mills. During the plant start up phase, we confronted several issues, including an unexpected high level of biological oxygen demand from organic waste in the wastewater from the pulp screening and cleaning process. The Company decided not to make the capital improvements necessary to the Anaheim plant's wetlap process or back half which the Company considers necessary in order to recover the carrying amount of the wetlap plant assets through projected future undiscounted cash flow from its operation. Consequently, the Company recorded a charge of $9,737,344 which represented the net carrying value of the wetlap process (or "back half") equipment. The charge was equal to the carry cost of the assets of the wetlap process, net of accumulated depreciation. The Company did not record an impairment charge for the steam classification equipment (or "front half") of the plant because the Company intends to use that equipment in research and development activities as part of its development of alternative back end processes such as, but not limited to, gasification and acid hydrolysis and it also believes that by making certain improvements to the plant, such as adding equipment for energy co-generation, and changing the use of the cellulose biomass mass from the wetlap process to another application, such as its use as a form of fuel, the future undiscounted cash flow from its operations might cover the capitalized cost.

During 2007, the Company plans to operate primarily in the research and development mode. Consequently, depreciation of the "steam classification" equipment may be charged to research and development under FASB 2, "Accounting for Research and Development Costs."

The Company capitalizes leases in accordance with FASB 13, "Accounting for Leases."

INTANGIBLES

Intangible assets are recorded at cost. On May 1, 2006, pursuant to a Patent Assignment Agreement and a Patent Assignment, both dated as of May 1, 2006 (the "Patent Assignment Agreement and a Patent Assignment"), the Company completed the purchase of all right, title and interest in United States Patent No. 6,306,248 (the "Patent") and related intellectual property, subject to existing licenses, from the University of Alabama in Huntsville for $100,000 and 167,000 shares of the Company's unregistered common stock valued at approximately $698,000, based on the market price of the stock on the date issued, May 1, 2006.

We continue to exploit the technology covered by the Patent through a sublicense from the original licensee, Bio-Products, International, Inc. (BPI). By virtue of our acquisition of the Patent, we now own all rights, title and interest in the Patent, subject to BPI's existing license, which in turn continues to sublicense the technology to us.

Prior to the purchase of the Patent, the Company's only intangible asset was the sub-license from BPI for the patented technology and other related intellectual property.

The Company began amortizing its intangible assets during the second quarter of 2006 upon completion of its first facility, on a straight-line basis over the remaining life of the intellectual property. The Patent expires in 2017 and the license expires in 2022.

The Company's policy regarding intangible assets is to review such intangible assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the review indicates that intangible assets are not recoverable (i.e. the carrying amounts are more than the future projected undiscounted cash flows), their carrying amounts would be reduced to fair value. The Company carried no goodwill on its books at either December 31, 2006 or December 31, 2005. Further, during the years ended December 31, 2006 and December 31, 2005, the Company had no material impairment to its intangible asset.

REDEEMABLE CONVERTIBLE PREFERRED STOCK

Convertible preferred Stock which may be redeemable for cash at the determination of the holder is classified as mezzanine equity, in accordance with FAS 150 "Accounting for Certain Financial Instruments with Characteristics of Both Debt and Equity, EITF Topic D 98 and ASR 268, and is shown net of discounts for offering costs, warrant values and beneficial conversion features.

SEGMENT REPORTING

The Company currently operates in a single segment. In addition, financial results are prepared and reviewed by management as a single operating segment. The Company continually evaluates its operating activities and the method utilized by management to evaluate such activities and will report on a segment basis when appropriate to do so.

COMPREHENSIVE INCOME

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2006, December 31, 2005 and December 31, 2004, the Company has no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the consolidated financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of cash, note receivable, note payable, accounts payable and other accrued liabilities approximate fair value due to either their short-term nature or interest rates which approximate market rates.

RECLASSIFICATION

Certain amounts for the year ended December 31, 2005 have been reclassified to conform with the presentation of the December 31, 2006 amounts. These reclassifications had no effect on reported net loss.

STOCK-BASED COMPENSATION

During the fourth quarter of 2004, the Company adopted SFAS No. 123 entitled, "Accounting for Stock Based Compensation." Accordingly, the Company has expensed the compensation cost for the options and warrants issued based on the fair value at the warrant grant dates. During the quarter ended March 31, 2006, the Company adopted SFAS No. 123R "Share Based Payments". Because the Company had already been accounting for it stock-based compensation on an estimated fair value basis, the adoption of SFAS No. 123R did not have a material impact on the financial statements of the Company.

As of December 31, 2006, the Company had one share-based compensation plan, which is described below. The compensation cost that has been charged against income for the plan was $931,792, $422,708, $45,577 and $1,431,988 for the years ended December 31, 2006, 2005 and 2004 and from inception to December 31, 2006, respectively. Because the Company is in a net loss position, no income tax benefit has been recognized in the income statement for share-based compensation arrangements. As of December 31, 2006, no share-based compensation cost had been capitalized as part of inventory or fixed assets.

The Company's 2004 Incentive Stock Option Plan (the Plan), which is shareholder-approved, provides for the issuance by the Company of a total of up to 2.0 million shares of common stock and options to acquire common stock to the Company's employees, directors and consultants. The Company believes that such awards better align the interests of its employees with those of its shareholders. Option awards are generally granted with an exercise price equal to the market price of the Company's stock at the date of grant; those option awards generally vest based on 2 to 4 years of continuous service and have 10-year contractual terms. The Company granted 100,000 during 2006. Certain option awards provide for accelerated vesting if there is a change in control (as defined in the Plan). The Company plans to adopt a new incentive stock plan in 2007.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the table below. Expected volatilities are based on the historical volatility of the Company's common stock from August 24, 2004 through November 30, 2006. Although the Company uses historical data to estimate option exercise and employee terminations within the valuation model, because of its limited history the Company has assumed that all options will be exercised and that there will be no employee resignations or terminations. As and when employee resignations or terminations occur, the Company stops amortizing the expense associated with the options. The expected term of options granted was estimated to be the vesting period of the respective options, which the Company believes provides a reasonable estimation of the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the LIBOR rate at the time of grant.

                             YEAR ENDED 2006   YEAR ENDED 2005   YEAR ENDED 2004
                             ---------------   ---------------   ---------------
Expected volatility                70%                   70%              70%
Expected dividends                   %                    0%               0%
Expected term (in years)            4                2 to 4                4
Risk-free rate                   4.64%          3.7% - 4.82%            3.60%

A summary of option activity under the Plan as of December 31, 2006, and changes during the year then ended is presented below:

                                                                          AVERAGE        WEIGHTED
                                                       WEIGHTED-         REMAINING       AGGREGATE
                                                        AVERAGE         CONTRACTUAL      INTRINSIC
OPTIONS                                  SHARES      EXERCISE PRICE        TERM         VALUE ($000)
----------------------------------    ------------  ----------------   -------------   --------------
Outstanding at January 1, 2006          1,587,000   $          2.42          9.4                  --
Granted                                   100,000              2.05         10                    --
Exercised
Forfeited or expired                      100,000   $          2.70          9.3                  --
Outstanding at December 31, 2006        1,587,000   $          2.36          8.1       $      (1,089)
Exercisable at December 31, 2006          896,270   $          2.30          7.9       $        (584)

The weighted-average grant-date fair value of options granted during 2006, 2005 and 2004, was $1.50, $1.20 and $1.55, respectively. There have been no options exercised since inception. When options are exercised, the Company will issue new shares to the recipient.

As of December 31, 2006, there was $1,359,732 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.0 years.

Non employment stock warrants outstanding:

                                                        WEIGHTED         WEIGHTED AVERAGE
                                                     AVERAGE EXERCISE      GRANT DATE
                                        NUMBER            PRICE            FAIR VALUE
                                     ------------   ------------------  ------------------
Outstanding at December 31, 2005       2,212,362    $            1.83   $            1.84
Exercisable at December 31, 2005       2,212,362    $            1.83   $            1.84
Granted during the period              5,441,520    $            2.40   $            2.56
Vested during the period               5,441,520    $            2.40   $            2.56
Exercised during the period              243,175    $            0.40   $            2.07
Cancelled                                407,560    $            4.00   $            3.26
Outstanding at December 31, 2006       7,003,147    $            2.19   $            2.31
Exercisable at December 31, 2006       7,003,147    $            2.19   $            2.31

EARNINGS PER SHARE

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). SFAS No. 128 provides for the calculation of basic and diluted earnings per share.

Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants or convertible securities. Due to their anti-dilutive effect, common stock equivalents of 25,793,629, consisting of employee options of 1,587,000, non employment warrants of 6,999,147, Preferred Series A of 5,554,278 and Preferred Series B of 11,653,204, were not included in the calculation of diluted earnings per share at December 31, 2006 and common stock equivalents of 8,101,011 were not included in the calculation of diluted earnings per share at December 31, 2005.

NEW ACCOUNTING PRONOUNCEMENTS

FIN No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 Summary - On July 13, 2006, FASB Interpretation (FIN) No. 48, was issued. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. As the Company provides for a 100% reserve against its deferred tax asset, management does not believe that this statement will have a material effect on the financial statements.

SFAS No 157, Fair Value Measurements - In September 2006, the FASB issued SFAS No 157 which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No 157 will be effective for the Company beginning January 1, 2008. Management is currently in the process of assessing the provisions of SFAS No 157 and determining how this framework for measuring fair value will affect the current accounting policies and procedures and our financial statements. Management has not determined whether the adoption of SFAS No 157 will have a material impact on the Company's consolidated financial statements.

SFAS No 159, The Fair Value Option for Financial Assets and Financial Liabilities - The FASB issued SFAS No 159 which permits an entity to chose to measure many financial instruments and certain other items at fair value. SFAS No 159 will be effective for the Company beginning January 1, 2008. Management is currently in the process of assessing the provisions of SFAS No 159 and determining how it will affect the current accounting policies and procedures and our financial statements. Management has not determined whether the adoption of SFAS No 159 will have a material impact on the Company's consolidated financial statements.

EITF Issue No. 06-8, Issuer's Accounting for a Previously Bifurcated Conversion Option in Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No 133, Accounting for Derivative Instruments and Hedging Activities. This issue is effective for previously bifurcated conversion options in convertible debt instruments that cease to meet the bifurcation criteria in Statement 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to November 29, 2006. The Company has not bifurcated conversion options as of March 15, 2007.

SAB 108, Interpretations in by the SEC staff regarding the process of quantifying financial statement misstatements. In this bulletin the SEC staff gives guidance on determining the material of misstatements in the financial statements of the issuer. Although the Company is not aware of any material misstatements in its financial statements, it may be required to restate its financial statements in the future do to the guidelines given in this bulletin.

NOTE 4.  FINANCING EXPENSE

Financing expenses for the year ended December 31, 2006 were comprised of the following(there was no financing expense in 2005):

                                                                       YEAR ENDED
                                                                   DECEMBER 31, 2006
                                                                 ---------------------
Fair value of warrants issued for consent to issue               $          1,647,250
  Senior Secured Debt on February 6, 2006 (see Note 8)
Early extinguishment of Senior Secured Debt -
  unamortized warrant value and offering costs (see Note 8)                 1,593,758
Change in fair value of Series A Preferred due to
  modification of conversion ratio and warrants upon
  issuance of Series B Preferred in accordance with
  anti-dilution provisions (see Note 9)                                     4,201,418
                                                                 ---------------------
Total                                                            $          7,442,426
                                                                 =====================

NOTE 5.  LICENSE AGREEMENT

On June 21, 2002, the Company entered into a U.S. technology sub-license agreement with Bio-Products International, Inc. (BPI), an Alabama corporation with respect to certain intellectual property and patented methods and processes. This agreement was amended on June 21, 2004 and again on August 19, 2005. The technology was designed to provide for the processing and separation of material contained in Municipal Solid Waste (MSW). This unique process treats MSW with a combination of time, temperature and steam pressure. Temperatures of several hundred degrees cook the material, and the pressure and agitation causes a pulping action. This combination is designed to result in a significant volume reduction, yielding high-density, cellulose biomass product that is ready for processing and/or market. The most recent patent includes the capturing of all Volatile Organic Compounds and was granted by the United States Patent and Trademark Office in October 2001.

Through April 30, 2006, the University of Alabama in Huntsville ("UAH") owned the patent for this technology. On May 1, 2006, the Company acquired the patent from UAH for $100,000 and 167,000 shares of the Company's unregistered common stock valued at its fair value on the date of issuance of approximately $698,000. The patent reverts to UAH in the event of bankruptcy of the Company. This patent is licensed to BPI. The license to the patent in the United States was assigned to the Company. BPI is required to continue to make certain payments to the Company, as the patent owner, to maintain exclusivity to the patent for the technology. The Company does not expect royalty income from BPI to be material for the foreseeable future.

The Company continues to exploit the technology covered by the Patent through the sublicense from the original licensee, BPI. By virtue of our acquisition of the Patent, we now own all rights, title and interest in the Patent, subject to BPI's existing license, which in turn continues to sublicense the technology to us.

The sub-license extends for a period of 20 years from the effective date of the agreement. The agreement is subject to automatic extension until the expiration date of the last patent issued to BPI.

For the sub-license, the Company agreed to pay a one-time fee of $350,000, payable in several installments. The Company recorded an intangible asset of $350,000 at December 31, 2003 and recorded a payable for the outstanding balance of $167,500 at December 31, 2003. The final installment of $167,500 was paid in August 2004, two years after the signing of the agreement. The license is being amortized over the remaining life of the license beginning when the Company's plant first became operational.

During June 2004, the Company issued warrants to purchase 250,000 shares of its common stock at $1.50 per share to the owners of BPI in consideration for their assistance in obtaining certain modifications and amendments to the license agreement. The fair value of the warrants of $206,605 was estimated at the date of grant using the option valuation model. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 4 years. The Company recorded the fair value of the warrants as an increase to the capitalized license.

In addition, the Company is obligated to pay a royalty for every ton of waste processed using the licensed technology as follows:

             RATE                         TONS PROCESSED PER DAY
        ---------------           ----------------------------------------

            $0.50                                1 - 2,000
            $1.00                             2,001 - 10,000
            $1.50                              10,001 and up

The Company is also obligated to pay a bonus to BPI of two and one half percent (2.5%) of the gross sales price in excess of ten dollars ($10.00) per ton for the cellulose biomass product produced from MSW, utilizing the technology.

As additional consideration and for their experience and know-how regarding the technology, the Company agreed to pay BPI a monthly payment for technical services of $10,000 per month from January 2003 to April 2004 and $20,000 per month until the first plant processes or is able to process waste equal to or in excess of the facility's design capacity, and then $15,000 per month for five years thereafter. All amounts due were paid through January 31, 2007.

Due to the proprietary nature of the vessel design utilized in the process, the Company granted BPI the exclusive right of vessel manufacture, and agreed to purchase all required process vessels exclusively from Bio-Products at a fixed purchase price of the quoted cost plus 15%.

NOTE 6.  SIGNIFICANT CONTRACT

In June 2003, the Company signed a 10-year contract with Taormina Industries, LLC (TI), a wholly owned division of Republic Services, Inc., whereby TI has agreed to deliver residual waste to the Company for processing at its initial facility which is located on the campus of TI in Anaheim, CA and it was designed to be capable of processing approximately 500 tons per day. The second phase of the contract calls for the Company to build up to a 2,000 ton per day plant in the Orange County, California-area at a site mutually agreeable to both parties.

There is currently no estimate as to what the second phase will cost or if or when it might be commenced. The agreement also grants TI a right of first refusal for an additional 10 counties throughout California where TI has operations. Under the terms of this contract, TI is obligated to pay a per ton tipping fee to the Company. The initial tipping fee is $30 per ton (payable monthly) of "Net Processed Waste" (defined as the total residual municipal solid waste (RMSW) delivered to us less the total residual waste removed by Taormina for handling and disposal by Taormina). The tipping fee is subject to increase or decrease based upon changes in certain county landfill disposal fees Taormina is required to pay. The Company's process is also expected to mechanically sort and collect standard recyclable materials such as scrap steel, cans, and aluminum. Under the terms of this first contract it is anticipated that these materials will be collected and sold to Taormina for resale to commodities buyers. The ultimate success of the Company is highly dependent on the ability of both parties to the contract to fulfill their obligations, of which there can be no assurance.

In the agreement, we represented to Taormina that the residual waste we deliver to them would not exceed 40%, by weight, of the associated RMSW delivered to us by Taormina. Currently, we are not in compliance with this representation because the waste that we are delivering to Taormina contains too high a quantity of residual streams of waste that Taormina must send to landfill. Due to the start-up nature of our operations, we have not yet determined the most efficient method of resolving this issue or any such method is economically feasable. Potential solutions include identifying third party sources willing to accept these residual streams, and/or making changes to our process. Until we are able to remedy this situation, Taormina could attempt to renegotiate or terminate the agreement or refuse to accept any waste from us.

Effective July 26, 2004, the Company entered into a ten-year operating lease agreement, with TI for the site of the Company's initial processing facility. This lease agreement was amended on March 17, 2005 and July 27, 2005. The lease requires monthly rent of $15,900, subject to annual cost-of-living adjustments. The Company paid a security deposit of $31,800.

NOTE 7.  INCOME TAXES

INCOME TAXES

The components of the income tax (expense) benefit for the fiscal years ended December 31, 2006, 2005 and 2004, and for the period from June 18, 2002 (inception) to December 31, 2006, are as follows:

                                                                                       June 18, 2002
                                                                                             to
                                        December 31,    December 31,    December 31,    December 31,
                                            2006            2005           2004             2006
                                       -------------   -------------   -------------   -------------
Federal (expense) benefit:
Current                                           0               0               0               0
Deferred                                  6,368,019       1,025,022         745,151       8,520,702
Valuation allowance                      (6,368,019)     (1,025,022)       (745,151)     (8,520,702)
State (expense) benefit:                  1,817,123         279,770         212,294       2,418,051
Current                                           0               0               0               0
Deferred                                 (1,817,123)       (279,770)       (212,294)     (2,418,051)
                                       -------------   -------------   -------------   -------------
Valuation allowance

Total income tax (expense) benefit                0               0               0               0
                                       =============   =============   =============   =============

The income tax (expense) benefit differs from the federal statutory rate because of the effects of the following items for the fiscal years ended December 31, 2006, 2005, and 2004, and for the period from June 18, 2002 (inception) to December 31, 2006:

                                                                                       June 18, 2002
                                                                                             to
                                        December 31,    December 31,    December 31,    December 31,
                                            2006            2005           2004             2006
                                       -------------   -------------   -------------   -------------
Statutory rate                                 34.0%           34.0%           34.0%           34.0%
State income taxes, net of federal
  benefit                                       4.8%            5.7%            5.6%            5.1%
Start-up costs                                  0.0%            0.0%            0.0%            0.1%
Non-deductible items                            0.5%            1.6%           -0.9%            0.6%
Warrant liability adjustments                   1.5%            0.0%            0.0%            1.0%
Financing transaction costs                    -8.0%            0.0%            0.0%           -6.3%
Change in valuation allowance                 -32.8%          -41.3%          -38.7%          -34.5%
                                       -------------   -------------   -------------   -------------
Effective tax (expense) benefit rate            0.0%            0.0%            0.0%            0.0%
                                       =============   =============   =============   =============

Deferred income taxes are provided to reflect temporary differences in the basis of net assets for income tax and financial reporting purposes, as well as available tax credits.

The tax effected temporary differences and credit carryforwards comprising the Company's deferred income taxes as of December 31, 2006 and 2005 are as follows:

                                        December 31,    December 31,
                                            2006           2005
                                       -------------   -------------

State taxes                                (822,137)       (204,316)
Difference in basis of property           3,671,118         (85,530)
Mark-to-Market Adjustment                         0        (165,346)
Capitalized Start-up costs                  374,787         524,702
Reserves not currently deductible            78,886          50,709
Deferred compensation                       894,558         252,727
Net operating losses                      6,741,541       2,380,665
Valuation Allowance                     (10,938,753)     (2,753,611)
                                       -------------   -------------

Net deferred income tax asset                     0               0
                                       =============   =============

The Company has recorded a valuation allowance set forth above for certain deferred tax assets where it is more likely than not the Company will not realize future tax benefits related to these items. The net changes in the valuation allowance for the fiscal years ended December 31, 2006, 2005, and 2004, and for the period from June 18, 2002 (inception) through December 31, 2006 were $8,185,142, $1,304,792, $957,445 and $10,938,753, respectively.

As of December 31, 2006, the Company has federal and state net operating loss carryforwards available to offset future taxable income of approximately $15,762,436 and $15,637,027, respectively. These federal and state net operating loss carryforwards expire through 2026 and 2016, respectively.

The Tax Reform Act of 1986 imposed substantial restrictions on the utilization of NOLs in the event of an "ownership change" (as defined in the Internal Revenue Code) of a corporation. The NOLs attributable to Voice Powered Technology International before its merger with World Waste of America, Inc. are almost completely limited according to these provisions. As such, the Company has excluded a significant portion of them in this analysis.

NOTE 8.  SENIOR SECURED DEBT

On November 1, 2005, the Company sold to accredited investors $4,015,000 aggregate principal amount of Senior Secured Notes and Warrants to purchase up to a total of 529,980 shares of Common Stock. In February 2006, all of the notes were exchanged for a new series of Senior Secured Debt as described below. No material terms of the notes changed other than the maturity date. The Notes were due and payable in full on the earlier to occur of (i) the closing of one or more equity financings generating gross proceeds in an aggregate amount of at least $9.0 million, or (ii) May 1, 2007. The Notes bore interest at an annual rate of 10.00% payable quarterly in arrears, on December 31, March 31, June 30 and September 30 of each year, beginning on December 31, 2005. The Notes were secured by a first-priority lien on substantially all of the Company's assets, and ranked pari passu in right of payment with all existing and future senior indebtedness of the Company, and senior in right of payment to any subordinated indebtedness. If an event of default on the Notes had occurred, the principal amount of the Notes, plus accrued and unpaid interest, if any, could have been declared immediately due and payable, subject to certain conditions set forth in the Notes. These amounts were to automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company.

As described below (see Note 9), in May 2006 all of these Notes were either repaid or were exchanged for shares of the Company's Series B Preferred Stock.

The Warrants are exercisable for a period of five years commencing as of their issuance date, at an exercise price of $0.01 per share. In connection with the sale and issuance of these securities, the Company and the investors entered into a Registration Rights Agreement, dated November 1, 2005, and subsequently amended on February 10, 2006, pursuant to which the Company agreed to use best efforts to include the shares of Common Stock issuable upon exercise of the Warrants on a registration statement filed by the Company with the Securities and Exchange Commission. The fair value of the Warrants was $1,187,422 on the issuance date. The value of the Warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 4.82%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of one and a half years. In accordance with APB Opinion 14, the fair value of the warrant issued to the investors of $1,187,422 was shown as a discount to the face value of the Senior Secured Notes on the balance sheet at the relative fair value of $923,450 and was also being amortized over 18 months, the term of the notes.

Chadbourn Securities, Inc. served as the Company's placement agent in connection with the offering in certain states in which Chadbourn is registered with the NASD as a broker/dealer (the "Chadbourn States"), and, for serving as such, received a cash fee from the Company of $307,340, and was issued warrants to acquire up to 134,600 shares of Common Stock at an exercise price of $2.50 per share and otherwise on the same terms as the Warrants sold to the investors. The Company also agreed to reimburse Chadbourn for its reasonable expenses incurred in connection with the offering. Chadbourn in turn has re-allowed a portion of these fees ($267,550 in cash and warrants to acquire up to 79,300 shares of Common Stock) to Northeast Securities, Inc., an NASD registered broker/dealer ("NES"), in connection with NES acting as a selling agent for the offering.

NES also received a cash fee from the Company equal to 8.0% of the principal amount of Notes sold in all non-Chadbourn States (for a total cash fee of $4,000) and warrants to acquire up to 2,000 shares of Common Stock. The Company also agreed to reimburse NES for its reasonable expenses incurred in connection with the offering.

In addition to the fees referred to above, the Company paid $10,000 in cash and issued Warrants to acquire up to 24,000 shares of Common Stock to third party finders.

The fair value of all of the 160,600 placement Warrants was $193,594. The value of the Warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 4.82%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of four years.

The debt offering cost of $514,934, consisting of cash of $321,340 and warrant value of $193,594 was shown as a current asset and was being amortized over 18 months. Upon repayment, all unamortized placement fees and warrant value was expensed as Financing Transaction Expense (see Note 2).

The Company's chief executive officer, worked with Cagan McAfee Capital Partners, LLC ("CMCP"); Laird Cagan, a Managing Director of CMCP, acted as a registered representative of Chadbourn in connection with this offering.

On February 10, 2006, the Company issued and sold $2,250,000 aggregate principal amount of its 10% Senior Secured Notes and Warrants to purchase up to an aggregate of 297,000 shares of the Company's Common Stock, to three accredited investors.

The Warrants are exercisable for a period of five years commencing as of their issuance date and have an exercise price of $0.01 per share. The fair value of the Warrants was $1,200,085 on the issuance date. The value of the Warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 4.82%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of one and a half years. The Notes were due and payable in full on the earlier to occur of (i) the closing of one or more equity financings generating gross proceeds in an aggregate amount of at least $9.0 million, or
(ii) August 10, 2007. The Notes bore interest at an annual rate of 10.00% payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. The Notes were secured by a first-priority lien on substantially all of the Company's assets, and ranked pari passu in right of payment with all existing and future senior indebtedness of the Company, and senior in right of payment to any subordinated indebtedness.

As described below (see Note 9), in May 2006 all of these Notes were either repaid or were exchanged for shares of the Company's Series B Preferred Stock.

In connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement on February 10, 2006, pursuant to which the Company agreed to use best efforts to include the shares of Common Stock issuable upon exercise of the Warrants on a registration statement filed by the Company with the Securities and Exchange Commission. The registration statement was declared effective December 4, 2006.

Chadbourn Securities, Inc. served as the Company's placement agent in connection with the offering, and, for serving as such, received a cash fee from the Company of $27,500. The Company also agreed to reimburse Chadbourn for its reasonable expenses incurred in connection with the offering.

In addition to the fees referred to above, the Company paid $5,000 in cash to third party finders.

The debt offering costs of $122,424, consisting of placement agent fees, finders fees, and legal and administrative fees was shown as a current asset and was being amortized over 18 months. In accordance with APB Opinion 14, the fair value of the warrants issued to the investors was shown as a discount to the face value of the Notes on the balance sheet at its relative fair value of $787,500 and was also being amortized over 18 months, the term of the notes. Upon repayment, all unamortized placement fees and warrant value was expensed as Financing Transaction Expense (see Note 4).

In connection with the February 6, 2006 transaction, the holders of the Company's 10% Senior Secured Notes issued November 1, 2005 described above exchanged their notes for debentures on a dollar-for-dollar basis. Therefore, at the conclusion of the transaction the Company had a total of $6,265,000 of Senior Secured Debt outstanding.

During the quarter ended March 31, 2006, the interest expense of $131,625 and the amortization of the offering costs of $78,266 and amortization of the warrants issued to the investors of $241,408 were capitalized as construction cost on the Anaheim facility. As the facility was considered completed at the beginning of the second quarter of 2006, interest expense and the amortization of the offering costs were expensed beginning in the second quarter of 2006.

On May 30, 2006, the Company completed the placement of Series B Cumulative Redeemable Convertible Participating Preferred Stock (Series B). Consistent with their contractual rights of participation, certain holders of the Senior Secured Debt elected to exchange their debt and accrued interest, or a portion thereof, into shares of Series B. The principal and accrued interest of the Senior Debt exchanged was $3,480,000 and $8,800, respectively. As required by the terms of the Notes, the balance of the Senior Debt of $2,785,000 and accrued interest thereon of $8,454 was repaid in full on May 30, 2006 with a portion of the proceeds of the sale of the Series B. As a consequence, all unamortized debt discount and offering costs were expensed (see Note 4).

As of December 31, 2006, no Senior Debt remained outstanding.

NOTE 9.  REDEEMABLE CONVERTIBLE PREFERRED STOCK

8% SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE PARTICIPATING PREFERRED STOCK

On April 28, 2005, the Company issued and sold 4,000,000 shares of its newly created 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock (the "Series A") and warrants (the "Warrants," and, together with the Series A Preferred, the "Securities") to purchase up to 400,000 shares of common stock of the Company. On May 9, 2005, the Company entered into a Securities Purchase Agreement whereby the Company issued and sold an additional 75,600 shares of Series A Preferred and Warrants to purchase up to 7,560 shares of common stock of the Company. The gross aggregate proceeds to the Company from the sale of the Securities was $10,189,000.

The certificate of determination governing the terms of the Series A provides for the Series A to convert into shares of common stock at a conversion rate of one-for one. In February 2006, however, the Company contractually agreed with the holders of the Series A to provide for an increase in this conversion rate upon subsequent issuances of shares of common stock (subject to specified exceptions) at a price less than 115% of the conversion rate in effect at the time of issuance. As a result of this agreement, on May 25, 2006 (the date the Company first issued shares of its Series B Preferred, as described below), the conversion rate was adjusted to approximately 1.18 shares of common stock for each one share of Series A.

The Company was required to apply the proceeds of the sale of the Securities primarily to the construction and operation of the Company's initial plant in Anaheim, California. The holders of the Series A currently have the right to elect a majority of the members of the Company's Board of Directors. This right will terminate, however, upon the first to occur of the Operational Date (generally defined as if and when the Company's initial plant in Anaheim, California first generates total operating cash flow of at least $672,000 for any consecutive three month period) or the date on which less than 50% of the shares of Series A remain outstanding.

Holders of Series A are entitled to receive cumulative dividends, payable quarterly in additional shares of Series A, at the rate of 8% per annum. This dividend rate was increased to 9% as of January 28, 2006 pursuant to the terms of the Series A as a result of the Company's failure to comply with certain registration rights provisions. As of December 5, 2006, the registration statement was declared effective and the dividend rate revered to 8%.

Each share of Series A is entitled to that number of votes equal to the number of whole shares of Common Stock into which it is convertible. In addition, so long as at least 50% of the shares of Series A remain outstanding, the Company is prohibited from taking certain actions without the approval of the holders of a majority of the outstanding shares of Series A.

The holders of a majority of the shares of Series A have the option to require the Company to redeem all outstanding shares of Series A on April 28, 2010 at a redemption price equal to $2.50 per share, plus accrued and unpaid dividends to that date. This amount will be equal to approximately $15 million. In the event the holders do not exercise this redemption right, all shares of Series A will automatically convert into shares of Common Stock on such date, as described below.

Because the Series A is redeemable at the end of five years, at the option of the holder, it has been classified as "mezzanine equity" on the balance sheet, in accordance with FAS 150, EITF Topic D 98 and ASR 268.

Each share of Series A will automatically convert into shares of Common Stock at the stated conversion rate (i) in the event the Company consummates an underwritten public offering of its securities at a price per share not less than $5.00 and for a total gross offering amount of at least $10 million, (ii) in the event of a sale of the Company resulting in proceeds to the holders of Series A of a per share amount of at least $5.00, (iii) in the event that the closing market price of the Common Stock averages at least $7.50 per share over a period of 20 consecutive trading days and the daily trading volume averages at least 75,000 shares over such period, (iv) upon the approval of a majority of the then-outstanding shares of Series A, or (v) unless the Company is otherwise obligated to redeem the shares as described above, on April 28, 2010.

Each holder has the right to convert its shares of Series A into shares of Common Stock at the stated conversion rate at any time.

The Warrants are exercisable for a period of five years commencing as of their issuance date, initially at an exercise price of $4.00 per share (which exercise price was subsequently revised as described below). The fair value of the Warrants was $1,328,066 on the issuance date. The value of the Warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 6.75%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 5 years. The value of the Warrants was deducted from the face amount of the Series A Preferred and is being amortized as dividends. In accordance with EITF 00-19, the value of the Warrants has been recorded as a liability until such time as the Company meets the registration obligation of the underlying shares. In accordance with SFAS 133, the warrant liability is adjusted at the end of each reporting period to its fair value, and the adjustment is classified as other income (expense). The Company recognized $1,079,721 and $709,412 of other income for the years ended December 31, 2006 and 2005, respectively. The Company met the registration obligation on December 4, 2006 and the warrant liability was eliminated through additional paid in capital. We are required to maintain effectiveness of the registration statement, and therefore, will analyze the need to recognize the liability in accordance with EITF 00-19-2, "Accounting for Registration Payment Agreements."

In accordance with EITF 98-5 and 00-27 it was determined that the Series A's effective conversion price was issued at a discount to fair value. The value of this discount, called a beneficial conversion feature, was determined to be $1,328,066. The beneficial conversion feature was deducted from the carrying value of the Series A and is amortized over five years. The amortization amount is treated consistent with the treatment of preferred stock dividends.

In connection with the issuance of the Securities, on April 28, 2005, the Company entered into a registration rights agreement granting the holders certain demand and piggyback registration rights with respect of the common stock issuable upon conversion of the Series A and exercise of the Warrants. The Company filed a registration statement with the SEC on August 4, 2005 to register these shares for resale. This registration statement was withdrawn on December 19, 2005. In May of 2006, the Company entered into an amended and restated registrations right agreement granting the Series A holders all the same rights received by the Series B holders. A new registration statement covering the resale of these shares has been filed. The registration statement was declared effective December 4, 2006. The registration rights agreement stipulated that if the registration statement was not declared effective by November 21, 2006, the Company had to pay 1 percent per month for a maximum of 6 months or 6 percent maximum. Between November 21, 2006 and December 4, 2006, the Company became obligated to pay the Series A Preferred Shareholders $50,000 in liquidated damages in the form of additional shares of Series A Preferred Stock. In connection with this transaction, certain of the Company's officers and significant shareholders (the "Locked Up Holders"), beneficially owning approximately 13 million shares of Common Stock, agreed that, subject to certain exceptions, they would not offer, sell, contract to sell, lend, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock with respect to which the holder has beneficial ownership until the earlier of 90 days following the conversion into Common Stock of at least 50% of the shares of Series A, or 90 days following the closing of a Qualified Public Offering (as defined in the registration rights agreement).

Chadbourn Securities, Inc. served as the Company's placement agent in connection with the offering, and for serving as such, received a cash fee from the Company of $375,000, and was issued warrants to acquire up to 244,536 shares of Common Stock at an exercise price of $2.50 per share and otherwise on the same terms as the Warrants sold to the investors. Laird Cagan, a Managing Director of CMCP, acted as a registered representative of Chadbourn in connection with this offering. Our chief executive officer also works for CMCP.

The fair value of the placement warrants was $861,852. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 6.75%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of four years. The value of the warrants was deducted along with the cash placement fees paid, $321,200, from the face value of the Series A.

The accounting for the Series A is as follows:

Gross proceeds                                                  $    10,189,000
Less: beneficial conversion feature                                  (1,328,066)
Less: offering costs                                                 (1,564,152)
Less: warrant value at issuance date                                 (1,328,066)
                                                                ----------------
Subtotal                                                              5,968,716
Cumulative amortization of the beneficial conversion Feature            442,687
Cumulative amortization of offering costs                               521,380
Cumulative amortization of warrant costs                                442,687
Cumulative in kind dividend                                           1,613,841
                                                                ----------------
Balance at December 31, 2006                                    $     8,989,311
                                                                ================

The consent of the holders of the Series A was required in order to consummate the issuance of the Senior Secured Debt discussed in Note 6 above. On February 6, 2006, the holders of the Series A gave such consent pursuant to a letter agreement with the Company (the "Series A Agreement"). Pursuant to the Series A Agreement, among other things, (i) the Company agreed to call a shareholders meeting to approve an amendment of certain provisions of the certificate of determination governing the terms of the Series A (including the change to the conversion rate described above), and (ii) the holders of Series A agreed to waive certain of their veto rights and contractual rights, in order to facilitate the Company's next round of financing. In consideration of the foregoing, the Company agreed to deliver to the holders of Series A warrants, ("Additional Warrants")to purchase up to a total of 407,560 shares of the Company's Common Stock at an exercise price of $0.01 per share. The Additional Warrants are exercisable for a period of five years commencing as of their issuance date. The fair value of the warrants, $1,647,250, was expensed during the quarter ended March 31, 2006 as financing expense (see Note 4). The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 4.82%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of five years.

On April 12, 2006, in connection with obtaining the consent of the holders of the Series A to the issuance of shares of the Company's Series B Preferred Stock described below, the Company agreed to increase the number of shares issuable upon exercise of the original Warrants from 407,560 shares to 1,018,900 shares ("New Warrants"), and to decrease the exercise price from $4.00 per share to $2.75 per share. The change in the estimated value calculated using the Black-Scholes option pricing model between the original Warrants and the New Warrants of $1,135,487 was charged to other expense during the second quarter of 2006. The value of the warrants was calculated with the following assumptions: average risk-free interest of 5.42%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 3 years.

In addition, the conversion price of the Series A was decreased. Following the guidance of FAS 123R, paragraph 35 for modification to equity instruments, the incremental value of the modification, computed as the difference between the fair value of the conversion feature at the new conversion price and conversion feature at the old conversion price on the modification date was deducted from earnings available to common stockholders as an effective dividend to preferred shareholders, following the presentation guidance in EITF Topic D-42. The change in the estimated value of the conversion feature using the Black-Scholes option pricing model between the original conversion price to the new conversion price was $3,065,931. The values of the conversion features were calculated with the following assumptions: average risk-free interest of 4.97%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70% and a term of 3 years.

8% SERIES B CUMULATIVE REDEEMABLE CONVERTIBLE PARTICIPATING PREFERRED STOCK

On May 25 and May 30, 2006, the Company issued and sold a total of 284,888 shares of its newly created 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock (the "Series B") and common stock purchase warrants. A portion of these securities were sold for $25,000,000 in cash and a portion were issued in exchange for the cancellation of $3,488,800 aggregate principal amount of Senior Debt (including accrued interest). Each share of Series B converts into 40 shares of common stock (subject to anti-dilution adjustments). The shares of Series B are convertible into a total of 11,395,520 shares of Common Stock and the warrants provide the holders with the right to purchase up to a total of 2,848,880 additional shares of common stock of the Company.

Holders of Series B are entitled to receive cumulative dividends, payable quarterly in additional shares of Series B, at the rate of 8% per annum. If the Company does not comply with certain registration rights provisions, the Company is subject to liquidated damages of 1% of the total purchase price for each month that the Company fails to so comply, for a maximum of 6%.

Each share of Series B is entitled to that number of votes equal to the number of whole shares of the Common Stock into which it is convertible. In addition, so long as at least 50% of the shares of Series B remain outstanding, the Company is prohibited from taking certain actions without the approval of the holders of a majority of the outstanding shares of Series B.

The holders of a majority of the shares of Series B have the option to require the Company to redeem all outstanding shares of Series B on April 28, 2010 at a redemption price equal to $100 per share, plus accrued and unpaid dividends to that date. This amount will be approximately $38 million. In the event the holders do not exercise this redemption right, all shares of Series B Preferred will automatically convert into shares of Common Stock on such date, as described below.

Because the Series B is redeemable at the end of four years, at the option of the holder, it has been classified as "mezzanine equity" on the balance sheet, in accordance with FAS 150, EITF Topic D 98 and ASR 268.

Each share of Series B will automatically convert into shares of Common Stock at the stated conversion rate (i) in the event the Company consummates an underwritten public offering of its securities at a price per share not less than $5.00 and for a total gross offering amount of at least $20 million, (ii) in the event of a sale of the Company resulting in proceeds to the holders of Series B Preferred of a per share amount of at least $200.00, (iii) in the event that the closing market price of the Common Stock averages at least $7.50 per share over a period of 20 consecutive trading days and the daily trading volume averages at least 75,000 shares over such period, (iv) upon the approval of a majority of the then-outstanding shares of Series B, or (v) unless the Company is otherwise obligated to redeem the shares as described above, on April 28, 2010.

Each holder has the right to convert its shares of Series B into shares of Common Stock at the stated conversion rate at any time (subject to certain restrictions in the event such conversion would result in the holder being the beneficial holder of more than 4.99% of the Company's outstanding shares of common stock).

The Warrants are exercisable for a period of five years commencing as of their issuance date, at an exercise price of $2.75 per share. The fair value of the warrants was $7,225,630. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 5.42%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 3 years. In accordance with APB Opinion 14, the fair value of the warrants issued to the investors is shown as a discount to the face value of the Series B at its relative fair value of $5,697,760. The warrant value was deducted from the carrying value of the Series B and is being amortized over 47 months. The amortization amount is treated consistent with the treatment of preferred stock dividends.

In accordance with EITF 98-5 and 00-27 it was determined that the Series B effective conversion price was issued at a discount to fair value. The value of this discount, called a beneficial conversion feature, was determined to be $18,207,102. The beneficial conversion feature was deducted from the carrying value of the Series B and is being amortized over 47 months. The amortization amount is treated consistent with the treatment of preferred stock dividends.

In connection with the issuance of the Series B and related warrants, the Company entered into registration rights agreements granting the holders of the Series B certain demand and piggyback registration rights with respect to the common stock issuable upon conversion of the Series B and exercise of the warrants. The Company filed a registration statement with the SEC to register these shares for resale. The registration statement was declared effective December 5, 2006. The registration rights agreement stipulated that if the registration statement was not declared effective by November 21, 2006, the Company had to pay 1 percent per month for a maximum of 6 months or 6 percent maximum. Per paragraph 16 of EITF 00-19, this was determined to be an economic settlement alternative. Therefore, the warrants have been classified as equity. Between November 21, 2006 and December 4, 2006, the Company became obligated to pay the Series B Preferred Shareholders approximately $134,000 in liquidated damages paid in The form of additional shares of Series B Preferred Stock.

In connection with this transaction, certain of the Locked-Up Holders agreed that, subject to certain exceptions, they would not offer, sell, contract to sell, lend, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock with respect to which the holder has beneficial ownership until the earlier of 90 days following the conversion into Common Stock of at least 50% of the shares of Series B, or 90 days following the closing of a Qualified Public Offering (as defined in the applicable registration rights agreement).

The Company used three placement agents in connection with the offerings of the Series B. The placement agents received cash fees from the Company of $2,275,043, and were issued warrants to acquire up to 869,180 shares of Common Stock at an exercise price of $2.75 per share and otherwise on the same terms as the Warrants sold to the investors.

Chadbourn Securities, Inc. served as one of three of the Company's placement agents in connection with the offering , and for serving as such, received a cash fee from the Company of $446,050, and was issued warrants to acquire up to 210,980 shares of Common Stock at an exercise price of $2.75 per share and otherwise on the same terms as the Warrants sold to the investors. These placement fees are included in the Fees discussed in the paragraph above. Laird Cagan, a Managing Director of CMCP, acted as a registered representative of Chadbourn in connection with this offering. Our chief executive officer also works for CMCP.

The fair value of the placement warrants was $2,224,903. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 5.42%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 4 years. The value of the warrants was deducted along with the cash placement fees paid and expenses, $2,359,035, from the face value of the Series B, and is being amortized over 47 months. The amortization amount is treated consistent with the treatment of preferred stock dividends.

The accounting for the Series B is as follows:

Gross proceeds                                                  $    28,488,800
Less: beneficial conversion feature                                 (18,207,102)
Less: offering costs                                                 (4,583,938)
Less: warrant value at issuance date                                 (5,697,760)
                                                                ----------------
Subtotal                                                                     --
Cumulative amortization of the beneficial conversion feature          3,126,303
Cumulative amortization of offering costs                               787,098
Cumulative amortization of warrant costs                                959,927
Cumulative in kind dividend                                           1,485,222
Converted to common stock                                              (841,012)
                                                                ----------------
Balance at December 31, 2006                                    $     5,517,538
                                                                ================

NOTE 10.  SHAREHOLDERS' EQUITY

Prior to the merger with Waste Solutions, Inc (WSI), WSI received $750,000 for the issuance of a promissory note and obtained a commitment for an additional $250,000 from an investor. The investor also received a warrant for the purchase of 133,333 shares of common stock for $0.01 per share in connection with these additional funds. These warrants were exercised in March of 2004. After the merger, the promissory note was exchanged for 500,000 shares of common stock in World Waste Technologies, Inc. In April 2004, the Company received the additional $250,000 for the purchase of an additional 166,667 shares of common stock. The relative fair value allocated to the warrant was $170,844 using the Black-Scholes calculation. The value of the warrant was estimated using the Black Scholes option pricing model with the following assumptions: average risk free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 4 years.

Prior to the merger of the Company with Voice Powered Technologies, Inc (VPTI), 500,000 shares of common stock were contributed to the Company by the founder of VPTI in connection with an agreement in which the founder sold approximately 1,000,000 other shares of common stock to accredited investors in a private sale.

During the second and third quarters ended June 30, 2004 and September 30, 2004 respectively, the Company obtained through a private placement an additional $3,093,910 from the sale of 2,311,872 shares of common stock, net of fees paid of $273,890 (2,245,206 of these shares were issued prior to the merger with VPTI on August 24, 2004). Under a Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to prepare and file a registration statement to register the resale of such shares within ninety days of completion of the Merger, August 23, 2004, and use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable. The registration statement was declared effective December 5, 2006.

During July 2004, the Company issued a warrant to a consultant for the purchase of 50,000 shares of common stock at an exercise price of $0.01 per share in consideration for investment banking, financial structuring and advisory services provided. The fair value of the warrant was $74,567. The value of the warrant was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 26.4%; and a term of 4 years. The fair value of the warrant was expensed during the year ended December 31, 2004. The warrant was exercised in full in September 2004.

Effective August 24, 2004, World Waste Technologies, Inc. was merged into VPTI. Prior to the merger with VPTI, the holders of the convertible promissory notes converted these notes into 1,193,500 shares of common stock of World Waste Technologies, Inc.

Subsequent to the merger with VPTI, during the third and fourth quarters of the year ended December 31, 2004, in connection with a private placement of securities, the Company sold 1,192,000 units; each unit comprised of one (1) share of common stock in the Company and warrants exercisable for 0.25 shares (298,000 shares) of common stock of the Company at an exercise price of $0.01 per share for 5 years. The fair value of the warrants was $742,222. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 1 to 4 years. The consideration paid for the units was $2.50 per unit, for aggregate net proceeds to the Company of $1,879,770. As of December 31, 2004, 152,000 of these warrants had been exercised for net proceeds to the Company of $1,520. Under the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to prepare and file a registration statement within ninety days of completion of the private placement and use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable registering the resale of the shares and shares underlying the warrants. The registration statement was declared effective December 5, 2006.

During the quarter ended June 30, 2005, in connection with private placements of unregistered securities, the Company raised gross proceeds of $3,387,000 by issuing 1,354,800 units (each unit comprised of one (1) share of common stock in the Company (1,354,800 shares of common stock) and warrants exercisable for 0.25 shares (338,700 warrants)) at a purchase price of $2.50 per unit. The warrants expire five years after the date of the sale of the shares and are exercisable at $0.01 per share, subject to adjustment. All of the warrants were exercised during the quarter ended March 31, 2005. The fair value of the warrants was $843,487. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.75%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of one year. Under the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to prepare and file a registration statement within ninety days of completion of the private placement and use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable registering the resale of shares and the shares underlying the warrants. The registration statement was declared effective December 5, 2006.

NOTE 11.  CAPITAL LEASE OBLIGATION

Capital Lease obligation is comprised as follows:

                                                  DECEMBER 31,     DECEMBER 31,
                                                      2006             2005
                                                 --------------   --------------
Capital Lease for Front End Loader, 34 monthly
  installments of $4,526, 31 payments were
  remaining at December 31, 2006, interest was
  imputed at 8.25%                               $     125,966    $          --
Less: Current portion                                   45,615               --
                                                 --------------   --------------
                                                 $      80,351    $          --
                                                 ==============   ==============

NOTE 12.  COMMITMENT AND CONTINGENCIES

The Company is obligated to pay BPI for technical services $20,000 per month until the first plant processes or is able to process waste equal to or in excess of the facility's design capacity and then $15,000 per month for five years. The Company has operating lease obligations for plant and office space of approximately:

Less than 1 year                                        $     253,000
more than 1 less than 3                                 $     441,000
more than 3 less than 5                                 $     402,000
after 5 years                                           $     519,000

As of December 31, 2006, the Company had in place two employment agreements, pursuant to which, the total annual salaries of the two contracts was $430,000. Each officer is entitled to receive 12 months salary and continuation of benefits in the event the Company terminates his agreement for other than "good cause" or the officer resigns from the Company for "good reason" (as such terms are defined in the agreements). In addition, each officer is entitled to 12 months salary and continuation of benefits in the event of disability or death during the term of his agreement. In February 2007, the contract with one of the officers was terminated but he continues to serve the Company in a consulting capacity. The Company's CEO is not under an employment contract.

NOTE 13.  RELATED PARTY TRANSACTIONS

In December 2003, the Company entered into an agreement, amended in March 2004, with Cagan McAfee Capital Partners, LLC ("CMCP"). The agreement provides for CMCP to provide advisory and consulting services and for NASD broker dealer, Chadbourn Securities Inc. ("Chadbourn"), to provide investment banking services to the Company.

The agreement calls for, among other things, the Company to pay to CMCP a monthly advisory fee of $15,000, increased to $20,000 beginning in September 2004. The total professional fees paid to CMCP for the year ended December 31, 2004 for advisory services was $200,000. In May 2005, the agreement was amended to provide for the payment to CMCP of a monthly advisory fee of $5,000 and the Company entered into a separate agreement with John Pimentel to pay him a monthly advisory fee of $15,000. In September 2005, John Pimentel was hired to serve as the Company's Chief Executive Officer, at which time his advisory agreement was terminated. We are no longer paying CMCP an advisory fee. CMCP's total monthly advisory fees for the year ended December 31, 2005 was $120,000. Prior to May 2005, John Pimentel was paid by CMCP to provide services to the Company. Subsequent to May 2005 and prior to his hiring as CEO, Mr. Pimentel was paid $60,000 for consulting services by the Company.

Chadbourn and Laird Q. Cagan, a registered representative of Chadbourn, acted as the placement agent (collectively, the "Placement Agent") for us in connection with the private placement of 3,923,370 shares of our common stock in 2004. In connection with those private placements, we paid the Placement Agent a commission of 8% of the price of all shares sold by it, or approximately $487,200. In addition, we paid the Placement Agent a non-accountable expense allowance (equal to 2% of the purchase price of the shares or approximately $90,000) and issued the Placement Agent, or its affiliates, warrants to purchase 392,337 of our common shares, at exercise prices between $1.00 and $2.50.

The values of the warrants, $369,245,were estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 4 years.

During 2005, the Placement Agent acted as the placement agent for us in connection with the private placement of 1,354,800 shares of our common stock and warrants to purchase 338,700 shares of our common stock, the private placement of 4,075,600 shares of our Series A Preferred Stock and warrants to purchase 407,560 shares of our common stock, and $4,015,000 aggregate principal amount of our senior secured promissory notes and warrants to purchase up to a total of 529,980 shares of Common Stock. In connection with those private placements, we paid the Placement Agent a commission of approximately $961,550. In addition, we paid the Placement Agent a non-accountable expense allowance of $267,740 and issued the Placement Agent, or its affiliates, warrants to purchase 548,486 of our common shares, at exercise price of $2.50. The values of the warrants, $756,247, were estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest rate 3.6% to 6.75%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 4 years (see Note 9).

During the quarter ended March 31, 2006, the Placement Agent acted as the placement agent for the Company in connection with the private placement of the Company's senior secured promissory notes and warrants to purchase up to a total of 297,000 shares of Common Stock. In connection with this private placement, the Company paid the Placement Agent a commission of $27,500 (see Note 8).

Chadbourn served as one of three of the Company's placement agents in connection with the offering of the Company's Series B Preferred Stock, and for serving as such, received a cash fee from the Company of $446,050, and was issued warrants to acquire up to 210,980 shares of Common Stock at an exercise price of $2.75 per share and otherwise on the same terms as the Warrants sold to the investors (see Note 9).

NOTE 14.  UNAUDITED QUARTERLY FINANCIAL INFORMATION

                                                                     Quarter Ended                                  Total
                                               -------------------------------------------------------------    --------------
                                                 March 31,      June 30,     September 30,     December 31,
                                                   2006           2006            2006             2006
                                               ------------   ------------   --------------   --------------
                                                                       (in thousand of dollars)
Revenue                                                 --    $        14    $          44    $          36     $          94
Gross Margin                                            --    $    (1,260)   $      (1,683)   $      (1,593)    $      (4,536)
Loss from operations                           $    (1,028)   $    (2,358)   $      (2,688)   $     (12,628)    $     (18,702)
Net loss                                       $    (2,780)   $    (8,579)   $      (1,638)   $     (11,960)    $     (24,957)
Net loss attributable to common shareholders   $    (3,321)   $   (10,086)   $      (4,869)   $     (15,319)    $     (33,595)
Basic and diluted net loss per share
  attributable to common shareholders          $     (0.14)   $     (0.41)   $       (0.19)   $       (0.60)    $       (1.34)

                                                                     Quarter Ended                                  Total
                                               -------------------------------------------------------------    --------------
                                                 March 31,      June 30,     September 30,     December 31,
                                                   2005           2005            2005             2005
                                               ------------   ------------   --------------   --------------
                                                                       (in thousand of dollars)
Revenue                                                 --             --               --               --                 0
Gross Margin                                            --             --               --               --                 0
Loss from operations                           $      (721)   $      (978)   $      (1,037)   $      (1,116)    $      (3,852)
Net loss                                       $      (722)   $      (561)   $        (589)   $      (1,207)    $      (3,079)
Net loss attributable to common shareholders   $      (722)   $      (921)   $      (1,010)   $      (1,660)    $      (4,313)
Basic and diluted net loss per share
  attributable to common shareholders          $     (0.04)   $     (0.04)   $       (0.04)   $       (0.06)    $       (0.18)

See management discussion and analysis for explanations of signification quarterly items effecting the quarterly fluctuations.


                                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                                          (a development stage company)

                                           CONSOLIDATED BALANCE SHEETS
                                                                          JUNE 30, 2007       DECEMBER 31, 2006
                                                                        -----------------    -------------------
ASSETS:                                                                    (UNAUDITED)
Current Assets:
  Cash and cash equivalents                                             $      1,893,855     $       14,330,840
  Short-term investments                                                       9,811,183                      -
  Accounts receivable                                                                  -                 12,517
  Prepaid expenses                                                               183,364                174,589
                                                                        -----------------    -------------------
Total Current Assets                                                          11,888,402             14,517,946
                                                                        -----------------    -------------------
Fixed Assets:
Machinery, equipment net of accumulated
  depreciation of $1,089,507 on 6/30/07 and
  $673,201 on 12/31/06.                                                        6,282,624              6,460,326
Construction in Progress                                                               -                114,238
Leasehold Improvements net of accumulated
  depreciation of $483,686 on 6/30/07 and
  $271,164 on 12/31/06.                                                        2,486,863              2,693,163
                                                                        -----------------    -------------------
Total Fixed Assets                                                             8,769,487              9,267,727
Other Assets:
  Deposit L/T                                                                     36,519                 36,519
  Patent license, net of accumulated
    amortization of $145,757 on
    6/30/07 and $88,591 on 12/31/06                                            1,208,848              1,266,014
                                                                        -----------------    -------------------
      TOTAL ASSETS                                                      $     21,903,256     $       25,088,206
                                                                        =================    ===================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
LIABILITIES:
Current Liabilities:
  Accounts payable                                                      $        446,654     $          503,752
  Accrued salaries payable                                                       113,225                136,635
  Capital lease S/T                                                               47,530                 45,615
  Accrued liabilities                                                            196,179                222,803
  Other liabilities                                                                    -                 23,183
                                                                        -----------------    -------------------
Total Current Liabilities                                                        803,588                931,988
                                                                        -----------------    -------------------

Long Term Liabilities:
  Capital lease L/T                                                               56,097                 80,351
                                                                        -----------------    -------------------

Total Long Term Liabilities                                                       56,097                 80,351
                                                                        -----------------    -------------------

      TOTAL LIABILITIES                                                          859,685              1,012,339
                                                                        -----------------    -------------------

      Convertible Redeemable preferred stock (See Note 5)                     18,575,969             14,506,849
                                                                        -----------------    -------------------

      Commitments and Contingencies (See Note 7)

STOCKHOLDERS' EQUITY (DEFICIT):
  Common Stock - $.001 par value: 100,000,000
    shares authorized, 26,924,968 and 25,412,662
    shares issued and outstanding at June 30, 2007
    and December 31, 2006, respectively.                                          26,924                 25,412

  Additional paid-in-capital                                                  55,052,560             51,179,469
  Deficit accumulated during development stage                               (52,609,579)           (41,635,863)
  Accumulated comprehensive income (loss)                                         (2,303)                     -
                                                                        -----------------    -------------------

      TOTAL STOCKHOLDERS' EQUITY                                               2,467,602              9,569,018
                                                                        -----------------    -------------------

TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND
  STOCKHOLDERS' EQUITY                                                  $     21,903,256     $       25,088,206
                                                                        =================    ===================

                 See accompanying notes to unaudited condensed consolidated financial statements.


                                                      F-30

                                    WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                        (FORMERLY WORLD WASTE OF AMERICA, INC.)
                                             (a development stage company)

                                    UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    SIX MONTHS        SIX MONTHS       JUNE 18, 2002
                                                                       ENDED             ENDED          INCEPTION TO
                                                                   JUNE 30, 2007     JUNE 30, 2006     JUNE 30, 2007*
                                                                  ---------------   ---------------   ---------------
GROSS REVENUE:                                                    $            -    $       14,327    $       93,784

  Disposal of rejects                                                                      (14,247)          (65,526)
  Plant operation cost                                                                    (664,809)       (2,720,922)
  Depreciation                                                                            (595,346)       (1,843,615)
                                                                  ---------------   ---------------   ---------------

Total cost of goods sold                                                       -        (1,274,402)       (4,630,063)
                                                                  ---------------   ---------------   ---------------

Gross Margin                                                                   -        (1,260,075)       (4,536,279)

G&A Expense
  Research and development                                            (1,749,875)         (120,000)       (2,791,155)
  General and administrative                                          (2,408,667)       (2,006,117)      (13,166,066)
  Asset impairment                                                                                        (9,737,344)
                                                                  ---------------   ---------------   ---------------

  Loss from operations                                                (4,158,542)       (3,386,192)      (30,230,844)
                                                                  ---------------   ---------------   ---------------

  Interest income (expense)                                              235,854          (274,616)          265,856
  Financing transaction expense                                                -        (7,442,426)       (7,442,426)
  Change in fair value of warrant liability                                    -          (255,796)                -
  Other income (expense)                                                       -                 -         1,789,133
                                                                  ---------------   ---------------   ---------------

  Net loss before provision for income tax                        $   (3,922,688)   $  (11,359,030)   $  (35,618,281)
                                                                  ---------------   ---------------   ---------------

  Income taxes                                                                 -                  -                -
                                                                  ---------------   ---------------   ---------------

  Net loss                                                            (3,922,688)      (11,359,030)      (35,618,281)
                                                                  ---------------   ---------------   ---------------

  Preferred stock dividend and amortization
    of beneficial conversion feature, warrant
    discount and offering costs                                       (7,051,028)       (2,048,261)      (16,923,772)
                                                                  ---------------   ---------------   ---------------

  Net loss attributable to common shareholders                    $  (10,973,716)   $  (13,407,291)   $  (52,542,053)
                                                                  ===============   ===============   ===============


  BASIC AND DILUTED NET LOSS PER SHARE                            $        (0.42)   $        (0.54)   $        (2.82)
                                                                  ===============   ===============   ===============

  WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
    USED IN CALCULATION                                               26,273,342        24,809,174        18,638,083
                                                                  ===============   ===============   ===============

*APPROXIMATELY $67,526 IN CONSULTING AND TRAVEL EXPENSES INCURRED PRIOR TO INCEPTION OF THE BUSINESS ON JUNE 18, 2002
ARE NOT INCLUDED.

                        See accompanying notes to unaudited consolidated financial statements.


                                                         F-31

                                             WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                 (FORMERLY WORLD WASTE OF AMERICA, INC.)
                                                      (a development stage company)

                                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                         ACCUMULATED
                                                           ADDITIONAL                                   COMPREHENSIVE
                                                            PAID IN      COMMON STOCK    ACCUMULATED       INCOME
                                 SHARES       DOLLARS       CAPITAL      SUBSCRIPTION      DEFICIT *       (LOSS)          TOTAL
                              ------------  -----------  -------------  --------------  --------------  -------------  -------------
                                                 $             $              $                $              $              $
Preformation expenses                                                                         (67,526)                      (67,526)
Formation - June 18, 2002       9,100,000          100         73,036                                                        73,136
Net Loss - 2002                                                                              (359,363)                     (359,363)
                              ------------  -----------  -------------  --------------  --------------  -------------  -------------
December 31, 2002               9,100,000          100         73,036                        (426,889)                     (353,753)
                              ============  ===========  =============  ==============  ==============  =============  =============

Additional paid in capital                                        100                                                           100
Common stock subscribed                                                       125,000                                       125,000
Net Loss - 2003                                                                              (804,605)                     (804,605)
                              ------------  -----------  -------------  --------------  --------------  -------------  -------------
December 31, 2003               9,100,000          100         73,136         125,000      (1,231,494)                   (1,033,258)
                              ============  ===========  =============  ==============  ==============  =============  =============

Merger with Waste Solutions,
  Inc.                          7,100,000           63          2,137                                                         2,200
Common stock subscriptions        125,000            1        124,999        (125,000)                                            -
Common stock and warrants net
  of offering cost prior to
  VPTI merger                   3,045,206           31      3,952,321                                                     3,952,352
Shares cancelled                 (500,000)          (5)             5                                                             -
Warrants issued                                               281,171                                                       281,171
Merger with VPTI                1,200,817       21,062        (21,062)                                                            -
Conversion of promissory notes  1,193,500           12      1,193,488                                                     1,193,500
Accrued Interest on notes
  forgiven                                                    135,327                                                       135,327
Common stock and warrants net
  of offering cost              1,460,667        1,461      2,865,462                                                     2,866,923
Amortization of stock options
  and warrants to employees
  and consultants                                             217,827                                                       217,827
Net loss - 2004                                                                            (2,496,188)                   (2,496,188)
                              ------------  -----------  -------------  --------------  --------------  -------------  -------------
December 31, 2004              22,725,190       22,725      8,824,811                      (3,727,682)                    5,119,854
                              ============  ===========  =============  ==============  ==============  =============  =============

Common stock and warrants net
  of offering cost              1,961,040        1,961      3,072,116                                                     3,074,077
Amortization of stock options
  and warrants to employees
  and consultants                                             654,220                                                       654,220
Dividend redeemable
  (Preferred Stock)                                           106,645                        (671,769)                     (565,124)
Warrants issued                                               861,853                                                       861,853
Bridge financing warrants                                   1,114,105                                                     1,114,105
Beneficial conversion feature
  on redeemable preferred
  stock                                                     1,328,066                                                     1,328,066
Amortization of beneficial
  conversion feature, warrant
  discount and offering costs
  on redeemable preferred stock                                                              (562,704)                     (562,704)
Net loss - December 2005                                                                   (3,078,917)                   (3,078,917)
                              ------------  -----------  -------------  --------------  --------------  -------------  -------------
December 31, 2005              24,686,230       24,686     15,961,816                      (8,041,072)                    7,945,430
                              ============  ===========  =============  ==============  ==============  =============  =============

Common stock and warrants net
  of offering cost                262,85           263          9,561                                                         9,824
Amortization of stock options
  and warrants to employees
  and consultants                                             989,252                                                       989,252
Dividend (Preferred Stock)                                    386,954                      (2,920,893)                   (2,533,939)
Warrants issued preferred
  stock                                                     1,647,250                                                     1,647,250
Bridge financing warrants                                     787,500                                                       787,500
Beneficial conversion feature
  - Series B                                               18,207,102                                                    18,207,102
Conversion of Series B
  preferred stock                 296,581          296        840,716                                                       841,012
Series B Investor & placement
  warrants                                                  7,922,663                                                     7,922,663
Series A Investor warrants                                  3,065,931                                                     3,065,931
Elimination of warrant
  liabilities                                                 674,420                                                       674,420
UAH stock for purchase of
  patent                          167,000          167        697,833                                                       698,000
Registration filing fees                                      (11,529)                                                      (11,529)
Amortization of beneficial
  conversion feature, warrant
  discount and offering costs
  on redeemable preferred stock                                                            (5,717,378)                   (5,717,378)
Net loss - 2006                                                                           (24,956,520)                  (24,956,520)
                              ------------  -----------  -------------  --------------  --------------  -------------  -------------
December 31, 2006              25,412,662       25,412     51,179,469                     (41,635,863)                    9,569,018
                              ============  ===========  =============  ==============  ==============  =============  =============

Common stock for services         103,340          103        259,397                                                       259,500
Warrant exercises                 199,320          199          1,795                                                         1,994
Amortization of stock options
  and warrants to employees
  and consultants                                             631,198                                                       631,198
Dividend (Preferred Stock)                                                                 (1,608,523)                   (1,608,523)
Conversion of Series B
  preferred stock               1,209,646        1,210      2,980,701                                                     2,981,911
Amortization of beneficial
  conversion feature, warrant
  discount and offering costs
  on redeemable preferred stock                                                            (5,442,505)                   (5,442,505)
Net loss - March 2007
  (Unaudited)                                                                              (3,922,688)                   (3,922,688)
Unrealized gain (loss) on short
  term
Investments held for sale                                                                                     (2,303)        (2,303)
                              ------------  -----------  -------------  --------------  --------------  -------------  -------------
June 30, 2007 (Unaudited)      26,924,968   $   26,924   $ 55,052,560   $           0   $ (52,609,579)  $     (2,303)  $  2,467,602
                              ============  ===========  =============  ==============  ==============  =============  =============

* During 2002, the Company issued $67,526 of Convertible Promissory Notes payable for preformation funds received and expended prior to Inception.

                                SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


                                                                F-32

                                    WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                        (FORMERLY WORLD WASTE OF AMERICA, INC.)
                                             (a development stage company)

                                    UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                    SIX MONTHS        SIX MONTHS       JUNE 18, 2002
                                                                       ENDED             ENDED          INCEPTION TO
                                                                   JUNE 30, 2007     JUNE 30, 2006     JUNE 30, 2007
                                                                  ---------------   ---------------   ---------------
Cash Flow from operating activities:                              $                 $                 $
     Net loss                                                         (3,922,688)      (11,359,030)      (35,618,281)

Adjustments to reconcile net loss to net cash used in operating activities:
     Impairment of assets                                                                                  9,737,344
     Depreciation and amortization                                       686,314           633,871         2,654,514
     Interest forgiveness                                                                                    135,327
     Warrant and common stock Issued for consulting                                                           84,566
     Amortization of warrants & options to employees                     631,198           520,867         2,492,496
     Fair value adjustment warrant liability                                               255,796        (1,789,134)
     Financial transaction expense                                                       7,442,426         7,442,426
     Amortization of offering cost                                                         252,277           252,277

Changes in operating assets and liabilities:
     Accounts receivable                                                  12,517                                   -
     Prepaid expenses/Emp. receivable                                     (8,775)          (23,837)         (183,364)
     Accounts payable                                                    (57,098)          148,905           446,654
     Accrued salaries                                                    (23,410)          (12,302)          113,225
     Accrued other liabilities                                           209,694           (53,133)          455,679
                                                                  ---------------   ---------------   ---------------
Net Cash used in operating activities                                 (2,472,248)       (2,194,160)      (13,776,272)
                                                                  ---------------   ---------------   ---------------

Cash flows from investing activities:
     Construction in progress                                                                             (4,043,205)
     Leasehold improvements                                               (6,222)                         (2,970,549)
     Deposits on equipment                                                                                (5,231,636)
     Purchase machinery & equipment                                     (147,025)       (3,109,258)       (8,176,512)
     Patient license                                                                       (20,000)         (440,890)
     Deposits                                                                               57,595           (36,519)
     Purchase of Short-term investments                               (9,813,486)                         (9,813,486)
                                                                  ---------------   ---------------   ---------------
     Net Cash used in investing activities                            (9,966,733)       (3,071,663)      (30,712,797)
                                                                  ---------------   ---------------   ---------------

Cash flows from financing activities:
     Redeemable preferred stock                                                         22,649,764        32,070,511
     Senior secured debt                                                                 2,000,000         6,265,000
     Repayment of senior secured debt                                                   (2,785,000)
     Senior secured debt offering cost                                                    (122,424)         (420,523)
     Payment of senior secured debt                                                                       (2,785,000)
     Warrants, common stock and
     Additional paid in capital                                            1,996             9,627        11,252,936
                                                                  ---------------   ---------------   ---------------
     Net Cash provided by financing activities                             1,996        21,751,967        46,382,924
                                                                  ---------------   ---------------   ---------------

Net increase in cash and cash equivalents                            (12,436,985)       16,486,142         1,893,855
Beginning cash and cash equivalents                                   14,330,840         2,864,377
                                                                  ---------------   ---------------   ---------------
Ending cash and cash equivalents                                       1,893,855        19,350,519         1,893,855
                                                                  ===============   ===============   ===============

Non-cash investing and financing activities:
     Interest (Paid) Received                                     $      236,207    $     (153,964)   $      266,209
     Income Taxes Paid                                                        --                --                --

*During 2002, the Company issued $67,526 of Convertible Promissory Notes payable for preformation funds received and expended prior to Inception.

*The company issued warrants to purchase 315,354 shares of common stock to the placement agent for services rendered in connection with the fund raising effort.

*The Company issued warrants to purchase 50,000 shares of common stock for consulting services in 2004 and 100,000 shares of common stock upon the exercise of a warrant in exchange for services rendered.

*The Company issued 1,193,500 shares of common stock upon conversion of the Convertible Promissory notes payable and accrued interest of $135,327.

*The Company issued warrants to purchase 250,000 shares of its common stock for a modification to the technology license agreement.

*During the six months ended June 30, 2006, upon completion of the plant in Anaheim, CA. all construction in progress was transferred to leasehold improvements and all deposits on equipment was transferred to machinery and equipment.

*During the six months ended June 30, 2007, the Company issued 103,340 shares in exchange for services rendered in
2006.

*During the six months ended June 30, 2007, the Company issued 1,209,646 shares of common stock in exchange for conversion of $1,609,731 of Preferred Series B stock.

*Short-term investments have been adjusted for unrealized losses of $2,303.

                         SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2007 AND 2006

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

      The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The Company is a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board, since it has not derived substantial revenues from its activities to date.

INTERIM FINANCIAL STATEMENTS

      The accompanying consolidated financial statements include all adjustments (consisting of only normal recurring accruals), which are, in the opinion of management, necessary for a fair presentation. Operating results for the six months ended June 30, 2007 are not necessarily indicative of the results to be expected for a full year. The consolidated financial statements should be read in conjunction with the Company's amended consolidated financial statements for the year ended December 31, 2006.

USE OF ESTIMATES

      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION

      Certain amounts for the year ended December 31, 2006 have been reclassified to conform with the presentation of the June 30, 2007 amounts. These reclassifications had no effect on reported net loss.

REVENUE RECOGNITION

      Revenue for receiving Municipal Solid Waste (MSW) is recognized when the MSW is delivered. Revenue for products sold, such as unbleached fiber, metals and aluminum, are recognized when the product is delivered to the customer.

      All shipping and handling costs are accounted for as cost of goods sold.

RESEARCH AND DEVELOPMENT

      Research and development costs are charged to operations when incurred.

INCOME TAXES

      The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." In accordance with SFAS No. 109, the Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and when temporary differences become deductible. The Company considers, among other available information, uncertainties surrounding the recoverability of deferred tax assets, scheduled reversals of deferred tax liabilities, projected future taxable income, and other matters in making this assessment.

      The Company adopted FIN 48 on January 1, 2007. There was no material impact on the Company's financial statements as a result of the adoption.

CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments with a maturity of three months or less when purchased, which are not securing any corporate obligations, to be cash equivalents.

SHORT TERM INVESTMENTS

      The Company determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. All investments held at June 30, 2007 are short-term available for sale securities. They are carried at quoted fair value, with unrealized gains and losses reported in shareholders' equity as a component of accumulated comprehensive income. The net unrealized loss of $2,303 recorded in shareholders' equity during the quarter ended June 30, 2007 was comprised of unrealized gains of $67 and unrealized losses of $2,370. Maturity dates of investments classified as available for sale securities range from February of 2008 to December of 2008.

CONCENTRATION OF CREDIT RISK

      The Company maintains its cash balances in a financial institution. Cash balances at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in connection with such accounts.

FIXED ASSETS

      Machinery and Equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful asset lives or for leasehold improvements or equipment installed in the Anaheim plant, over the remaining life of the lease, whichever is shorter. Due to the fact that at the time the assets were placed into service the lease had 8 years and two months remaining, all assets and leasehold improvements at the Anaheim facility are being depreciated over a maximum of 8 years and two months on a straight line basis. Maintenance and repairs are expensed as incurred.

      The Company completed the construction of its initial plant in Anaheim, California early in the second quarter of 2006. The Company placed into service and began depreciating the assets related to this facility in the second quarter of 2006.

      The assets at the Anaheim plant are comprised of two basic technologies; the front half of the plant consists of assets related to the Company's core patented technology related to "steam classification" and material separation and the back half of the plant consist of assets related to screening and cleaning of the cellulose biomass material to prepare it for sale to paper mills. During the plant start up phase, we confronted several issues, including an unexpected high level of biological oxygen demand from organic waste in the wastewater from the pulp screening and cleaning process. The Company decided not to make the capital improvements necessary to the Anaheim plant's wetlap process, or "back half" which the Company considers necessary in order to recover the carrying amount of the wetlap plant assets through projected future undiscounted cash flow from its operation. Consequently, the Company recorded a charge of $9,737,344 in 2006 which represented the net carrying value of the wetlap process (or "back half") equipment. The charge was equal to the carry cost of the assets of the wetlap process, net of accumulated depreciation. The Company did not record an impairment charge for the steam classification equipment (or "front half") of the plant because the Company intends to use that equipment in research and development activities as part of its development of alternative back end processes such as, but not limited to, gasification and acid hydrolysis and because it also believes that by making certain improvements to the plant, such as adding equipment for energy co-generation, and changing the use of the cellulose biomass mass from the wetlap process to another application, such as its use as a form of fuel, the future undiscounted cash flow from its operations might cover the capitalized cost.

      During the remainder of 2007, the Company plans to continue to operate primarily in the research and development mode. Consequently, depreciation of the "steam classification" equipment may be charged to research and development under FASB 2, "Accounting for Research and Development Costs."

      The Company capitalizes leases in accordance with FASB 13, "Accounting for Leases."

INTANGIBLES

      Intangible assets are recorded at cost.

      The Company's policy regarding intangible assets is to review such intangible assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the review indicates that intangible assets are not recoverable (i.e. the carrying amounts are more than the future projected undiscounted cash flows), their carrying amounts would be reduced to fair value.

      In April 2007, the Company filed a lawsuit against BPI alleging, among other things, breach of contract and negligence with respect to the construction of the vessels. The Company does not believe that this lawsuit affects the carrying value of the patent or sub-license. Therefore, the Company had no material impairment to its intangible assets during the six months ended June 30, 2007 or the year ended December 31, 2006.

REDEEMABLE CONVERTIBLE PREFERRED STOCK

      Convertible Preferred Stock which may be redeemable for cash at the determination of the holder is classified as mezzanine equity, in accordance with FAS 150 "Accounting for Certain Financial Instruments with Characteristics of Both Debt and Equity," EITF Topic D 98 and ASR 268, and is shown net of discounts for offering costs, warrant values and beneficial conversion features.

STOCK-BASED COMPENSATION

      As of June 30, 2007, the Company had two share-based compensation plans, which are described below. The compensation cost that has been charged against income for the plans was $446,090 and $231,703 for the three months ended June 30, 2007 and 2006 , respectively, and $631,198, $463,406 and $2,063,186 for the six months ended June 30, 2007 and 2006 and for the period from inception to June 30, 2007, respectively. Because the Company is in a net loss position, no income tax benefit has been recognized in the income statement for share-based compensation arrangements. As of June 30, 2007 and 2006, no share-based compensation cost had been capitalized as part of inventory or fixed assets.

      The Company's 2004 Incentive Stock Option Plan (the 2004 Plan), which is shareholder-approved, provides for the issuance by the Company of a total of up to 2.0 million shares of common stock and options to acquire common stock to the Company's employees, directors and consultants. The Company granted options to acquire 475,000 shares during the six months ended June 30, 2007 to employees, members of the board of directors and consultants. At June 30, 2007, there were 1,987,000 options outstanding under the Plan.

      In May of 2007 the board of directors approved the Company's 2007 Incentive Stock Plan (the 2007 Plan), which is not shareholder-approved. The 2007 plan provides for the issuance by the Company of a total of up to 6.0 million shares of common stock and options to acquire common stock to the Company's employees, directors and consultants. The Company granted options to acquire 2,856,000 shares during the quarter ended June 30, 2007 to employees, members of the board of directors and consultants. At June 30, 2007 they all were outstanding.

      The Company believes that such awards better align the interests of its employees with those of its shareholders. Option awards are generally granted with an exercise price equal to the market price of the Company's stock at the date of grant; those option awards generally vest based on 2 to 4 years of continuous service and have 10-year contractual terms. Certain option awards provide for accelerated vesting if there is a change in control (as defined in each Plan).

      The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the table below. Expected volatilities are based on the historical volatility of the Company's common stock from August 24, 2004 through the date of the respective grant. The Company uses historical data to estimate option exercise and employee terminations within the valuation model. The expected term of options granted was estimated using the simple method which the Company believes provides a reasonable estimation of the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the LIBOR rate at the time of grant.

                              SIX MONTHS ENDED           YEAR ENDED
                                JUNE 30, 2007         DECEMBER 31, 2006
                             ------------------      -------------------
Expected volatility                  75 %                     70 %
Expected dividends                    0 %                      0 %
Expected term (in years)          5.5 - 9.9                    4
Risk-free rate                   4.98% - 5.1%                4.64 %

EARNINGS PER SHARE

      The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants or convertible securities. Due to their anti-dilutive effect, common stock equivalents of 28,526,234, consisting of employee options of 4,843,000, investor warrants of 6,803,827, Preferred Series A of 5,777,119 and Preferred Series B of 11,102,288, were not included in the calculation of diluted earnings per share at June 30, 2007 and common stock equivalents of 25,364,807 were not included in the calculation of diluted earnings per share at June 30, 2006.

RECENT ACCOUNTING PRONOUNEMENTS

      The FASB issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements". This new standard provides guidance for using fair value to measure assets and liabilities and information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards which permit, or in some cases require, estimates of fair market value. SFAS 157 also expands financial statement disclosure requirements about a company's use of fair value measurements, including the effect of such measures on earnings. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. While the Company is currently evaluating the provisions of SFAS 157, the adoption is not expected to have a material impact on its consolidated financial statements.

      The FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115(SFAS No. 159). This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. The accounting provisions of SFAS No. 159 are effective for financial statements issued for fiscal years beginning after November 15, 2007. While the Company is currently evaluating the provisions of SFAS 159, the adoption is not expected to have a material impact on its consolidated financial statements.

NOTE 2.  GOING CONCERN

      The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had a net loss for the six months ended June 30, 2007 of $3,922,688 and an accumulated deficit of $52,609,579 at June 30, 2007. The Company expects to incur substantial additional losses and costs and capital expenditures before it can operate profitably. The ability to operate profitably is subject to resolving significant operating issues or developing other products. The Company's ability to accomplish this is dependent on successful research and development, engineering and obtaining of additional funding. If the Company is unsuccessful, it may be unable to continue as a going concern for a reasonable period of time. These issues raise substantial doubt about the Company's ability to continue as a going concern.

      There can be no assurance that the Company's research and development and engineering activities or any future efforts to raise additional debt and/or equity financing will be successful. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain successful operations.

NOTE 3.  LICENSE AGREEMENT

      On June 21, 2002, the Company entered into a U.S. technology sub-license agreement with Bio-Products International, Inc. (BPI), an Alabama corporation with respect to certain intellectual property and patented methods and processes. This agreement was amended on June 21, 2004 and again on August 19, 2005. The technology was designed to provide for the processing and separation of material contained in Municipal Solid Waste (MSW). This unique process treats MSW with a combination of time, temperature and steam pressure. Temperatures of several hundred degrees cook the material, and the pressure and agitation causes a pulping action. This combination is designed to result in a significant volume reduction, yielding high-density, cellulose biomass product that is ready for processing and/or market. The most recent patent includes the capturing of all Volatile Organic Compounds and was granted by the United States Patent and Trademark Office in October 2001.

      Through April 30, 2006, the University of Alabama in Huntsville ("UAH") owned the patent for this technology. On May 1, 2006, the Company acquired the patent from UAH for $100,000 and 167,000 shares of the Company's unregistered common stock valued at its fair value on the date of issuance of approximately $698,000. The patent reverts to UAH in the event of bankruptcy of the Company. This patent is licensed to BPI. The license to the patent in the United States was assigned to the Company. BPI is required to continue to make certain payments to the Company, as the patent owner, to maintain exclusivity to the patent for the technology. The Company does not expect royalty income from BPI to be material for the foreseeable future.

      The Company continues to exploit the technology covered by the Patent through the sublicense from the original licensee, BPI. By virtue of the acquisition of the Patent, the Company now owns all rights, title and interest in the Patent, subject to BPI's existing license, which in turn continues to sublicense the technology to the Company.

      During the start-up phase of the initial plant in Anaheim, California, the Company became aware of design issues related to the steam classification vessels that the Company intends to use in its operations. The steam vessels were designed and fabricated on the Company's behalf by BPI pursuant to a contract entered into with BPI in July 2004 and the sub-license agreement discussed above. The agreement also provides the Company with the rights to certain technology used in its process. The Company has been dissatisfied with the remediation of these issues by BPI and has proceeded to resolve them itself. Consequently, in April, 2007, the Company filed a lawsuit against BPI in the Superior Court of the State of California alleging, among other things, breach of contract and negligence with respect to the construction of the vessels. The Company is seeking monetary damages, among other relief sought.

NOTE 4.  INCOME TAXES

      On July 13, 2006, FASB Interpretation (FIN) No. 48, was issued. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. (FAS) 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

      We adopted FIN 48 effective January 1, 2007. As defined by Fin 48, unrecognized tax benefits related to expenses that are recognized for determining income for financial statement purposes but have not been included as expenses in the Company's tax provision, as the Company believes these expenses will be disallowed for tax purposes. As of the date of adoption, the Company had a total amount of unrecognized tax benefits of $8,626,344. Virtually all of this balance relates to Federal net operating losses the Company acquired in connection with its merger with Voice Powered Technology International, Inc. These losses are subject to significant limitations under Internal Revenue Code
Section 382 that will impact the Company's ability to utilize the net operating losses before they expire. As we provided for a 100% reserve against our deferred tax asset, the adoption of FIN 48 did not have a material effect on the financial statements. We have always excluded these net operating losses from the total available net operating losses we disclosed in our tax footnote.

      As of January 1, 2007, the amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate was $2,165. The recognition of this amount would be offset by a corresponding tax provision adjustment for an increase to the valuation allowance for deferred taxes related to net operating losses.

      We have historically classified interest and penalties on income tax liabilities as additional income tax expense and will continue to do so after the adoption of FIN 48. As of January 1, 2007, our statement of financial position did not include any accrued interest or penalties.

      As of January 1, 2007, it was reasonably possible that the total amount of our unrecognized tax benefits would decrease by approximately $500,000 to $600,000 within the following twelve months. This would result from the expiration of a Federal net operating loss carryforward from the 1994 tax year. This net operating loss carryforward is subject to the limitations mentioned above.

      As of January 1, 2007, we were not under examination by any major tax jurisdiction.

NOTE 5.  REDEEMABLE CONVERTIBLE PREFERRED STOCK

      The Company has outstanding two classes of Preferred Stock, Series A and Series B. Holders of both series of preferred stock are entitled to receive cumulative dividends, payable quarterly in additional shares of preferred stock, at the rate of 8% per annum as and if declared by the Board of Directors. The holders of a majority of each class of preferred shares have the option to require the Company to redeem all outstanding shares on April 28, 2010. In the event the holders do not exercise this redemption right, all shares of Series A and Series B will automatically convert into shares of Common Stock on such date.

      The warrant values, offering costs and beneficial conversion features of both classes of preferred stock have been treated as discounts to the carrying value of the preferred stock, and are being accreted through their redemption date under an acceptable method in accordance with EITF Topic D-98. For the Series B Preferred Stock the Company deemed the straight-line method was a preferable method, giving rise to a more appropriate distribution of the dividend recognition over the accretion period. The amortization costs are treated consistent with the treatment of preferred stock dividends.

                THE SUMMARY FOR THE SERIES A AND B IS AS FOLLOWS:

                                                     SERIES A              SERIES B              TOTAL
                                                -------------------  -------------------  -------------------
Gross proceeds                                  $       10,189,000   $       28,488,800   $       38,677,800
Cumulative in kind dividends                             2,087,379            2,623,425            4,710,804
Converted to common stock                                       --           (3,822,923)          (3,822,923)
                                                -------------------  -------------------  -------------------
Total outstanding                                       12,276,379           27,289,302           39,565,681

Unamortized beneficial conversion feature                 (838,412)         (11,686,928)         (12,525,340)
Unamortized offering costs                                (987,455)          (3,696,128)          (4,683,583)
Unamortized warrant value                                 (838,412)          (2,942,377)          (3,780,789)
                                                -------------------  -------------------  -------------------
Balance at June 30, 2007                        $        9,612,100   $        8,963,869   $       18,575,969
                                                ===================  ===================  ===================

NOTE 6.   CAPITAL LEASE OBLIGATION

         Capital Lease obligation is comprised as follows:

                                                    JUNE 30, 2007        DECEMBER 31, 2006
                                                ---------------------  --------------------
Capital Lease for Front End Loader, 35
  monthly installments of $4,526, 24
  payments were remaining at June 30, 2007,
  interest was imputed at 8.25%                 $            103,627   $           125,966
Less: Current portion                                         47,530                45,615
                                                ---------------------  --------------------
                                                $             56,097   $            80,351
                                                =====================  ====================

NOTE 7.  COMMITMENT AND CONTINGENCIES

      The Company is obligated to pay BPI for technical services $20,000 per month until the first plant processes or is able to process waste equal to or in excess of the facility's design capacity and then $15,000 per month for five years. Due to contract disputes with BPI, the Company suspended payments in January 2007 to BPI until the disputes are resolved. The Company has operating lease obligations for plant and office space of approximately:

      Less than 1 year                          $253,000
      more than 1 less than 3                   $428,000
      more than 3 less than 5                   $402,000
      after 5 years                             $469,000

      As of June 30, 2007, the Company had in place one employment agreement, pursuant to which the total annual salary was $224,000. The officer is entitled to receive 12 months salary and continuation of benefits in the event the Company terminates his agreement for other than "good cause" or the officer resigns from the Company for "good reason" (as such terms are defined in the agreements). In addition, the officer is entitled to 12 months salary and continuation of benefits in the event of disability or death during the term of his agreement.

      The Company's CEO is not under an employment contract.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling shareholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

        SEC registration fee....................      $      --
        Accounting fees and expenses............         20,000
        Legal fees and expenses.................         20,000
        Printing and related expenses...........         10,000
                                                      ----------
        Total...................................      $  50,000
                                                      ==========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that no officer or director shall be personally liable to our corporation or our stockholders for monetary damages except as provided pursuant to California law. Our bylaws and Articles of Incorporation also provide that we shall indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of our company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of our company, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with California law. The rights accruing to any person under our bylaws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by our bylaws or Articles of Incorporation.

In addition, we have entered into separate indemnification agreements, a form of which is attached hereto as Exhibit 10.1, with each of our directors and executive officers, which may be broader than the specific indemnification provisions of California law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by our directors or executive officers as a result of any proceedings against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act of 1933.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Commencing in 2003 and through August 24, 2004, World Waste Technologies, Inc., a privately held development stage company ("Old WWT"), issued and sold a total of 20,063,706 shares of its common stock to a number of individual and institutional investors for net proceeds of approximately $5.4 million. These proceeds were issued by Old WWT for general working capital purposes. All of the securities issued in the foregoing transactions were issued by Old WWT in reliance upon the exemption from registration available pursuant to Regulation D promulgated under Section 4(2) of the Securities Act, in that no more than a total of 35 investors in these offerings were not accredited, all of the non-accredited investors were furnished with the type of information required to be provided to non-accredited investors under Regulation D a reasonable time prior to the sale of the securities to them, Old WWT did not engage in any form of general solicitation or general advertising in connection with any of such transactions, each investor was provided with written disclosure prior to the sale that the securities being acquired have not been registered under the Securities Act and cannot be resold unless they are registered under the Securities Act or an exemption from registration is available, and a legend was placed on all of the certificates representing the shares acquired stating that such securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of such securities.

In June 2004, Old WWT issued warrants to purchase up to 250,000 shares of Old WWT's common stock at an exercise price of $1.50 per share to the owners of Bio-Products (all of whom were accredited investors), in consideration for their assistance in helping Old WWT obtain certain modifications to Old WWT's license agreement.

In July 2004, we issued a warrant to acquire up to 50,000 shares of our common stock at an exercise price of $0.01 per share, to a single accredited investor in exchange for consulting services.

On August 24, 2004, we completed the acquisition of 100% of the outstanding common stock of Old WWT in exchange for the issuance by us of 20,063,706 shares of our restricted common stock. All of these shares were issued by us in reliance upon the exemption from registration available pursuant to Regulation D promulgated under Section 4(2) of the Securities Act, in that no more than 35 shareholders of Old WWT were not accredited, all of the non-accredited investors were furnished with the type of information required to be provided to non-accredited investors under Regulation D a reasonable time prior to the issuance of our shares to them, we did not engage in any form of general solicitation or general advertising in connection with such issuance, each shareholder of Old WWT was provided with written disclosure prior to the issuance that the securities being issued have not been registered under the Securities Act and cannot be resold unless they are registered under the Securities Act or an exemption from registration is available, and we placed a legend on all of the certificates representing the shares issued stating that such securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of such securities..

During 2004, we issued warrants to acquire up to a total of 250,000 shares or our common stock at an exercise price of $1.00 per share to three of our executive officers, as compensation for services rendered. In December 2005, 150,000 of these options were repriced to an exercise price of $2.60 per share.

In 2004, we issued warrants to acquire up to 670,904 shares of our common stock at exercise prices ranging from $1.00 to $2.50 per share, to the placement agent for our private placements.

On September 24, 2004, we sold to one accredited investor 400,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for 0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $1,000,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On October 12, 2004, we sold to four accredited investors 284,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for 0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $710,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On December 14, 2004, we sold to five accredited investors 440,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for 0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $1,100,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On December 23, 2004, we sold to one accredited investor 10,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for
0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $25,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On December 29, 2004, we sold to three accredited investors 30,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for 0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $75,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

In 2004, we issued options to purchase a total of up to 157,000 shares of our common stock to one employee (who was an accredited investor) and one director.

During the six months ended June 30, 2005, we granted four employees (all of whom were accredited investors) options to acquire a total of up to 500,000 shares of our common stock at a weighted-average exercise price of $4.50 per share. In December 2005, these options were repriced to an exercise price of $2.60 per share.

During the six months ended June 30, 2005, we issued warrants to acquire up to 413,886 shares of our common stock at an exercise price of $2.50 per share to the placement agent for our private placements.

On January 10, 2005, we sold to one accredited investor 4,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for
0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $10,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On January 17, 2005, we sold to four accredited investors 24,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for 0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $60,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On February 8, 2005, we sold to one accredited investor 12,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for
0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $30,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On February 18, 2005, we sold to two accredited investors 810,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for 0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $2,025,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On February 23, 2005, we sold to two accredited investors 12,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for 0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $30,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On February 24, 2005, we sold to five accredited investors 134,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for 0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $335,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On March 3, 2005, we sold to six accredited investors 94,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for
0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $235,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On March 4, 2005, we sold to three accredited investors 88,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for
0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $220,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On March 9, 2005, we sold to four accredited investors 32,000 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for
0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $80,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On March 15, 2005, we sold to ten accredited investors 144,800 Units (each Unit comprised of one (1) share of our common stock and a warrant exercisable for
0.25 shares of our common stock) for $2.50 per Unit for gross proceeds of $362,000. The warrants are exercisable, in whole or in part, for five years following the date of sale. The proceeds of this offering were used by us for general working capital purposes.

On April 11, 2005, we executed an unsecured senior promissory note (the "Note") in favor of one institutional accredited investor providing for a loan by the investor to us of $750,000. The Note bore interest at an annual rate equal to 12% with interest payable at the time we paid the principal amount due on the Note. The Note was due in full on the earlier of (a) July 11, 2005 or (b) the closing date of an equity investment in the Company by the investor or its affiliates resulting in gross proceeds to us of at least $8,000,000. The net proceeds of the Note were used by us for working capital. The Note was repaid in full on April 28, 2005.

On April 18, 2005, we granted an option to purchase up to 350,000 shares of our common stock to our chief financial officer. The option has an exercise price of $4.45 per share and vests over five years.

On April 28, 2005, we sold 4,000,000 shares of our Series A Preferred Stock, together with five-year warrants to acquire up to 400,000 shares of our common stock at a price of $4.00 per share, to one institutional accredited investor, for gross proceeds of $10.0 million. The net proceeds to us were applied to the repayment of the Note, construction and operations of our initial plant, site identification, planning, permitting and designing of an additional plant, and general working capital purposes. For a description of the Series A Preferred Stock, please see the section entitled "Description of Securities." In May 2005, we sold an additional 75,600 shares of Series A Preferred Stock, together with 7,560 warrants, to one accredited institutional investor, on the same terms as described above.

On November 1, 2005, we sold $4,015,000 aggregate principal amount of our 10.0% senior secured promissory notes (the "November 2005 Notes"), together with five-year warrants to acquire up to 529,980 shares of our common stock at an exercise price of $0.01 per share, to a number of accredited investors. These notes were due and payable on the first to occur of (i) the closing of one or more equity financings generating gross proceeds to us of at least $9.0 million and (ii) May 1, 2007. The notes were secured by all of our assets and ranked senior in right of payment to our subordinated indebtedness. The proceeds of this offering were used to fund our ongoing business operations and other general corporate purposes. In connection with this offering, we issued warrants to acquire up to a total of 160,600 shares of our common stock at an exercise price of $2.50 per share to placement agents and finders, all of whom were accredited investors.

On November 1, 2005, we issued stock options to our outside directors to acquire a total of up to 300,000 shares of our common stock at an exercise price of $2.25 per share. These options were immediately exercisable but subject to vesting over a 24-month period.

On November 1, 2005, we issued options to several of our employees (all of whom were accredited investors) to acquire a total of up to 20,000 shares of our common stock at an exercise price of $2.25 share. These options were immediately exercisable but subject to vesting over three years.

In December 2005, we issued stock options to our outside directors to acquire a total of up to 340,000 shares of our common stock at an exercise price of $2.70 per share. These options were immediately exercisable but subject to vesting over a 24 month period.

On February 10, 2006, we sold $2,250,000 aggregate principal amount of our 10% senior secured debentures ("Debentures"), together with five-year warrants to acquire up to 297,000 shares of our common stock at an exercise price of $0.01 per share to three accredited investors. The Debentures were due and payable on the first to occur of (i) the closing of one or more equity financings generating gross proceeds of at least $9.0 million or (ii) 18 months from their issuance date. The Debentures were secured by all of our assets and ranked senior in right of payment to our subordinated debt. The proceeds of this offering were used to fund our ongoing business operations and for other general corporate purposes. As a condition to the financing, all of the holders of the November 2005 Notes were required to exchange such notes for Debentures.

On February 6, 2006, we issued warrants to acquire up to 407,560 shares of our common stock at an exercise price of $0.01 per share to holders of our Series A Preferred Stock (all of whom were accredited), as partial consideration for obtaining the consent of such holders to our issuance of the Debentures.

On May 25 and May 30, 2006, we sold 250,000 shares of our Series B Preferred Stock, together with five-year warrants to acquire up to 2.5 million shares of our common stock at a price of $2.75 per share, to a number of individual and institutional accredited investors. The net proceeds were used for general corporate purposes and to repay a portion of the Debentures. We issued an additional 35,000 shares of our Series B Preferred Stock, together with five-year warrants to acquire up to 350,000 shares of our common stock at an exercise price of $2.75 per share, to the holders of some of our Debentures (all of whom were accredited investors), in exchange for the cancellation of such Debentures. For a description of the Series B Preferred Stock, please see the section entitled "Description of Securities." In connection with this offering, we issued warrants to acquire up to a total of 865,180 shares of our common stock at an exercise price of $2.75 per share, to our placement agents.

In May 2006, as partial consideration for obtaining the consent of the holders of our Series A Preferred Stock to our issuance of Series B Preferred Stock, we agreed to decrease the conversion price of the Series A Preferred Stock from $2.50 per share to $2.125 per share and amended the terms of the warrants to acquire up to 407,560 shares of our common stock previously sold to the holders of Series A Preferred Stock by decreasing the exercise price of such warrants from $4.00 per share to $2.75 per share and by increasing the number of shares of common stock issuable upon exercise thereof to a total of 1,018,900 shares.

We are party to a registration rights agreement with each holder of our preferred stock. Pursuant to this agreement, we were required to file a registration statement covering the resale of the shares of common stock held by each such holder (including the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants held by such holder) and have such registration statement declared effective by November 21, 2006. Because this registration statement was not declared effective by November 21, 2006, we were obligated to issue each holder an amount equal to 1% of the purchase price of the shares of preferred stock held by such holder (payable in additional shares of preferred stock based on the original preferred stock purchase price) divided by 30, for each day following November 21, 2006 until the registration statement is declared effective. As a result of the foregoing, on October 1, 2007, we issued 22,640 shares of our Series A Preferred Stock (convertible into a total of 26,635 shares of our common stock, based on an assumed conversion date of May 31, 2008.) and 1,526 shares of our Series B Preferred Stock (convertible into a total of 68,040 shares of our common stock, based on an assumed conversion date of May 31, 2008).

No underwriters were involved in any of the transactions described above. All of the securities issued in the foregoing transactions were issued by us in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, in that the transactions involved the issuance and sale of our securities to financially sophisticated individuals or entities that were aware of our activities and business and financial condition and took the securities for investment purposes and understood the ramifications of their actions. We did not engage in any form of general solicitation or general advertising in connection with any of such transactions. Certain of the purchasers also represented that they were "accredited investors" as defined in Regulation D and, as described above, all investors that were not accredited investors were provided with information regarding our company a reasonable time prior to their purchase of our securities. All of the above investors represented to us that they were acquiring such securities for investment for their own account and not for distribution. All certificates representing the securities issued have a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred until properly registered under the Securities Act or an exemption applies.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

2.1 Agreement and Plan of Reorganization between Voice Powered Technology International, Inc., V-Co Acquisition, Inc. and World Waste Technologies, Inc., dated as of March 25, 2004. (1)

2.2 Amendment No. 1 dated August 24, 2004 to Agreement and Plan of Reorganization dated as of March 25, 2004 among Voice Powered Technology International, Inc., V-CO Acquisition, Inc. and World Waste Technologies, Inc. (2)

3.1            Amended and Restated Articles of Incorporation of the Registrant.
               (3)

3.2            Bylaws of the Registrant, as amended. (4)

3.3 Certificate of Determination of Rights, Preferences and Privileges of the Registrant's 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock. (5)

3.4 Certificate of Determination of Rights, Preferences and Privileges of the Registrant's 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock. (6)

4.1            Specimen Stock Certificate. (3)

4.2            Form of the Registrant's Warrant Agreement. (7)

5.1            Opinion of Troy & Gould Professional Corporation

10.1 Form of Indemnity Agreement entered into among the Registrant and its directors and officers. (8)

10.2           Form of Registration Rights Agreement. (2)

10.3           2004 Stock Option Plan. (3)

10.4           Form of Stock Option Agreement. (3)

10.5 Lease between World Waste of Anaheim, Inc., a wholly owned subsidiary of the Registrant, and Legacy Sabre Springs, LLC, dated as of March 10, 2004. (3)

10.6 Lease Agreement between World Waste of Anaheim, Inc. and Taormina Industries, LLC, dated as of July 14, 2004. (2)

10.7 Amendment No. 1 to Lease Agreement between World Waste of Anaheim, Inc. and Taormina Industries, LLC, dated as of March 17, 2005. (3)

10.8 Amendment No. 2 to Lease Agreement between World Waste of Anaheim, Inc. and Taormina Industries, LLC, dated as of July 27, 2005. (9)

10.9 Waste Recycle Agreement dated as of June 27, 2003 between World Waste of Anaheim, Inc. and Taormina Industries, LLC. (2)

10.10 Stock Purchase Warrant issued on May 10, 2004 by the Registrant to Thomas L. Collins. (2)

10.11 Stock Purchase Warrant issued on May 10, 2004 by the Registrant to Steve Racoosin. (2)

10.12 Stock Purchase Warrant issued on May 10, 2004 by the Registrant to Fred Lundberg. (2)

10.13 Stock Purchase Warrant issued on June 21, 2004 by the Registrant to Dr. Michael Eley. (2)

10.14 Stock Purchase Warrant issued on June 21, 2004 by the Registrant to Don Malley. (2)

10.15 Senior Promissory Note in favor of Trellus Management, LLC, dated April 11, 2005. (10)

10.16 Securities Purchase Agreement dated as of April 28, 2005 among the Registrant, Trellus Offshore Fund Limited, and Trellus Partners, LP, Trellus Partners II, LP. (5)

10.17 Form of Stock Purchase Warrant issued by the Registrant on April 28, 2005. (5)

10.18 Registration Rights Agreement dated as of April 28, 2005 among the Registrant, Trellus Offshore Fund Limited, Trellus Partners, LP, and Trellus Partners II, LP, a Delaware limited partnership and the individuals and entities set forth on the signature pages thereto. (5)

10.19 Employment Agreement dated as of April 28, 2005 between the Registrant and Thomas L. Collins. (5)

10.20 Employment Agreement dated as of April 28, 2005 between the Registrant and Fred Lundberg. (5)

10.21 Employment Agreement dated as of April 28, 2005 between the Registrant and Steve Racoosin. (5)

10.22 Employment Agreement dated as of April 28, 2005 between the Registrant and David Rane. (5)

10.23 Engagement Agreement dated as of April 28, 2005 between the Registrant and John Pimentel. (5)

10.24 Engagement Agreement dated as of April 28, 2005 between the Registrant and Cagan McAfee Capital Partners, LLC. (5)

10.25 Engagement Agreement dated as of April 28, 2005 between the Registrant and Chadbourn Securities, Inc. and Addendum dated April 29, 2005. (5)

10.26 Letter, dated as of May 26, 2005, from Trellus Offshore Fund Limited, Trellus Partners, LP, and Trellus Partners II, LP (the "Investors") to the Registrant, amending the terms of that certain Securities Purchase Agreement dated as of April 28, 2005 by and among the Investors and the Registrant. (11)

10.27 Patent Assignment Agreement dated as of May 1, 2006 between the Registrant and the University of Alabama in Huntsville. (12)

10.28 Assignment of Patent dated as of May 1, 2006 between the Registrant and the University of Alabama in Huntsville. (12)

10.29 Revised Amended and Restated Technology License Agreement dated August 19, 2005 between Bio-Products International, Inc. and the Registrant. (13)

10.30          Subscription Package dated October 7, 2005. (14)

10.31 Stock Purchase Warrant issued on November 1, 2005 by the Registrant to various investors. (14)

10.32          Form of Non-Qualified Stock Option Agreement. (14)

10.33          Form of Incentive Stock Option Agreement. (14)

10.34 Letter Agreement dated December 2, 2005 between the Registrant and Steve Racoosin. (15)

10.35 Amended and Restated Securities Purchase Agreement dated as of January 23, 2006 among the Registrant and the investors identified therein. (16)

10.36 Form of Common Stock Purchase Warrant dated February 10, 2006 issued by the Registrant. (16)

10.37 Form of 10% Senior Secured Debenture dated February 10, 2006 issued by the Registrant. (16)

10.38 Registration Rights Agreement dated as of February 10, 2006 among the Registrant and the investors identified therein. (16)

10.39 Security Agreement dated as of February 10, 2006 entered into among the Registrant and the investors identified therein. (16)

10.40 Form of Subsidiary Guarantee dated as of February 10, 2006 given by subsidiaries of the Registrant. (16)

10.41 Letter agreement dated February 6, 2006 among the Registrant and the investors identified therein. (16)

10.42 Securities Purchase Agreement dated as of May 25, 2006 between the Registrant and the purchasers named therein. (Series B - first offering) (21)

10.43 Securities Purchase Agreement dated as of May 25, 2006 between the Registrant and the purchasers named therein. (Series B - second offering) (21)

10.44 Form of Warrant issued to Placement Agents as partial compensation for acting as placement agent for the Registrant's April and May 2005 offerings of Series B Preferred Stock. (21)

10.45 Form of Warrant issued to Purchasers in Series B Preferred Stock offering. (21)

10.46 Amended and Restated Registration Rights Agreement dated as of May 25, 2006. (21)

10.47 Consulting Project Agreement dated as of October 1, 2006 between the Registrant and James Ferris. (18)

10.48 Employment Agreement dated as of November 4, 2006 between the Registrant and James Ferris. (19)

10.49 At-Will Employment Agreement dated as of May 15, 2007, between the Registrant and Matthew Lieb. (20)

10.50          2007 Stock Plan. (20)

10.51          Form of Option Grand Under 2007 Plan. (20)

21.1           Subsidiaries of the Registrant. (17)

23.1 Consent of Stonefield Josephson, Inc., independent registered public accounting firm.

23.2 Consent of Troy & Gould Professional Corporation (reference is made to Exhibit 5.1).

24.1           Power of Attorney.

----------------------
(1) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on March 29, 2004.

(2) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on August 30, 2004.

(3) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB filed on March 31, 2005.

(4) Incorporated by reference to Registrant's Registration Statement on Form SB-2, File No. 33-50506, effective October 20, 1993.

(5) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on May 4, 2005.

(6) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on June 2, 2006.

(7) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on September 30, 2004.

(8) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on November 5, 2004.

(9) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on August 2, 2005.

(10) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on April 15, 2005.

(11) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on June 1, 2005.

(12) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on May 5, 2006.

(13) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on August 23, 2005.

(14) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on November 7, 2005.

(15) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on December 9, 2005.

(16) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on February 16, 2006.

(17) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB filed on March 30, 2006.

(18) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on October 12, 2006.

(19) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on November 7, 2006.

(20) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on May 21, 2007.

(21) Incorporated by reference to Amendment Number 4 to the Registrant's Form SB-2 on Form S-1 filed on November 30, 2006.

ITEM 17.  UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for purposes of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)   The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on October 8, 2007.

                         WORLD WASTE TECHNOLOGIES, INC.

                           By: /s/ John Pimentel, CEO
                               ----------------------
                               John Pimentel, CEO



                                POWER OF ATTORNEY

The officers and directors of World Waste Technologies, Inc., whose signatures appear below, hereby constitute and appoint John Pimentel and David A. Rane and each of them, their true and lawful attorneys and agents, each with power to act alone, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement of World Waste Technologies, Inc. on Form S-1. Each of the undersigned does hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                                        DATE
---------                         -----                                        ----

/S/ John Pimentel                 Chief Executive Officer and Director         October 8, 2007
---------------------------       (principal executive officer)
John Pimentel

/s/ David Gutacker                Director                                     October 8, 2007
---------------------------
David Gutacker

/s/ James L. Ferris, Ph.D.        Director                                     October 8, 2007
---------------------------
James L. Ferris, Ph.D.

/s/ Sam Pina Cortez               Director                                     October 8, 2007
---------------------------
Sam Pina Cortez

/s/ Ross M. Patten                Director                                     October 8, 2007
---------------------------
Ross M. Patten

/s/ David Rane                    Chief Financial Officer
---------------------------       (principal financial and
David Rane                        accounting officer)                          October 8, 2007

                                                              EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

2.1 Agreement and Plan of Reorganization between Voice Powered Technology International, Inc., V-Co Acquisition, Inc. and World Waste Technologies, Inc., dated as of March 25, 2004. (1)

2.2 Amendment No. 1 dated August 24, 2004 to Agreement and Plan of Reorganization dated as of March 25, 2004 among Voice Powered Technology International, Inc., V-CO Acquisition, Inc. and World Waste Technologies, Inc. (2)

3.1            Amended and Restated Articles of Incorporation of the Registrant.
               (3)

3.2            Bylaws of the Registrant, as amended. (4)

3.3 Certificate of Determination of Rights, Preferences and Privileges of the Registrant's 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock. (5)

3.4 Certificate of Determination of Rights, Preferences and Privileges of the Registrant's 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock. (6)

4.1            Specimen Stock Certificate. (3)

4.2            Form of the Registrant's Warrant Agreement. (7)

5.1            Opinion of Troy & Gould Professional Corporation

10.1 Form of Indemnity Agreement entered into among the Registrant and its directors and officers. (8)

10.2           Form of Registration Rights Agreement. (2)

10.3           2004 Stock Option Plan. (3)

10.4           Form of Stock Option Agreement. (3)

10.5 Lease between World Waste of Anaheim, Inc., a wholly owned subsidiary of the Registrant, and Legacy Sabre Springs, LLC, dated as of March 10, 2004. (3)

10.6 Lease Agreement between World Waste of Anaheim, Inc. and Taormina Industries, LLC, dated as of July 14, 2004. (2)

10.7 Amendment No. 1 to Lease Agreement between World Waste of Anaheim, Inc. and Taormina Industries, LLC, dated as of March 17, 2005. (3)

10.8 Amendment No. 2 to Lease Agreement between World Waste of Anaheim, Inc. and Taormina Industries, LLC, dated as of July 27, 2005. (9)

10.9 Waste Recycle Agreement dated as of June 27, 2003 between World Waste of Anaheim, Inc. and Taormina Industries, LLC. (2)

10.10 Stock Purchase Warrant issued on May 10, 2004 by the Registrant to Thomas L. Collins. (2)

10.11 Stock Purchase Warrant issued on May 10, 2004 by the Registrant to Steve Racoosin. (2)

10.12 Stock Purchase Warrant issued on May 10, 2004 by the Registrant to Fred Lundberg. (2)

10.13 Stock Purchase Warrant issued on June 21, 2004 by the Registrant to Dr. Michael Eley. (2)

10.14 Stock Purchase Warrant issued on June 21, 2004 by the Registrant to Don Malley. (2)

10.15 Senior Promissory Note in favor of Trellus Management, LLC, dated April 11, 2005. (10)

10.16 Securities Purchase Agreement dated as of April 28, 2005 among the Registrant, Trellus Offshore Fund Limited, and Trellus Partners, LP, Trellus Partners II, LP. (5)

10.17 Form of Stock Purchase Warrant issued by the Registrant on April 28, 2005. (5)

10.18 Registration Rights Agreement dated as of April 28, 2005 among the Registrant, Trellus Offshore Fund Limited, Trellus Partners, LP, and Trellus Partners II, LP, a Delaware limited partnership and the individuals and entities set forth on the signature pages thereto. (5)

10.19 Employment Agreement dated as of April 28, 2005 between the Registrant and Thomas L. Collins. (5)

10.20 Employment Agreement dated as of April 28, 2005 between the Registrant and Fred Lundberg. (5)

10.21 Employment Agreement dated as of April 28, 2005 between the Registrant and Steve Racoosin. (5)

10.22 Employment Agreement dated as of April 28, 2005 between the Registrant and David Rane. (5)

10.23 Engagement Agreement dated as of April 28, 2005 between the Registrant and John Pimentel. (5)

10.24 Engagement Agreement dated as of April 28, 2005 between the Registrant and Cagan McAfee Capital Partners, LLC. (5)

10.25 Engagement Agreement dated as of April 28, 2005 between the Registrant and Chadbourn Securities, Inc. and Addendum dated April 29, 2005. (5)

10.26 Letter, dated as of May 26, 2005, from Trellus Offshore Fund Limited, Trellus Partners, LP, and Trellus Partners II, LP (the "Investors") to the Registrant, amending the terms of that certain Securities Purchase Agreement dated as of April 28, 2005 by and among the Investors and the Registrant. (11)

10.27 Patent Assignment Agreement dated as of May 1, 2006 between the Registrant and the University of Alabama in Huntsville. (12)

10.28 Assignment of Patent dated as of May 1, 2006 between the Registrant and the University of Alabama in Huntsville. (12)

10.29 Revised Amended and Restated Technology License Agreement dated August 19, 2005 between Bio-Products International, Inc. and the Registrant. (13)

10.30          Subscription Package dated October 7, 2005. (14)

10.31 Stock Purchase Warrant issued on November 1, 2005 by the Registrant to various investors. (14)

10.32          Form of Non-Qualified Stock Option Agreement. (14)

10.33          Form of Incentive Stock Option Agreement. (14)

10.34 Letter Agreement dated December 2, 2005 between the Registrant and Steve Racoosin. (15)

10.35 Amended and Restated Securities Purchase Agreement dated as of January 23, 2006 among the Registrant and the investors identified therein. (16)

10.36 Form of Common Stock Purchase Warrant dated February 10, 2006 issued by the Registrant. (16)

10.37 Form of 10% Senior Secured Debenture dated February 10, 2006 issued by the Registrant. (16)

10.38 Registration Rights Agreement dated as of February 10, 2006 among the Registrant and the investors identified therein. (16)

10.39 Security Agreement dated as of February 10, 2006 entered into among the Registrant and the investors identified therein. (16)

10.40 Form of Subsidiary Guarantee dated as of February 10, 2006 given by subsidiaries of the Registrant. (16)

10.41 Letter agreement dated February 6, 2006 among the Registrant and the investors identified therein. (16)

10.42 Securities Purchase Agreement dated as of May 25, 2006 between the Registrant and the purchasers named therein. (Series B - first offering) (21)

10.43 Securities Purchase Agreement dated as of May 25, 2006 between the Registrant and the purchasers named therein. (Series B - second offering) (21)

10.44 Form of Warrant issued to Placement Agents as partial compensation for acting as placement agent for the Registrant's April and May 2005 offerings of Series B Preferred Stock. (21)

10.45 Form of Warrant issued to Purchasers in Series B Preferred Stock offering. (21)

10.46 Amended and Restated Registration Rights Agreement dated as of May 25, 2006. (21)

10.47 Consulting Project Agreement dated as of October 1, 2006 between the Registrant and James Ferris. (18)

10.48 Employment Agreement dated as of November 4, 2006 between the Registrant and James Ferris. (19)

10.49 At-Will Employment Agreement dated as of May 15, 2007, between the Registrant and Matthew Lieb. (20)

10.50          2007 Stock Plan. (20)

10.51          Form of Option Grand Under 2007 Plan. (20)

21.1           Subsidiaries of the Registrant. (17)

23.1 Consent of Stonefield Josephson, Inc., independent registered public accounting firm.

23.2 Consent of Troy & Gould Professional Corporation (reference is made to Exhibit 5.1).

24.1           Power of Attorney.

----------------------
(1) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on March 29, 2004.

(2) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on August 30, 2004.

(3) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB filed on March 31, 2005.

(4) Incorporated by reference to Registrant's Registration Statement on Form SB-2, File No. 33-50506, effective October 20, 1993.

(5) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on May 4, 2005.

(6) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on June 2, 2006.

(7) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on September 30, 2004.

(8) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on November 5, 2004.

(9) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on August 2, 2005.

(10) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on April 15, 2005.

(11) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on June 1, 2005.

(12) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on May 5, 2006.

(13) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on August 23, 2005.

(14) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on November 7, 2005.

(15) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on December 9, 2005.

(16) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on February 16, 2006.

(17) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB filed on March 30, 2006.

(18) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on October 12, 2006.

(19) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on November 7, 2006.

(20) Incorporated by reference to the Registrant's Current Report on Form 8-K filed on May 21, 2007.

(21) Incorporated by reference to Amendment Number 4 to the Registrant's Form SB-2 on Form S-1 filed on November 30, 2006.